Exhibit 4.1

EXECUTION VERSION

TELESAT CANADA,
as Issuer

TELESAT LLC,
as Co-Issuer

Guarantors Party hereto,

THE BANK OF NEW YORK MELLON,
as Trustee

and

the NOTES COLLATERAL AGENTS PARTY HERETO

Indenture
Dated as of December 6, 2019

4.875% Senior Secured Notes due 2027

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APPENDIX & EXHIBITS

Rule 144A/Regulation S/IAI Appendix

EXHIBIT 1 to Rule 144A/Regulation S/IAI Appendix – Form of Note

EXHIBIT 2 to Rule 144A/Regulation S/IAI Appendix – Form of Transferee Letter of Representation

EXHIBIT A – Form of Supplemental Indenture

EXHIBIT B – Form of Incumbency Certificate

EXHIBIT C – Agreed Security Principles

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INDENTURE dated as of December 6, 2019 (this “Indenture”), among Telesat Canada, a Canadian corporation (the “Issuer” or “Company”), Telesat LLC, a Delaware limited liability company and a Wholly-Owned Subsidiary of the Issuer (the “Co-Issuer,” and together with the Issuer, the “Co-Issuers”), having its principal office at 160 Elgin Street, Suite 2100, Ottawa, Ontario, Canada K2P 2P7, and certain of the Issuer’s direct and indirect Subsidiaries (as defined below), each named in the signature pages hereto (each, a “Guarantor” and, collectively, the “Guarantors”), THE BANK OF NEW YORK MELLON (“BNY Mellon”), a New York banking corporation, as Trustee (in such capacity, the “Trustee”) and as a notes collateral agent, TMF Brasil Administração e Gestão de Ativos Ltda., as an on-shore notes collateral agent, and TMF Trustee Limited, as an on-shore notes collateral agent.

RECITALS OF THE COMPANY

The Co-Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) their 4.875% Senior Secured Notes due 2027 to be issued on the date hereof (the “Initial Notes”) and (ii) any additional notes (“Additional Notes” and, together with the Initial Notes, the “Notes”) that may be issued after the Issue Date.

Each Guarantor has duly authorized its Guarantee of the Initial Notes and to provide therefor each Guarantor has duly authorized the execution and delivery of this Indenture.

All things necessary have been done to make the Notes, when executed by the Co-Issuers and authenticated and delivered hereunder and duly issued by the Co-Issuers, the valid and legally binding obligations of the Co-Issuers and to make this Indenture a valid and legally binding agreement of the Co-Issuers, in accordance with their and its terms.

All things necessary have been done to make the Guarantees, upon execution and delivery of this Indenture, the valid obligations of each Guarantor and to make this Indenture a valid and legally binding agreement of each Guarantor, in accordance with their and its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of all Holders, as follows:

Article One

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101. Rules of Construction.

(a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and words in the singular include the plural and words in the plural include the singular;

(2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as herein defined);

(3) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(4) all references to Articles, Sections, Exhibits and Appendices shall be construed to refer to Articles and Sections of, and Exhibits and Appendices to, this Indenture;

(5) “or” is not exclusive;

(6) “including” means including without limitation;

(7) all references to the date the Notes were originally issued shall refer to the Issue Date; and

(8) all references, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Amounts (as herein defined).

Section 102. Definitions.

“Acceptable Commitment” has the meaning specified in Section 1018 of this Indenture.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to the Issuer and its Subsidiaries therein were to such Pro Forma Entity and its Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

“Acquired Entity or Business” has the meaning provided in the definition of the term “Consolidated EBITDA.”

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act,” when used with respect to any Holder, has the meaning specified in Section 105 of this Indenture.

“Additional Amounts” has the meaning specified in Section 1022 of this Indenture.

“Additional Notes” means any Notes issued by the Company pursuant to Section 312.

“Adjusted Net Assets” has the meaning specified in Section 1205 of this Indenture.

“Advance Offer” has the meaning specified in Section 1018 of this Indenture.

“Advance Portion” has the meaning specified in Section 1018 of this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning specified in Section 1013 of this Indenture.

“After-Acquired Property” means property (other than Excluded Assets) acquired by the Issuer, the Co-Issuer or a Guarantor that is not automatically subject to a perfected security interest under the Security Documents, which the Issuer, Co-Issuer or such Guarantor will provide a first priority lien over such property (or, in the case of a new Guarantor, such of its property) in favor of the applicable Notes Collateral Agent and deliver certain certificates and opinions in respect thereof, all as and to the extent required by Section 1023 of this Indenture or the Security Documents.

“Agent” means any Note Registrar, co-registrar, transfer agent, Paying Agent or additional paying agent.

“Agreed Security Principles” shall mean:

(i) no Lien or provision of a guarantee by any Person organized outside the United States or Canada shall be made that would:

(a) result in any breach of corporate benefit, financial assistance, capital preservation, fraudulent preference, thin capitalization rules, retention of title claims or any other law or regulation (or analogous restriction) of the jurisdiction of organization of such Person;

(b) result in any risk to the officers or directors of such Person of a civil or criminal liability; or

(c) result in a Lien being granted over assets, the acquisition of which was financed from a subsidy of payments, the terms of which prohibit any assets acquired with such subsidy or payment being used as collateral; provided if the Senior Credit Facilities are outstanding, the Senior Credit Facilities Collateral Agent consents to such exclusion (such consent not to be unreasonably withheld).

(ii) It is expressly acknowledged that in certain jurisdictions (a) it may be impossible or impractical (including for legal and regulatory reasons) to grant guarantees or create security over certain categories of assets in which event such guarantees will not be granted and security will not be taken over such assets or (b) it may take longer than agreed to grant guarantees or create security over certain categories of assets, in which event the timing for obtaining such guarantees or security may be extended as reasonably agreed by the Senior Credit Facilities Collateral Agent; provided that, in each case with respect to subclauses (a) and (b), the relevant Guarantor has exercised due diligence and reasonable efforts in providing such guarantees or security.

(iii) [Reserved].

(iv) Each Security Document relating to assets or stock of a United States or Canadian telecommunications carrier (as defined in the Telecommunications Act (Canada)) will contain provisions substantially in accordance with Exhibit C hereto and shall be deemed to include such provisions whether or not actually included.

“Ancillary Agreement” means the Ancillary Agreement, dated as of August 7, 2007, among Loral, Skynet, PSP and the Issuer, as amended.

“Applicable Amount” means the sum of (A) (x) cumulative Consolidated EBITDA from and after October 1, 2016, to the most recently completed fiscal quarter for which internal financial statements are available immediately preceding the date of the proposed action (for the avoidance of doubt, such cumulative Consolidated EBITDA shall include the Consolidated EBITDA for any such quarters, whether negative or positive) minus (y) 1.4 times Cumulative Interest Expense plus (without duplication) (B):

(1) the aggregate net cash proceeds, and the Fair Market Value of marketable securities or other property other than cash, received by the Issuer from the issue or sale (other than to a Restricted Subsidiary) of any class of Equity Interests, including Retired Capital Stock, in the Issuer after November 17, 2016, other than (A) Disqualified Stock, (B) Equity Interests to the extent the net cash proceeds therefrom are applied as provided for in clause (4) of the second paragraph of Section 1010, (C) Refunding Capital Stock and (D) Excluded Contributions; plus

(2) 100% of any cash and the Fair Market Value of marketable securities or other property other than cash received by the Issuer as a capital contribution from its shareholders subsequent to November 17, 2016 other than any Excluded Contributions; plus

(3) the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock, of the Issuer or any Restricted Subsidiary issued after November 17, 2016 (other than any such Indebtedness or Disqualified Stock to the extent issued to a Restricted Subsidiary), which has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock); plus

(4) to the extent not already included in Consolidated EBITDA, 100% of the aggregate amount of cash and the Fair Market Value of marketable securities or other property other than cash received by the Issuer or a Restricted Subsidiary since November 17, 2016 from (A) Investments (other than Cash Equivalents), whether through interest payments, principal payments, returns, profits, distributions, income and similar amounts, dividends or other distributions, repayments and payments, or the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) thereof made by the Issuer and its Restricted Subsidiaries and (B) cash dividends from, or the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of, an Unrestricted Subsidiary; plus

(5) if any Unrestricted Subsidiary is or was redesignated as a Restricted Subsidiary after November 17, 2016, the Fair Market Value of all Investments by the Issuer and its Restricted Subsidiaries after November 17, 2016 in such Unrestricted Subsidiary as determined in good faith by the Board of Directors of the Issuer at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent such Investment constituted a Permitted Investment or was made pursuant to clause (14) of the second paragraph of Section 1010; plus

(6) US$100,000,000;

less the amount of any Applicable Amount applied pursuant to any permitted usage under this Indenture.

“Applicable Collateral Limitations” has the meaning specified in Section 1023 of this Indenture.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of the Note; and

(2) the excess, if any, of:

(a) the present value at such Redemption Date of (i) the redemption price of the Note at the First Call Date (such redemption price being set forth in the table appearing in Section 1101), plus (ii) all required interest payments due on the Note through the First Call Date (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b) the principal amount of the Note.

“Applicable Premium Deficit” has the meaning specified in Section 401(1)(B) of this Indenture.

“APT Security Agreement” means, collectively, (a) the APT Parental Guarantee dated as of December 23, 2015, as amended, by and among APT Satellite Holdings Limited and Telesat International Limited and (b) the Declaration of Trust, dated as of February 5, 2016, as amended, by Telesat International.

“APT Transponders” shall mean those transponders subject to (a) that Satellite Transponder Agreement dated as of August 26, 2003 between APT Satellite Company Limited and Loral Orion, Inc. (as assigned to Telesat Satellite LP), as amended as of November 16, 2003 or (y) that Satellite Transponder Agreement dated as of December 23, 2015 between APT Satellite Company Limited and Telesat International Limited.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease Back Transaction) of the Issuer or any Restricted Subsidiary (each referred to in this definition as a “disposition”), or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than preferred stock issued pursuant to Section 1011), whether in a single transaction or a series of related transactions, in each case, other than:

(a) a disposition of cash or Cash Equivalents, obsolete or worn out property or equipment, inventory, Excluded Satellites or other assets that in the reasonable judgment of the Issuer are no longer useful in the conduct of the business of the Issuer and its Restricted Subsidiaries and that in each case are disposed of in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer or any of the Restricted Subsidiaries in a manner permitted pursuant to Article Eight or any disposition that constitutes a Change of Control pursuant to this Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 1010;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate Fair Market Value not exceeding US$25,000,000 for any such transaction or series of transactions;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to the Co-Issuer or a Guarantor;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures on or expropriations of assets;

(j) any financing transaction with respect to property built, repaired, improved or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations, permitted by this Indenture;

(k) any Event of Loss;

(l) dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business and consistent with past practice;

(m) any transfer of transponders or the corresponding interest in the common elements on the Telstar 18 VANTAGE satellite to APT Satellite Company Limited (“APT”) or its affiliates effected pursuant to a Satellite Transponder Agreement dated as of December 23, 2015 between Telesat International Limited and APT or a letter agreement dated December 31, 2015 between Telesat International Limited and APT, as amended from time to time;

(n) the granting of a Lien permitted under Section 1012;

(o) contractual arrangements under long-term contracts with customers entered into by the Issuer and the Restricted Subsidiaries in the ordinary course of business which are treated as sales for accounting purposes; provided that there is no transfer of title in connection with such contractual arrangement;

(p) additional dispositions of assets (taken together with all such dispositions made pursuant to this clause (p)) since the Issue Date with an aggregate Fair Market Value not exceeding US$50,000,000;

(q) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business or that is immaterial;

(r) the unwinding or termination of any Swap Agreement (unless entered into for speculative purposes) and allowing for the expiration of any options agreement with respect to any real property or personal property;

(s) the disposition of any of the property or assets of The SpaceConnection, Inc. or Infosat Communications LP; and

(t) any Spectrum Repurposing.

In the event that a transaction (or any portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, the Issuer, in its sole discretion, shall be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale and/or one or more of the types of permitted Restricted Payments or Permitted Investments.

“Asset Sale Offer” has the meaning specified in Section 1018 of this Indenture.

“Attorney Costs” means and includes all reasonable and documented or invoiced fees, expenses and disbursements of any law firm or other external counsel.

“Authentication Order” has the meaning specified in Section 906 of this Indenture.

“Authorized Officers” has the meaning specified in Section 603(13) of this Indenture.

“Bankruptcy Law” means the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up Restructuring Act (Canada), Title 11, United States Bankruptcy Code of 1978 the Companies Act 1931 of the Isle of Man, Law No. 11,101, of February 9, 2005 (Brazil), or any similar federal, state, provincial or foreign law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Base Currency” has the meaning specified in Section 118(a)(i) of this Indenture.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Board Resolution” means, with respect to the Issuer or the Co-Issuer, a duly adopted resolution of the Board of Directors of the Issuer or the Co-Issuer, as applicable, or any committee thereof.

“Business Day” means each day which is not a Legal Holiday.

“Brazilian Collateral Agent” means TMF Brasil Administração e Gestão de Ativos Ltda., until a successor replaces it and, thereafter, means the successor.

“Brazilian Security Documents” means (a) a Brazilian law governed Quota Pledge Agreement among Telesat Brazil Holdings LLC, Telesat International, L.L.C., the Brazilian Collateral Agent, the Senior Credit Facilities Collateral Agent, and, as intervening party, Telesat Space Participações Ltda.; (b) a Brazilian law governed Quota Pledge Agreement among Telesat Space Participações Ltda., Telesat Brazil Holdings LLC, the Brazilian Collateral Agent, the Senior Credit Facilities Collateral Agent, and, as intervening party, Telesat Brasil Capacidade de Satélites Ltda.; (c) a Brazilian law governed Quota Pledge Agreement among Telesat Canada, Telesat Brazil Holdings LLC, the Brazilian Collateral Agent, the Senior Credit Facilities Collateral Agent, and, as intervening party, Telesat Brasil Ltda.; and (d) a Brazilian law governed Quota Pledge Agreement among Telesat Brasil Ltda., Telesat Brazil Holdings LLC, the Brazilian Collateral Agent, the Senior Credit Facilities Collateral Agent, and, as intervening party, Telesat Serviços de Telecomunicação Ltda.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) securities or obligations issued or unconditionally guaranteed by the United States government, the Government of Canada or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof;

(2) securities or obligations issued by any state of the United States of America, any province of Canada or any political subdivision of any such state or province, or any public instrumentality thereof, having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);

(3) commercial paper and variable or fixed rate notes issued by any lender under the Senior Credit Facilities or any bank holding company owning any lender under the Senior Credit Facilities or any variable rate notes issued by, or guaranteed by, any domestic corporation not an Affiliate of the Issuer rated (x) A-1 (or the equivalent thereof) or better by S&P, or (y) P-1 (or the equivalent thereof) or better by Moody’s, and maturing within one year of the date of acquisition;

(4) commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(5) domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any lender under the Senior Credit Facilities or any other bank having combined capital and surplus of not less than US$250,000,000 in the case of domestic banks and US$100,000,000 (or the U.S. dollar equivalent thereof) in the case of foreign banks;

(6) auction rate securities rated at least Aa3 by Moody’s and AA- by S&P (or, if at any time either S&P or Moody’s shall not be rating such obligations, an equivalent rating from another nationally recognized rating service);

(7) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (1), (2) and (5) above entered into with any bank meeting the qualifications specified in clause (5) above or securities dealers of recognized national standing;

(8) repurchase obligations with respect to any security that is a direct obligation or fully guaranteed as to both credit and timeliness by the Government of Canada or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the Government of Canada, in either case entered into with any Canadian I or II bank or any trust company (acting as principal);

(9) repurchase agreements with a term of not more than one year with a bank or trust company (including any of the lenders under the Senior Credit Facilities) or recognized securities dealer having capital and surplus in excess of US$250,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Issuer or one or more of its Restricted Subsidiaries shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100.0% of the amount of the repurchase obligations;

(10) marketable short-term money market and similar funds (x) either having assets in excess of US$250,000,000 or (y) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service in the United States);

(11) shares of investment companies that are registered under the Investment Company Act of 1940 and 95% of the investments of which are one or more of the types of securities described in clauses (1) through (10) above;

(12) any other investments used by the Issuer and its Restricted Subsidiaries as temporary investments permitted by the Trustee in writing in its sole discretion; and

(13) in the case of investments by the Issuer or any Subsidiary organized or located in a jurisdiction other than the United States (or any political subdivision or territory thereof), or in the case of investments made in a country outside the United States of America, other customarily utilized high-quality investments in the country where such Subsidiary is organized or located or in which such Investment is made, all as reasonably determined in good faith by the Issuer.

“Cash Management Obligations” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements) provided by any cash management bank to the Issuer or any of its Restricted Subsidiaries, including obligations for the payment of agreed interest and reasonable fees, charges, expenses, Attorney Costs and disbursements in connection therewith.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Issuer or any company that holds directly or indirectly more than 50% of the total voting power of the Voting Stock of the Issuer.

Notwithstanding the foregoing, at any time in connection with, or after, a Qualified IPO, a transaction in which the Issuer becomes a Subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change of Control if (a) the shareholders of the Issuer immediately prior to such transaction beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly through one or more intermediaries, more than 50% of the total voting power of the outstanding Voting Stock of the Issuer, immediately following the consummation of such transaction or (b) immediately following the consummation of such transaction, no Person (within the meaning of Section 13(d)(3) of the Exchange Act, or any successor provision), other than such Person or its direct or indirect Subsidiaries (including, in each case, the holders of the Equity Interests of such other Person) or the Permitted Holders, beneficially owns (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Issuer.

In addition, notwithstanding the preceding or any provision of Section 13(d) or 14(d) of the Exchange Act (or any successor provision), (i) a Person, entity or “group” shall not be deemed to beneficially own securities subject to an equity or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement, (ii) if any “group” includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Issuer beneficially owned, directly or indirectly, by any Permitted Holders that are part of such “group” shall not be treated as being beneficially owned by any other member of such “group” for purposes of determining whether a Change of Control has occurred and (iii) a Person, entity or “group” will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock of such parent entity. For purposes of this definition, except with respect to clause (1) of this definition hereunder, and any related definition to the extent used for purposes of this definition, at any time when more than 50.0% of the total voting power of the Voting Stock of the Issuer is directly or indirectly owned by a parent entity, all references to the Issuer shall be deemed to refer to its ultimate parent entity (but excluding (x) any Permitted Holder and (y) in the case where the entity that engaged in a Qualified IPO is a limited partnership, the general partner of which is owned by a convenience party, such as a trust for the benefit of a charity, such general partner and such convenience party (but not any other Person or “group” who has the right to direct the general partner in its capacity as such) that directly or indirectly owns such Voting Stock). For the avoidance of doubt and without limiting the generality of the foregoing, with respect to any voting trust that is beneficially owned by a convenience party, such as a trust for the benefit of a charity, such voting trust and such convenience party (but not any other Person or group to the extent such Person or group has the right to direct the voting of Voting Stock held by such voting trust) shall be disregarded for purposes of this definition.

“Change of Control Offer” has the meaning specified in Section 1017 of this Indenture.

“Change of Control Payment” has the meaning specified in Section 1017 of this Indenture.

“Change of Control Payment Date” has the meaning specified in Section 1017(2) of this Indenture.

“Change of Control Triggering Event” means both (i) the occurrence of a Change of Control and (ii) on a pro forma basis after giving effect to such Change of Control and any transaction or series of transactions taken in connection therewith or reasonably incidental thereto (including, without limitation, the incurrence of any Indebtedness and any use of proceeds thereof), the Issuer’s Total Net Leverage Ratio for the Test Period immediately preceding the first public notice by the Issuer or another Person seeking to effect a transaction that would be a Change of Control shall be greater than 4.50 to 1.00.

“Co-Issuer” means the Person named as the “Co-Issuer” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Co-Issuer” shall mean such successor Person.

“Collateral” means all of the assets and properties subject to Liens granted by the Issuer, the Co-Issuer or any Guarantor in favor of any Notes Collateral Agent for the benefit of the Secured Parties pursuant to the Security Documents; provided that Collateral shall not include Excluded Property.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an officer thereof, and delivered to the Trustee.

“consolidated” or “Consolidated” means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided that, in the event any item that represents an accrual or reserve for a cash expenditure in a future period is included in Consolidated Depreciation and Amortization Expense, the actual cash expenditure in such future period shall reduce Consolidated EBITDA.

“Consolidated EBITDA” means, with respect to the Issuer and the Restricted Subsidiaries on a consolidated basis, for any period, an amount equal to Consolidated Net Income for such period

(1) increased (without duplication) by:

(a) Consolidated Income Tax Expense accrued for such period to the extent deducted in determining Consolidated Net Income for such period; plus

(b) Consolidated Interest Expense for such period to the extent deducted in determining Consolidated Net Income for such period; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income; plus

(d) to the extent deducted in arriving at Consolidated Net Income, foreign withholding Taxes paid or accrued in such period; plus

(e) any expenses or charges related to any Qualified IPO, Investment permitted by this Indenture, acquisition, disposition, issuance of Indebtedness permitted to be incurred by this Indenture, any Change of Control that is not a Change of Control Triggering Event, any refinancing transaction or any amendment or other modification of any debt instrument (whether or not successful), including any fees, expenses and charges related thereto and deducted in computing Consolidated Net Income; plus

(f) the amount of any restructuring charges or reserves deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions and costs related to closure of facilities; plus

(g) any other non-cash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; plus

(h) the amount of any minority interest expense deducted in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests); plus

(i) to the extent deducted in arriving at Consolidated Net Income, the annual consulting fee payable pursuant to the Consulting Services Agreement as in effect on the Issue Date pursuant to clause (12) of Section 1013; plus

(j) Transaction Expenses; plus

(k) solely for purposes of clause (12) of Section 1013, the Total Net Leverage Ratio and the Senior Secured Net Leverage Ratio, in the event of any loss of any Satellite during the applicable Test Period, 90% of the contracted for revenues that would reasonably have been expected to be realized but for such loss for that portion of the period following such loss attributable to such Satellite (less revenue actually realized in respect of such Satellite during such period after such event of loss) so long as insurance for such Satellite required to be maintained pursuant to Section 1007 is maintained in accordance with the terms thereof and the Issuer or a Restricted Subsidiary has filed a notice of loss with the applicable insurers and believes in good faith that the insurers will pay funds (and the applicable insurer(s) have not indicated that they will not pay such funds) in amounts that the Issuer reasonably believes will be sufficient, together with cash on hand (other than cash resulting from drawings under the revolving facility under the Senior Credit Facilities) and cash from operations, to replace such Satellite with a replacement Satellite that generates annual revenues for the Issuer and its Restricted Subsidiaries not less than the revenue generated by such replaced Satellite during the four-quarter period ended immediately prior to such event of loss; but such amounts may only be added to Consolidated EBITDA so long as the Issuer or the applicable Restricted Subsidiary intends promptly to replace such Satellite and is working reasonably to do so (provided that the amount added to Consolidated EBITDA under this clause (k) shall not exceed US$100,000,000 for any Test Period); plus

(l) pro forma adjustments, including pro forma “run rate” cost savings, operating expense reductions, and other synergies related to mergers, business combinations, acquisitions, dispositions and other similar transactions, or related to restructuring initiatives, cost savings initiatives and other initiatives, in each case, projected by the Issuer in good faith to result from actions that have been taken, actions with respect to which substantial steps have been taken or actions that are expected to be taken (in each case, in the good faith determination of the Issuer), in any such case, within six fiscal quarters after the date of consummation of such merger, business combination, acquisition, disposition or other similar transaction or the initiation of such restructuring initiative, cost savings initiative or other initiative; provided that the aggregate amount of all such pro forma adjustments pursuant to this clause (l) in any Test Period that are included in Consolidated EBITDA for such Test Period shall not exceed 20% of Consolidated EBITDA for such Test Period (in each case, calculated before giving effect to any such adjustment); provided, further, that, for the purpose of this clause (l), (i) any such adjustments shall be added to Consolidated EBITDA for each Test Period until fully realized and shall be calculated on a pro forma basis as though such adjustments had been realized on the first day of the relevant Test Period and shall be calculated net of the amount of actual benefits realized from such actions, (ii) any such adjustments shall be reasonably identifiable and factually supportable and (iii) no such adjustments shall be added pursuant to this clause (l) to the extent duplicative of any items related to adjustments included in the definition of Consolidated Net Income (it being understood that for purposes of the foregoing “run rate” shall mean the full recurring benefit that is associated with any such action); plus

(m) [reserved];

(n) non-cash charges related to stock compensation expense and non-cash pension expenses determined in accordance with GAAP; plus

(o) management fees paid to the Permitted Holders and other management, monitoring, consulting and advisory fees and related expenses paid directly by the Co- Issuers or any Restricted Subsidiary pursuant to clause (12) of Section 1013; plus

(p) losses on asset sales (other than asset sales in the ordinary course of business) and losses from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments; plus

(q) to the extent not already included in items (a) through (p) above, extraordinary losses (or minus the amount of any gains related thereto) and unusual or nonrecurring charges (or minus the amount of any gains related thereto) (including, but not limited to, impairment losses, cost of debt retirement, restructuring, severance, relocation costs and one-time compensation charges); and

(2) decreased by (without duplication): non-cash gains increasing Consolidated Net Income of the Issuer and the Restricted Subsidiaries for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period, and including gains on asset sales (other than asset sales in the ordinary course of business) and gains from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments;

(3) increased or decreased by any net non-cash loss or gain resulting from Swap Obligations and, other than for purposes of calculating the Applicable Amount, any cash loss or gain resulting from Swap Obligations; and

(4) increased or decreased by any non-cash loss or gain on changes in fair value of financial instruments and non-cash loss or gains resulting from changes in foreign exchange rates;

in each case, as determined on a consolidated basis for the Issuer and the Restricted Subsidiaries in accordance with GAAP, provided that

(i) there shall be excluded from Consolidated Net Income and the determination of Consolidated EBITDA for any period the effects of significant changes in accounting or reporting principles or practices since the time of this Indenture; provided that, notwithstanding the foregoing, to the extent the functional or presentation currency is changed, any related effects shall not be excluded; and

(ii) [reserved];

(iii) there shall be excluded from Consolidated Net Income and the determination of Consolidated EBITDA for any period the effects of adjustments in component amounts required or permitted by ASC 805, ASC 350 and related or similar authoritative pronouncements pursuant to IFRS, as a result of an acquisition of assets, capital stock or other equity interest by the Issuer or any Restricted Subsidiary in accordance with the terms of this Indenture or the amortization or write-off of any amounts in connection therewith and related financings thereof; and

(iv) (x) there shall be included in determining Consolidated EBITDA for any period the Acquired EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) acquired to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) by the Issuer or any Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (y) for purposes of determining the Total Net Leverage Ratio and the Senior Secured Net Leverage Ratio, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Issuer or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), and the Acquired EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the actual Acquired EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition or conversion); and

(v) (i) except as provided in clause (iv) above, there shall be excluded from Consolidated EBITDA for any period the income or loss from continuing operations before income taxes and extraordinary items of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Net Income, except to the extent any such income is actually received in cash by the Issuer or its Restricted Subsidiaries or such losses funded by the Issuer or a Restricted Subsidiary in cash, in each case during such period through dividends or other distributions and (ii) to the extent not covered in (i) above, there shall be included in calculating Consolidated EBITDA, the amount of any cash dividends or other cash distributions paid by any Unrestricted Subsidiary or joint venture to the Issuer or any Restricted Subsidiary.

“Consolidated Income Tax Expense” means, with respect to the Issuer and the Restricted Subsidiaries for any period, the provision for federal, state, local and foreign taxes based on income or profits (including franchise taxes) payable by the Issuer and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the cash interest expense (including that attributable to Finance Lease Obligations in accordance with GAAP), net of cash interest income earned on cash and Cash Equivalents, of the Issuer and the Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Issuer and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and all income or costs under Swap Agreements (other than currency swap agreements, currency future or option contracts and other similar agreements unrelated to interest expense) and any cash dividends paid on any Disqualified Stock and including, without duplication, capitalized interest in connection with the purchase of Satellites to the extent paid in cash and interest expense related to Satellite performance incentive payments, but excluding, however, amortization of deferred financing costs and any other amounts of noncash interest, all as calculated on a consolidated basis in accordance with GAAP and excluding, for avoidance of any doubt, any interest in respect of items excluded from Indebtedness in the proviso to the definition thereof; provided that, there shall be excluded from Consolidated Interest Expense for any period the cash interest expense (or cash interest income earned on cash and Cash Equivalents) of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Interest Expense. For purposes of this definition, interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) after the deduction of income taxes of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total First Lien Debt” means all Consolidated Total Indebtedness secured by a Lien that is not subordinated in lien priority to the Liens on the Collateral securing the Credit Facility Obligations.

“Consolidated Total Indebtedness” means, as of any date of determination, the sum of (i) all Indebtedness of the Issuer and the Restricted Subsidiaries for borrowed money (adjusted (up or down) for the effects of currency swap agreements) outstanding on such date and (ii) all Finance Lease Obligations of the Issuer and the Restricted Subsidiaries outstanding on such date, all calculated on a consolidated basis in accordance with GAAP.

“Consolidated Total Secured Debt” means all Consolidated Total Indebtedness secured by a Lien on property or assets of the Issuer or a Restricted Subsidiary.

“Consulting Services Agreement” means the Consulting Services Agreement between Loral and the Issuer as amended from time to time.

“Converted Restricted Subsidiary” has the meaning provided in the definition of the term “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning provided in the definition of the term “Consolidated EBITDA.”

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this instrument is located at 240 Greenwich Street, Floor 7 East, New York, New York 10286, Attention: Corporate Trust Division Corporate Finance Unit, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“Covenant Defeasance” has the meaning specified in Section 1303 of this Indenture.

“Covenant Suspension Event” has the meaning specified in Section 1019 of this Indenture.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or commercial paper facilities with banks or other institutional lenders or investors or indentures providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against receivables, letters of credit or other long-term indebtedness, including any notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, waivers, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, refinance or otherwise restructure all or any part of the loans, notes, other credit facilities or commitments thereunder or any successor or replacement loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, refinancing or other restructuring facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Credit Facility Obligations” means “Secured Obligations” (as defined in the Senior Credit Facilities).

“CRTC” means the Canadian Radio-Television and Telecommunications Commission or any successor authority of the Government of Canada substituted therefor.

“Cumulative Interest Expense” means, in respect of any Restricted Payment, the sum of the aggregate amount of Consolidated Interest Expense of the Issuer and the Restricted Subsidiaries for the period from and after October 1, 2016, to the most recently completed fiscal quarter for which internal financial statements are available immediately preceding the proposed Restricted Payment.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deposit Accounts” shall mean, collectively, with respect to each of the Co-Issuers and each Guarantor, all “deposit accounts” as such term is defined in the UCC.

“Depositary” means DTC.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Performance References.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by an executive vice president and the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Issuer and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its Subsidiaries or to such Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dividend Obligations” means obligations of the Issuer to a shareholder of the Issuer in connection with the receipt by such shareholder of cash or other assets on account of dividends or distributions on Capital Stock of the Issuer; provided, however, that (i) the making of such dividend or distribution is permitted by the provisions of this Indenture described below under Section 1010, (ii) such obligations have a final scheduled maturity date of not more than 12 months from the date of incurrence thereof, (iii) such obligations are incurred within 90 days of receipt by such shareholder of such dividend or distribution, (iv) the principal amount of any such obligations shall not exceed the cash or other assets to be received by such shareholder in connection with the applicable dividend or distribution, (v) such obligations are unsecured, are not guaranteed by any Subsidiary of the Issuer and are subordinated in right of payment to the Notes, (vi) for the avoidance of doubt, the Applicable Amount shall not be increased by the amount of such obligations, (vii) in no event shall any such obligations be refinanced or reclassified and (viii) such obligations are designated as “Dividend Obligations” pursuant to an Officer’s Certificate on the date of their incurrence.

“Documentary Taxes” has the meaning specified in Section 1022 of this Indenture.

“DTC” means the Depository Trust Company, its nominees and their respective successors.

“Electronic Means” shall mean the following communications methods: S.W.I.F.T., email, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or preferred stock of the Issuer, or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-8 (or the equivalent thereof) and

(2) any public or private sale that constitutes an Excluded Contribution.

“Event of Default” has the meaning specified in Section 501 of this Indenture.

“Event of Loss” has the meaning specified in Section 1007(d) of this Indenture.

“Event of Loss Proceeds” means, with respect to any Event of Loss, all Satellite insurance proceeds received by the Issuer or any of the Restricted Subsidiaries in connection with such Event of Loss, after:

(1) provision for all income or other taxes measured by or resulting from such Event of Loss;

(2) payment of all reasonable legal, accounting and other reasonable fees and expenses related to such Event of Loss;

(3) payment of amounts required to be applied to the repayment of Indebtedness secured by a Lien on the Satellite that is the subject of such Event of Loss;

(4) provision for payments to Persons who own an interest in the Satellite (including any transponder thereon) in accordance with terms of the agreement(s) governing the ownership of such interest by such Person (other than payments to insurance carriers required to be made based on the future revenues generated from such Satellite);

(5) deduction of appropriate amounts to be provided by the Issuer or such Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the Satellite that was the subject of the Event of Loss;

(6) deduction of the amount of any payment to any customer providing a deposit or other related amounts which must be repaid in the event of an Event of Loss, including any rebates, settlement amounts or other proceeds received from a satellite manufacturer in relation to performance incentives or performance warranty paybacks with respect to a Satellite; and

(7) deduction of the pro rata portion of the insurance proceeds of any non-wholly owned Restricted Subsidiary attributable to minority interests and not available for distribution to or for the account of the Issuer or a wholly owned Restricted Subsidiary as a result thereof.

“Excess Proceeds” has the meaning specified in Section 1018 of this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Account” means:

(1) any Deposit Account or Securities Account constituting (and the balance of which consists solely of funds set aside in connection with) payroll accounts, escrow accounts, trust accounts and other accounts where the Issuer, Co-Issuer or any Guarantor holds the funds for the benefit of a third party, and

(2) any Deposit Account or Securities Account the maximum balance of which shall not exceed $1,000,000 for more than 3 consecutive Business Days.

“Excluded Assets” means:

(1) any assets of the Issuer and its Subsidiaries’ network services business located outside of the United States and Canada (to the extent such assets are not material and non-essential (as determined in good faith by the Issuer) for the operations of the Issuer and its Subsidiaries);

(2) any grant of Liens over assets (or, if applicable, perfection of liens) if to do so would contravene the Agreed Security Principles;

(3) any other Contract that by its terms would be breached, defaulted, violated, invalidated, require the consent of a third Person not obtained or rendered unenforceable by the creation of any other Lien on such property or if the creation of any other Lien on such property would create a right of termination in favor of any party (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any successor provision or provisions or similar provisions of any applicable law); provided that for satellite purchase contracts and other contracts material (as determined in good faith by the Issuer) to the operation of the Co-Issuers and their Restricted Subsidiaries taken as a whole, upon the request of a Notes Collateral Agent or the Senior Credit Facilities Collateral Agent, the Co-Issuers or the applicable Guarantor shall use commercially reasonable efforts to obtain such consent (but shall not be required to make any payment or material concession in exchange for such consent); provided, further, that under no circumstances shall the Issuer or any Restricted Subsidiary be obligated to seek consent to pledge customer agreements;

(4) real estate leasehold interests (including all office leases and including requirements to deliver landlord lien waivers, estoppels and collateral access letters), other than ground leased real property on which earth station equipment worth more than US$10.0 million (as determined in good faith by the Issuer) are located;

(5) vehicles and other goods for which possession of a certificate of title or ownership is required for perfection of a security interest therein;

(6) any Collateral in circumstances where the burden (including tax, administrative or otherwise) of creating and perfecting liens on such assets, as determined in good faith by the Issuer in writing, is excessive in relation to the value of such assets; provided that, if the Senior Credit Facilities are then outstanding, the same determination is made with the written consent of the Senior Credit Facilities Collateral Agent in respect of the Lien on such assets securing the Senior Credit Facilities;

(7) any application for registration of a trademark filed with the United States Patent and Trademark Office on an intent-to-use basis until such time (if any) as a Statement of Use or Amendment to Allege Use is filed, at which time such trademark shall automatically become part of the Collateral and subject to the security interest pledged;

(8) any property to the extent that such grant of a security interest is prohibited by the law of a Governmental Authority, or requires a consent not obtained of any Governmental Authority pursuant to such law (other than to the extent that any such law would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any successor provision or provisions or similar provisions of any applicable law);

(9) property not otherwise excluded from the Collateral that is subject to a Lien permitted under clauses (6) (with respect to clause (d) of the definition of Permitted Debt), (7) (other than the Liens securing the Senior Credit Facilities), (9), (10) or (18) (but only to the extent permitted under clauses (6) (with respect to clause (d) of the definition of Permitted Debt), (7), (9) or (10) of the definition of “Permitted Lien” in the Senior Credit Facilities) of the definition of “Permitted Lien” in the Senior Credit Facilities, including any insurance and other proceeds thereof;

(10) Letter of Credit Rights (as defined in the UCC) for a specified purpose to the extent the Issuer or any Restricted Subsidiary is required by applicable law to apply the proceeds of such Letter of Credit Rights for a specified purpose;

(11) any FCC Licenses to the extent (but only to the extent) that at such time the applicable Notes Collateral Agent may not validly possess a security interest therein pursuant to the laws, and the regulations promulgated by any Governmental Authority, as in effect at such time, but Collateral shall include, to the maximum extent permitted by law, all rights incident or appurtenant to the FCC Licenses and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of the telecommunications licenses;

(12) a lien on the ownership interest with respect to the APT Transponders or APT’s interest in the “Common Elements” as defined in the Amended and Restated Satellite Agreement dated as of August 26, 2003, as amended (together with that certain Satellite Procurement Contract dated December 23, 2015, that certain Management Agreement dated as of December 23, 2015, that certain Satellite Transponder Agreement dated as of December 23, 2015, that certain Orbital Slot Sublicense Agreement dated as of December 31, 2015 and that certain Marketing Agreement dated as of December 31, 2015, the “APT Satellite Agreement”) between APT Satellite Company Limited (including its successors, assigns and transferees, “APT”), and Loral Orion, Inc. (as assigned to Telesat Satellite LP), that are on Telstar 18 (collectively, the “Excluded APT Elements”) so long as such prohibition exists in the APT Satellite Agreement, any other agreement with APT or the APT Security Agreement (or any replacement or successor agreement), it being understood that subject to the foregoing, a lien on the Satellite (as defined in the APT Satellite Agreement) is permitted so long as the lien thereon (which the Senior Credit Facilities Collateral Agent (if the Senior Credit Facilities remain outstanding) or the applicable Notes Collateral Agent (if the Senior Credit Facilities are not outstanding) shall be permitted to release at any time in its sole discretion) is subject to the rights of APT under the APT Satellite Agreement and does not encompass the Excluded APT Elements;

(13) Excluded Accounts;

(14) Equity Interests of Unrestricted Subsidiaries;

(15) any Equity Interests (A) owned as of the Issue Date or acquired after the Issue Date in accordance with this Agreement if, and to the extent that, and for so long as (1) such grant would violate applicable law or a contractual obligation binding on such Equity Interests (other than to the extent that any such law or contractual obligation would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC, or any successor provision or provisions or similar provisions of any applicable law) and (2) such law or contractual obligation existed at the time of the acquisition thereof and was not created or made binding on such Equity Interests in contemplation of or in connection with the acquisition of such Subsidiary (provided that clause (2) shall not apply in the case of a joint venture), (B) in Subsidiaries that collectively account for less than 5% of the consolidated assets and revenues or (C) in any Person (other than a Subsidiary) to the extent such assets are not essential or material (as determined in good faith by the Issuer) for the operations of the Issuer and the Restricted Subsidiaries taken as a whole;

(16) any assets acquired after the Issue Date, to the extent that, and for so long as, taking such actions would violate a contractual obligation binding on such assets (other than to the extent that such contractual obligation would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC, if applicable to such contractual obligation, or any successor provision or provisions or similar provisions of any applicable law) that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation of or in connection with the acquisition of such assets (except in the case of assets acquired with Indebtedness permitted pursuant to “—Certain covenants—Limitation on incurrence of indebtedness” that is secured by a Lien permitted pursuant to “—Certain covenants—Limitation on Liens”);

(17) Satellites not subject to the Lien created by the Security Documents and subject to agreements that are described in clause (26) of the definition of Permitted Liens and which the applicable Notes Collateral Agent (in its sole discretion) has not entered into a non-disturbance agreement as further described therein;

(18) any Subject Property; provided, however, that the exclusions pursuant to this clause (18) shall not apply to the extent that any such prohibition, default or other term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC, or any successor provision or provisions or similar provisions of any applicable law; and provided, however, that the security interest shall attach immediately to any portion of such Subject Property that does not result in any of the consequences specified above including, without limitation, any proceeds of such Subject Property;

(19) any property to the extent a security interest in such property would result in material adverse tax consequences to the Issuer or any Subsidiary of the Issuer as reasonably determined by the Issuer; provided that, if the Senior Credit Facilities are then outstanding, the same determination is made in respect of the Lien on such assets securing the Senior Credit Facilities; and

(20) so long as the Senior Credit Facilities are outstanding, any asset that is not pledged to secure obligations arising in respect of the Senior Credit Facilities (whether pursuant to the terms of the Senior Credit Facilities (and any related documents) or as a result of any determination made thereunder, or by amendment, waiver or otherwise).

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock) of the Issuer, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by a vice president and the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in the definition of the term “Applicable Amount.”

“Excluded Foreign Subsidiary” shall have the meaning specified in Section 1023 of this Indenture.

“Excluded Satellites” means (a) the Satellites owned by the Issuer and its Restricted Subsidiaries commonly referred to as Anik F1, Anik F1R, Nimiq 1, Nimiq 2, Telstar 12, Telstar 14R and the transponders for which the Issuer or its Restricted Subsidiaries have a right to use on Eutelsat 113West A, (b) any other Satellite, other than a Named Satellite, that (i) is not expected or intended, in the good faith determination of the Issuer to earn future revenues from the operation of such Satellite in excess of US$35,000,000 in any fiscal year and (ii) has a book value of less than US$75,000,000, (c) any other Satellite, other than a Named Satellite, with one year or less of in-orbit life remaining (it being understood and agreed that such Satellite shall be deemed to have “in-orbit life” only for so long as it is maintained in station kept orbit), (d) any other Satellite that, in the good faith determination of the Issuer, (A) the procurement of In-Orbit Insurance therefor in the amounts and on the terms required hereby would not be available for a price that is, and on other terms and conditions that are, commercially reasonable or (B) the procurement of such In-Orbit Insurance therefor would be subject to exclusions or limitations of coverage that would make the terms of the insurance commercially unreasonable (including because such Satellite’s performance and/or operating status has been adversely affected by anomalies or component exclusions or there are systemic failures or anomalies applicable to Satellites of the same model).

“Existing Indebtedness” means Indebtedness of the Issuer or the Restricted Subsidiaries in existence on the Issue Date, plus interest accruing thereon.

“Existing Notes” means the Co-Issuers’ outstanding 6.500% Senior Notes due 2027.

“Fair Market Value” means, with respect to any asset or property, as determined by the Issuer, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“FCC” means the Federal Communications Commission or any governmental authority in the United States substituted therefor.

“FCC Licenses” means all authorizations, orders, licenses and permits issued by the FCC to the Issuer or any of its Subsidiaries.

“Finance Lease Obligations” means, as applied to any Person, an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straightline or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“First Call Date” has the meaning specified in Section 1101 of this Indenture.

“First Lien Intercreditor Agreement” means the intercreditor agreement, dated as of the date hereof, among the Senior Credit Facilities Collateral Agent and the Notes Collateral Agents, as it may be amended, amended and restated, modified, renewed or replaced from time to time in accordance with this Indenture.

“First Lien Indebtedness” means any Indebtedness secured by a Lien that is not subordinated in lien priority to the Liens on the Collateral securing the Obligations.

“First Lien Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total First Lien Debt as of the last day of the Test Period most recently ended on or prior to such date of determination, minus up to US$100.0 million of cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries to the extent not designated as restricted cash on the consolidated balance sheet of the Issuer and its Restricted Subsidiaries in accordance with GAAP to (b) Consolidated EBITDA for such Test Period.

“First Lien Notes Obligations” means all Obligations of the Co-Issuers and the Guarantors under this Indenture, the Notes, the Guarantees and the Security Documents.

“First Priority Obligations” means (i) the Credit Facility Obligations, (ii) all First Lien Notes Obligations and (iii) any other Obligations secured by a Lien that is not subordinated in lien priority to the Liens on the Collateral securing the Obligations and subject to the First Lien Intercreditor Agreement that are permitted to be incurred and secured by such Liens pursuant to this Indenture.

“Fitch” means Fitch Ratings, Inc., and any successor to its rating agency business.

“Funding Guarantor” has the meaning specified in Section 1205 of this Indenture.

“GAAP” means Generally Accepted Accounting Principles as adopted by the Issuer and the Restricted Subsidiaries from time to time to prepare their published financial statements in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) in effect from time to time.

“Government Securities” means securities that are:

(1) direct obligations of, or obligations fully and unconditionally guaranteed by, the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Governmental Authority” means any federal, state, provincial, local or foreign court or tribunal or governmental agency, authority, instrumentality or regulatory or legislative body.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Co-Issuers’ obligations under the Notes and this Indenture.

“Guarantee Obligations” means, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantor” means each Subsidiary of the Issuer (other than the Co-Issuer) that executes a Guarantee, provided that upon release or discharge of such Subsidiary from its Guarantee in accordance with this Indenture, such Subsidiary shall cease to be a Guarantor.

“Holder” means, at any time, a Person in whose name a Note is at such time registered on the Note Registrar’s books.

“IFRS” has the meaning provided in the definition of the term “GAAP.”

“incur” has the meaning specified in Section 1011 of this Indenture.

“incurrence” has the meaning specified in Section 1011 of this Indenture.

“Indebtedness” means, with respect to any Person, (a) all indebtedness of such Person for borrowed money (including, without limitation, BAs under the Senior Credit Facilities but excluding the impact of capitalized financing costs and prepayment options), (b) the deferred purchase price of assets or services that in accordance with GAAP would be included as liabilities in the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed (excluding any Lien created pursuant to the APT Security Agreement), (e) all Finance Lease Obligations of such Person, (f) all net obligations of such Person under interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements and other similar agreements, (g) without duplication, all Guarantee Obligations of such Person in respect of the foregoing and (h) any Disqualified Stock; provided that Indebtedness shall not include (i) trade payables and accrued expenses, in each case payable directly or through a bank clearing arrangement and arising in the ordinary course of business, (ii) obligations to make progress or incentive payments under Satellite Purchase Agreements and Launch Services Agreements, in each case, not overdue by more than 90 days, (iii) deferred or prepaid revenue, (iv) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (v) obligations to make payments to one or more insurers under satellite insurance policies in respect of premiums or the requirement to remit to such insurer(s) a portion of the future revenues generated by a Satellite which has been declared a constructive total loss, in each case in accordance with the terms of the insurance policies relating thereto, (vi) Indebtedness of any parent entity appearing on the balance sheet of the Issuer or any Restricted Subsidiary solely by reason of “pushdown” accounting under GAAP, (vii) Non-Finance Lease Obligations or other obligations under or in respect of straight-line leases, operating leases or Sale and Lease-Back Transactions (except resulting in Finance Lease Obligations) and (viii) customer deposits made in connection with the construction or acquisition of a Satellite being constructed or acquired at the request of one or more customers. The amount of Indebtedness of any Person for purposes of clause (d) shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as reasonably determined by such Person in good faith. The amount of Indebtedness of any Person for purposes of clause (h) shall be deemed to be equal to the greater of the voluntary or involuntary liquidation preference and maximum fixed repurchase price in respect of such Disqualified Stock. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the Issuer.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Independent Director” means, with respect to the Board of Directors of the Issuer, a member of such board who is not an officer, director, employee or appointee of Loral or its Affiliates (other than the Issuer and its Subsidiaries).

“Initial Lien” has the meaning stated in Section 1012 of this Indenture.

“Initial Notes” has the meaning stated in the first recital of this Indenture.

“In-Orbit Contingency Protection” means transponder capacity that, in the good faith determination of the Issuer, is available on a contingency basis from the Issuer or its Restricted Subsidiaries, or any Subsidiary of any parent of the Issuer, directly or from another satellite operator pursuant to a contractual arrangement, to accommodate the transfer of traffic representing at least 25% of the revenue-generating capacity with respect to any Satellite (or, if the entire Satellite is not owned by the Issuer or any of its Restricted Subsidiaries, as the case may be, the portion of the Satellite it owns or for which it has risk of loss) that may suffer actual or constructive total loss and that meets or exceeds the contractual performance specifications for the transponders that had been utilized by such traffic; it being understood that the Satellite (or portion, as applicable) shall be deemed to be insured for a percentage of the Satellite’s (or applicable portion’s) net book value for which In-Orbit Contingency Protection is available.

“In-Orbit Insurance” means with respect to any Satellite (or, if the entire Satellite is not owned by the Issuer or any of its Restricted Subsidiaries, as the case may be, the portion of the Satellite it owns or for which it has risk of loss), insurance (subject to a right of coinsurance or deductible in an amount up to US $75,000,000) or other contractual arrangement providing for coverage against the risk of loss of or damage to such Satellite (or portion, as applicable) attaching upon the expiration of the Launch Insurance therefor (or, if Launch Insurance is not procured, upon the initial completion of in-orbit testing) and attaching, during the commercial in-orbit service of such Satellite (or portion, as applicable), upon the expiration of the immediately preceding corresponding policy or other contractual arrangement, as the case may be, subject to the terms and conditions set forth herein.

“Instructions” has the meaning specified in Section 603(13) of this Indenture.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 1010,

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(x) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation, less

(y) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in Cash Equivalents by the Issuer or a Restricted Subsidiary in respect of such Investment to the extent such amounts do not increase any other baskets under this Indenture.

“ISED Canada” means Innovation, Science and Economic Development Canada or any successor department of the Government of Canada substituted therefor.

“ISED Canada Authorizations” means all authorizations, orders, licenses and exemptions issued by ISED Canada to the Issuer or any of its Subsidiaries, pursuant to authority under the Radiocommunication Act or the Telecommunications Act, as amended, under which the Issuer or any of its Subsidiaries is authorized to launch and operate any of its Satellites or to operate any of its transmit only, receive only or transmit and receive earth stations or any ancillary terrestrial communications facilities.

“Issue Date” means December 6, 2019.

“Issuer” means the Person named as the “Issuer” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Judgment Currency” has the meaning set forth in Section 118(a)(i) of this Indenture.

“Launch” means, with respect to any Satellite, the point in time before lift-off of such Satellite at which risk of loss of such Satellite passes to the applicable Satellite Purchaser under the terms of the applicable Satellite Purchase Agreement, unless risk of loss thereunder is to pass to such Satellite Purchaser after lift-off, in which case “Launch” shall mean the intentional ignition of the first stage engines of the launch vehicle that has been integrated with such Satellite.

“Launch Insurance” means, with respect to any Satellite, insurance for risks of loss of and damage to such Satellite attaching not later than the time of Launch and continuing at least until the successful or unsuccessful attempt to achieve physical separation of such Satellite from the launch vehicle that had been integrated with such Satellite.

“Launch Services Agreement” means, with respect to any Satellite, the agreement between the applicable Satellite Purchaser and the applicable Launch Services Provider relating to the launch of such Satellite.

“Launch Services Provider” means, with respect to any Satellite, the provider of launch services for such Satellite pursuant to the terms of the Launch Services Agreement related thereto.

“LCT Election” has the meaning specified in Section 119 of this Indenture.

“LCT Test Date” has the meaning specified in Section 119 of this Indenture.

“Legal Defeasance” has the meaning specified in Section 1302 of this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in New York City or Toronto are authorized or required by law to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothec, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code or Personal Property Security Act (or equivalent statutes) of any jurisdiction; provided that in no event shall any lease (other than a Finance Lease Obligation) entered into in the ordinary course of business be deemed to constitute a Lien. For the avoidance of doubt, in no event shall a Non-Finance Lease Obligation be deemed to be a Lien.

“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise), whose consummation is not conditioned on the availability of, or on obtaining, third-party financing, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or preferred stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (3) any Restricted Payment requiring irrevocable notice in advance thereof.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Loral” means Loral Space & Communications Inc.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of Capital Stock of the Issuer or any parent entity of the Issuer so long as the Issuer is a Wholly-Owned Subsidiary of such entity on a fully diluted basis on the date of the declaration of the relevant dividend multiplied by (ii) the arithmetic mean of the closing prices per share of such Capital Stock on the principal securities exchange on which such common Capital Stock is traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Material Subsidiary” shall mean, at any date of determination, any Restricted Subsidiary (a) whose Total Assets at the last day of the Test Period ending on the last day of the most recently completed fiscal quarter for which internal financial statements are available immediately preceding such date of determination were equal to or greater than 5% of the consolidated Total Assets of the Issuer and its consolidated subsidiaries at such date or (b) whose gross revenues for such Test Period were equal to or greater than 5% of the consolidated gross revenues of the Issuer and its consolidated subsidiaries for such period, in each case determined in accordance with GAAP.

“Maturity,” when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Mezzanine Securities” means the securities periodically issued by the Issuer in favor of Loral as satisfaction of the Issuer’s payments under the Consulting Services Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Named Satellites” means the Satellites commonly referred to as Anik F2, Anik F3, Telstar 11N, Nimiq 4, Nimiq 5, Nimiq 6, Anik G1, Telstar 12 VANTAGE, Telstar 18 VANTAGE and Telstar 19 VANTAGE.

“Nationally Recognized Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Net Proceeds” means, with respect to any Asset Sale, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Issuer or any of the Restricted Subsidiaries in respect of such Asset Sale less (b) the sum of:

(1) the amount, if any, of all Taxes paid or estimated to be payable by the Issuer or any of the Restricted Subsidiaries in connection with such Asset Sale,

(2) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any Taxes deducted pursuant to clause (1) above) (x) associated with the assets that are the subject of such Asset Sale and (y) retained by the Issuer or any of the Restricted Subsidiaries; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such an Asset Sale occurring on the date of such reduction,

(3) the amount of any Indebtedness (other than Indebtedness described in clause (1) of the second paragraph of Section 1018) secured by a Lien on the assets that are the subject of such Asset Sale to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Asset Sale, and

(4) reasonable and customary fees, commissions, expenses, issuance costs, discounts and other costs paid by the Issuer or any of the Restricted Subsidiaries, as applicable, in connection with such Asset Sale (other than those payable to the Issuer or any Subsidiary of the Issuer), in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Co-Issuers or any Guarantor immediately prior to such date of determination.

“Non-Finance Lease Obligations” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For avoidance of doubt, a straight-line or operating lease shall be considered a Non-Finance Lease Obligation.

“Non-Guarantor Asset Sale” has the meaning specified in Section 1018 of this Indenture.

“Non-Guarantor Event of Loss” has the meaning specified in Section 1018 of this Indenture.

“Non-Successor Person” has the meaning specified in Section 802 of this Indenture.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 304.

“Notes” has the meaning stated in the first recital to this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes of this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Notes Collateral Agent” means The Bank of New York Mellon (together with certain of its branches, affiliates and agents) until a successor replaces it and, thereafter, means the successor.

“Notes Collateral Agents” means the Notes Collateral Agent, each On-Shore Notes Collateral Agent and those persons who become a notes collateral agent pursuant to the terms of the First Lien Intercreditor Agreement.

“Notes Documents” means this Indenture, the Notes, the Guarantees and the Security Documents.

“Obligations” means any principal, interest (including any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any insolvency, bankruptcy, or liquidation proceeding, whether or not allowed or allowable as a claim in any such insolvency or liquidation proceeding), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offer Amount” has the meaning specified in Section 1110(b) of this Indenture.

“Offer Period” has the meaning specified in Section 1110(b) of this Indenture.

“Offering Memorandum” shall mean the Offering Memorandum, dated September 27, 2019, relating to the sale of the Initial Notes.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or, if acting in connection with the Co-Issuer, the Co-Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of any other Person, as the case may be, that meets the requirements set forth in this Indenture and is delivered to the Trustee.

“On-Shore Notes Collateral Agent” means each of TMF Brasil Administração e Gestão de Ativos Ltda and TMF Trustee Limited, in each case until a successor replaces it and, thereafter, means the successor.

“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of or counsel to the Issuer, which opinion may be subject to customary assumptions and exclusions.

“Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Notes, except to the extent provided in Sections 1302 and 1303, with respect to which the Issuer has effected Legal Defeasance or Covenant Defeasance as provided in Article Thirteen; and

(4) Notes which have been paid pursuant to Section 305 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a Protected Purchaser in whose hands the Notes are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

“Pari Passu Indebtedness” means with respect to any Person:

(1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred; and

(2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Notes or the Guarantee of such Person, as the case may be; provided, however, that Pari Passu Indebtedness shall not include:

(A) any obligation of such Person to the Issuer or any Subsidiary;

(B) any liability for federal, state, local or other taxes owed or owing by such Person;

(C) any accounts payable or other liability to trade creditors arising in the ordinary course of business; or

(D) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person.

“Paying Agent” means any Person (including the Issuer acting as Paying Agent) authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Issuer.

“Performance References” means each of the Co-Issuers and/or any one or more of the Guarantors.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person.

“Permitted Debt” has the meaning specified in Section 1011 of this Indenture.

“Permitted Holders” means each of (a) (i) Loral, (ii) PSP, (iii) MHR Fund Management LLC, (iv) Intelsat, Ltd., (v) SES SA, (vi) Eutelsat Communications SA, (vii) EchoStar Corporation, (viii) Dish Network Corporation, (ix) Inmarsat plc and (x) their respective Affiliates (including, for the avoidance of doubt, any limited partnership, the general partner of which is owned by a convenience party, such as a trust for the benefit of a charity, such general partner, any trust controlling such general partner, and such convenience party), (b) members of management of the Issuer who are shareholders of the Issuer on the Issue Date and (c) any Person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act (or any successor provision)) the members of which include any of the Permitted Holders specified in clauses (a) and (b) above (a “Permitted Holder Group”); provided that, in the case of any Permitted Holder Group, the Permitted Holders specified in clauses (a) and (b) above collectively own, directly or indirectly, without giving effect to the existence of such group, Equity Interests having more than 50.0% of the total voting power of the Voting Stock of the Issuer held by such Permitted Holder Group; provided, further, that, in the case of clauses (a)(iv) through (a)(ix) (and clause (a)(x) solely with respect to clauses (a)(iv) through (a)(ix)) of this definition, a Rating Decline shall not have occurred in connection with the transaction (including any incurrence of Indebtedness used to finance the acquisition thereof) involving such Permitted Holder that would have resulted in a Change of Control (but for the terms of this definition) and provided, further, that the notice referred to in the definition of Rating Decline has been given to each of the Rating Agencies.

“Permitted Investments” means:

(1) any Investment in (x) the Issuer or any Guarantor or (y) in a Restricted Subsidiary that is not a Guarantor, in the case of this clause (y) in an aggregate amount since the Issue Date not to exceed the greater of US$180,000,000 and 4.0% of Total Assets at the time of such Investment, plus, to the extent such amounts are not otherwise applied to clause (B)(4) of the definition of the term “Applicable Amount,” the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) on or in respect of such Investments;

(2) any Investment in cash and Cash Equivalents;

(3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person that is engaged in a Similar Business, if, as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary, or

(b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

(4) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 1018, or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date;

(6) any Investment acquired by the Issuer or any Restricted Subsidiary:

(a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Issuer or such Restricted Subsidiary of such other Investment or accounts receivable or

(b) as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default.

(7) Swap Obligations permitted under clause (j) of the second paragraph of Section 1011;

(8) Investments the payment for which consists of Equity Interests of the Issuer, or any of its direct or indirect parent companies (exclusive of Disqualified Stock); provided, however, that such Equity Interests shall not increase the amount available for Restricted Payments under the calculation set forth in the definition of the term “Applicable Amount”;

(9) guarantees of Indebtedness permitted under Section 1011;

(10) any transaction to the extent it constitutes an investment that is permitted and made in accordance with the provisions of the second paragraph of Section 1013 (except transactions described in clauses (2) and (4) of such paragraph of Section 1013);

(11) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(12) if no Default or Event of Default has occurred and is continuing, additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (12) (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed since the Issue Date the greater of US$150,000,000 and 3.25% of Total Assets at the time of such Investments (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus, to the extent such amounts are not otherwise applied to clause (B)(4) of the definition of the term “Applicable Amount,” the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) on or in respect of such Investments;

(13) advances to employees not in excess of the greater of US$10,000,000 and 0.25% of Total Assets outstanding at any one time, in the aggregate;

(14) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; and

(15) additional Investments, so long as on a pro forma basis after giving effect to such Investment and the incurrence of any related Indebtedness, the Total Net Leverage Ratio for the Test Period immediately preceding such date shall be less than or equal to 3.50 to 1.00.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, landlords’ liens, warehousemen’s, storers’, repairers’ and mechanics’ Liens and other similar Liens arising in the ordinary course of business, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3) Liens for taxes, assessments or other governmental charges not yet due or payable or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (a), (d), (i) or (m) of the definition of Permitted Debt; provided that (w) in the case of such clause (a), to the extent such Liens are on Collateral, an authorized representative of the holders of such Indebtedness shall either (1) with the Notes Collateral Agent, execute a joinder to the First Lien Intercreditor Agreement (in the form attached thereto) as a holder of First Lien Obligations or (2) if such Liens rank junior to the Liens securing the Notes and the Guarantees enter into a customary intercreditor agreement pursuant to which such representative shall agree with the Notes Collateral Agent (and the representatives of other First Lien Obligations (including the Senior Credit Facilities to the extent outstanding) that the Liens securing such Indebtedness are subordinate to the Liens securing the Obligations under the Notes and the Note Guarantees, (x) in the case of such clause (d) such Liens shall not extend to any assets other than the specified asset being financed (and insurance proceeds related thereto), (y) Liens on assets of Restricted Subsidiaries that are not Guarantors shall secure Indebtedness of such Restricted Subsidiaries that are not Guarantors and (z) additions and improvements thereon and in the case of such clause (m) such Liens shall not attach to any assets other than the specified asset being financed (including satellite, launch and related revenue contracts and insurance proceeds);

(7) Liens existing on the Issue Date;

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(9) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(10) Liens placed upon the capital stock of any Restricted Subsidiary acquired in an acquisition or similar transaction permitted by this Indenture to secure Indebtedness incurred pursuant to clause (o)(2) of the definition of “Permitted Debt” and/or Liens placed upon the assets of any such Restricted Subsidiary so acquired to secure a guarantee by such Restricted Subsidiary of any such Indebtedness of the Issuer or any other Restricted Subsidiary;

(11) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with Section 1011 hereof;

(12) Liens securing Swap Obligations (including Liens in favor of a counterparty to a swap or similar agreement on the Issuer’s or any Restricted Subsidiary’s rights under such agreement) and Cash Management Obligations, in each case so long as the related Indebtedness is permitted to be incurred under this Indenture;

(13) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(14) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries;

(15) Liens arising from Uniform Commercial Code or Personal Property Security Act financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(16) Liens (including Liens in connection with Sale and Lease-Back Transactions) in favor of the Co-Issuers or any Guarantor;

(17) Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to a client of the Issuer or a Restricted Subsidiary at which such equipment is located;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10), (11), (12) and (16); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11), (12) and (16) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (z) if the applicable original Lien extended to any assets securing the Secured Obligations, such new Lien may be incurred in respect of such collateral only on terms not materially less favorable to the Holders, as determined in good faith by the Issuer, than the terms and conditions of the applicable original Lien;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) reservations, limitations, provisos and conditions expressed in any original grant from the Canadian Crown or other grants of real or immovable property, or interests therein;

(21) the right reserved to or vested in any Governmental Authority by the terms of any lease, license, franchise, grant or permit acquired by the Issuer or any of its Restricted Subsidiaries or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(22) security given to a public utility or any Governmental Authority when required by such utility or authority in connection with the operations of the Issuer or any of its Restricted Subsidiaries in the ordinary course of its business;

(23) subdivision agreements, site plan control agreements, development agreements, servicing agreements, cost sharing, reciprocal and other similar agreements with municipal and other Governmental Authorities affecting the development, servicing or use of a property; provided the same are complied with in all material respects except as such non-compliance does not interfere in any material respect as determined in good faith by the Issuer with the business of the Issuer and its Subsidiaries taken as a whole;

(24) facility cost sharing, servicing, reciprocal or other similar agreements related to the use and/or operation of a property in the ordinary course of business, provided the same are complied with in all material respects;

(25) Liens in favor of customers on Satellites or portions thereof (including insurance proceeds relating thereto) or the satellite construction or acquisition agreement being related thereto in the event such Satellites or portions thereof are being constructed or acquired at the request of one or more customers to secure repayment of deposits and related amounts;

(26) restrictions in condosat agreements or revenue agreements (as any such condosat agreements or revenue agreements may from time to time be modified, supplemented, amended, renewed or replaced, the “Subject Agreements”) relating to transponders that restrict sales, dispositions, leases or security interests on satellites to any third party purchaser, lessee or secured party unless such purchaser or lessee of such satellite agrees to (or, in the case of a security interest in such satellite, the secured party agrees pursuant to a non-disturbance agreement that in connection with the enforcement of any such security interest or the realization upon any such security interest, such secured party agrees that, prior to or concurrently with the transfer becoming effective, the person to whom the satellite bus shall be transferred shall agree that such transferee shall) be subject to the terms of the applicable Subject Agreement and provided that, with respect to any Subject Agreement entered into after the Issue Date, the Issuer and/or the applicable Restricted Subsidiaries shall have used their commercially reasonable efforts in negotiating such Subject Agreement so that such Subject Agreement does not contain such restrictions;

(27) deemed trusts created by operation of law in respect of amounts which are (i) not yet due and payable, (ii) immaterial, (iii) being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (iv) unpaid due to inadvertence after exercising due diligence;

(28) [reserved];

(29) other Liens so long as the aggregate principal amount of the obligations so secured does not exceed the greater of US$150,000,000 and 3.25% of Total Assets at any one time outstanding;

(30) ground leases in respect of real property on which facilities owned or leased by the Issuer or any of its Subsidiaries are located;

(31) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(32) any interest or title of a lessor or secured by a lessor’s interest under any lease permitted by this Indenture (other than in respect of a Finance Lease Obligation), together with all Liens of whatsoever nature permitted or created by such lessor or any fee owner of the property or any predecessor in title, including in connection with any Sale and Lease-Back Transaction;

(33) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Issuer or any of its Subsidiaries; provided that such Lien secures only the obligations of the Issuer or such Subsidiaries in respect of such letter of credit to the extent permitted under Section 1011; and

(34) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of the Issuer and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Personal Property Security Act” and “PPSA” means the Personal Property Security Act (Ontario) and any successor or replacement legislation thereto, together with the personal property security laws or laws relating to movable property applicable in any province or territory of Canada.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 305 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“primary obligor” has the meaning provided in the definition of the term “Guarantee Obligations.”

“Prospective Purchaser” has the meaning specified in Section 1009 of this Indenture.

“Protected Purchaser” has the meaning specified in Section 305 of this Indenture.

“PSP” means Public Sector Pension Investment Board, a Canadian federal special Act corporation.

“Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S of the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC. The term “Public Debt” (i) shall not include the Initial Notes (or any Additional Notes) and (ii) for the avoidance of doubt, shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not to be underwritten), or any Indebtedness under the Senior Credit Facilities, commercial bank or similar Indebtedness, Finance Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness Incurred in a manner not customarily viewed as a “securities offering.”

“Purchase Date” has the meaning specified in Section 1110(b) of this Indenture.

“Qualified IPO” means a public offering (other than a public offering pursuant to a registration statement on Form S-8) of the Voting Stock of the Issuer or any other direct or indirect parent entity thereof pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act or a final prospectus for which a receipt has been issued by one or more securities commissions or regulatory authorities in the provinces or territories of Canada (in each case, whether alone or in connection with a secondary public offering), and also includes any transaction whereby the Issuer or any other direct or indirect parent entity thereof becomes a reporting issuer in any province or territory in Canada.

“Qualified Proceeds” means the Fair Market Value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Qualifying Trustee” has the meaning specified in Section 1305 of this Indenture.

“rate(s) of exchange” has the meaning specified in Section 118 of this Indenture.

“Rating Agency” means Moody’s, S&P and Fitch or if Moody’s, S&P and/or Fitch shall not make a rating on the Notes (or the applicable security) publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (in the case of the Notes, as certified by a Board Resolution) which shall be substituted for Moody’s, S&P and/or Fitch, as the case may be.

“Rating Decline” means the occurrence on any date from and after the date of the public notice by the Issuer or another Person seeking to effect a transaction that would be a Change of Control (but for the definition of Permitted Holder) or an arrangement that, in the good faith judgment of the Issuer, would be expected to result in a Change of Control (but for the definition of Permitted Holder) until the end of the 30-day period following such public notice or the abandonment of the proposed transaction (which period shall be extended an additional 30 days if the rating of the Notes is under publicly announced consideration for possible downgrade by any Rating Agency at the end of the initial 30-day period) of: (1) a decline in the rating of the Notes by any Rating Agency by at least one notch in the gradation of the rating scale (e.g., + or – for S&P or 1, 2 and 3 for Moody’s) or of the credit outlook with respect thereto from such Rating Agency’s rating of the Notes; or (2) withdrawal by any Rating Agency of such Rating Agency’s rating of the Notes.

“Record Date” has the meaning specified in Section 301 of this Indenture.

“Redemption Date,” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to Section 1101 of this Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Refinancing Indebtedness” has the meaning specified in Section 1011(n) of this Indenture.

“Refunding Capital Stock” has the meaning specified in Section 1010 of this Indenture.

“Reinvestment Period” has the meaning specified in Section 1018 of this Indenture.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Relevant Taxing Jurisdiction” has the meaning specified in Section 1022 of this Indenture.

“Replacement Commitment” has the meaning specified in Section 1018 of this Indenture.

“Responsible Officer,” when used with respect to the Trustee, any officer assigned to the Corporate Trust Division Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 601(c)(2) and Section 602 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” has the meaning specified in Section 1010 of this Indenture.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Retired Capital Stock” has the meaning specified in Section 1010 of this Indenture.

“Reversion Date” has the meaning specified in Section 1019 of this Indenture.

“S&P” means Standard & Poor’s Ratings Group, Inc. and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Issuer or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person in contemplation of such leasing.

“Satellite” means any satellite owned by, leased to or for which a contract to purchase has been entered into by, the Issuer or any of its Subsidiaries, whether such satellite is in the process of manufacture, has been delivered for launch or is in orbit (whether or not in operational service).

“Satellite Manufacturer” means, with respect to any Satellite, the prime contractor and manufacturer of such Satellite.

“Satellite Purchase Agreement” means, with respect to any Satellite, the agreement between the applicable Satellite Purchaser and either (i) the applicable Satellite Manufacturer relating to the manufacture, testing and delivery of such Satellite or (ii) the applicable seller relating to the purchase and sale of such Satellite.

“Satellite Purchaser” means the Issuer or a Restricted Subsidiary that is a party to a Satellite Purchase Agreement or Launch Services Agreement, as the case may be.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Co-Issuers or their Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Secured Parties” means the Trustee, any of the Notes Collateral Agents, as applicable, and the Holders of the Notes.

“Secured Indebtedness” means any Indebtedness secured by a Lien on property or assets of the Issuer or a Restricted Subsidiary.

“Securities Accounts” shall mean, collectively, with respect to each of the Co-Issuers and each Guarantor, all “securities accounts” as such term is defined in the UCC.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the First Lien Intercreditor Agreement and each of the security documents pursuant to which the Co-Issuers and the Guarantors grant liens in favor of the applicable Notes Collateral Agent to secure obligations under this Indenture and the Notes and any other intercreditor agreement entered into pursuant to this Indenture.

“SEDAR” has the meaning specified in Section 1009 of this Indenture.

“Senior Credit Facilities” means the Credit Agreement dated as of March 28, 2012 (as amended by that certain Amendment No. 1 thereto, dated as of April 2, 2013, as further amended by that certain Amendment No. 2 thereto, dated as of November 17, 2016, as further amended by that certain Amendment No. 3 thereto, dated as of December 19, 2016, as further amended by that certain Amendment No. 4 thereto, dated as of February 1, 2017, as further amended by that certain Amendment No. 5 thereto, dated as of April 26, 2018 and as further amended by that certain Amendment No. 6 thereto, dated as of the Issue Date) by and among the Co-Issuers, the guarantors party thereto, the lenders party thereto in their capacities as lenders thereunder, JPMorgan Chase Bank, N.A, as Administrative Agent and Collateral Agent, and the other parties thereto, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, waivers, supplements, modifications, extensions, renewals, restatements, refundings or other restructuring thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, refinance or otherwise restructure all or any part of the loans, notes, other credit facilities or commitments thereunder or any successor or replacement loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, refinancing or other restructuring facility or indenture that increases the amount borrowable thereunder, alters the maturity thereof or alters the parties thereto.

“Senior Credit Facilities Collateral Agent” means JPMorgan Chase Bank, N.A., as collateral agent under the Senior Credit Facilities, together with its permitted successors.

“Senior Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Secured Debt as of the last day of the Test Period most recently ended on or prior to such date of determination, minus up to US$100,000,000 of cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries to the extent not designated as restricted cash on the consolidated balance sheet of the Issuer and its Restricted Subsidiaries in accordance with GAAP to (b) Consolidated EBITDA for such Test Period.

“Shared Collateral” shall have the meaning given to such term in the First Lien Intercreditor Agreement.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Skynet” means Loral Skynet Corporation, a Delaware corporation.

“Sold Entity or Business” has the meaning provided in the definition of the term “Consolidated EBITDA.”

“Specified Transaction” means, with respect to any period, any Investment, Change of Control for which a Change of Control Offer has been made (if required), sale, transfer or other disposition of assets or property, incurrence, refinancing, prepayment, redemption, repurchase, defeasance, acquisition similar payment, extinguishment, retirement or repayment of Indebtedness, distribution, dividend, Subsidiary designation, or other event that by the terms of the Indenture requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis and shall include any restructuring initiative, cost saving initiative or other similar strategic initiative of the Issuer or any of its Restricted Subsidiaries after the Issue Date.

“Spectrum Repurposing” means the diminution of the Issuer or any Restricted Subsidiary’s rights to the use of orbital spectrum or market access rights, directly or indirectly, by any Governmental Authority, including, without limitation, Issuer or its Restricted Subsidiary’s FCC Licenses or ISED Canada Authorizations, directly or indirectly, as result of the FCC proceeding Expanding Flexible Use of the 3.7-4.2 GHz Band, GN Docket No. 18-122, Order and Notice of Proposed Rulemaking, 33 FCC Rcd 6915 (2018) or the ISED Canada Consultation on Revisions to the 3500 MHz Band to Accommodate Flexible Use and Preliminary Consultation on Changes to the 3800 MHz Band, ISED Canada’s Decision on Revisions to the 3500 MHz Band to Accommodate Flexible Use and Decisions on Changes to the 3800 MHz Band, or any similar proceedings.

“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Notes as the fixed date on which the principal of such Notes or such installment of principal or interest is due and payable.

“Subject Agreements” has the meaning provided in the definition of the term “Permitted Liens.”

“Subject Property” shall mean, collectively, (1) any contract, license, lease, agreement, permit, instrument, security or franchise agreement or other document (a “Contract”) to which the Issuer or any Restricted Subsidiary is a party or any asset, right or property (and accessions and additions to such assets, rights or property, replacements and products thereof and customary security deposits, related Contract rights and payment intangibles) of the Issuer or a Restricted Subsidiary that is subject to a purchase money security interest, Finance Lease Obligation, similar arrangement or Contract and any of its rights or interests thereunder, in each case only to the extent and for so long as the grant of such security interest or Lien in such Contract or such asset, right or property is prohibited by or constitutes or results or would constitute or result in the invalidation, violation, breach, default, forfeiture or unenforceability of any right, title or interest of the Issuer or such Restricted Subsidiary under such Contract or purchase money, capital lease or similar arrangement or Contract or creates or would create a right of termination in favor of any other party thereto (other than the Issuer or any wholly owned Restricted Subsidiary), or requires consent not obtained of any third party (it being understood and agreed that the Issuer and each Restricted Subsidiary shall not be required to seek any such consent), other than the proceeds thereof the assignment of which is expressly deemed effective under the UCC or any similar applicable laws notwithstanding such prohibition, (2) any Governmental Authority licenses or state or local Governmental Authority franchises, charters or authorizations, to the extent the grant of a security interest in any such licenses, franchise, charter or authorization would be prohibited or restricted by such license, franchise, charter or authorization or (3) any property to the extent that such grant of a security interest would result in the forfeiture of the Issuer’s or any Restricted Subsidiary’s rights in the property (including any legally effective prohibition or restriction).

“Subordinated Indebtedness” means:

(1) with respect to any Co-Issuer, any Indebtedness of such Co-Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor.

“Subsidiary” means, with respect to any Person,

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and

(2) any partnership, joint venture, limited liability company or similar entity of which:

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Successor Company” has the meaning specified in Section 801(1) of this Indenture.

“Successor Person” has the meaning specified in Section 802 of this Indenture.

“Suspended Covenants” has the meaning specified in Section 1019 of this Indenture.

“Suspension Date” has the meaning specified in Section 1019 of this Indenture.

“Suspension Period” has the meaning specified in Section 1019 of this Indenture.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or any of its Subsidiaries shall be a Swap Agreement.

“Swap Obligations” means obligations under or with respect to Swap Agreements.

“Tax” means any tax, duty, levy, impost, assessment or similar governmental charge (including penalties, interest and any other liabilities related thereto) and, for the avoidance of doubt, including any withholding or deduction for or on account of any of the foregoing.

“Taxing Authority” means any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“Test Period” means, on any date of determination, the period of four consecutive fiscal quarters of the Issuer then most recently ended (taken as one accounting period) for which internal financial statements are available.

“The SpaceConnection, Inc.” means The SpaceConnection, Inc., a Nevada corporation, and its successors.

“Total Assets” means the total assets of the Issuer and the Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer and its Restricted Subsidiaries provided to the Trustee and Holders, in conformity with GAAP.

“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness as of the last day of the Test Period most recently ended on or prior to such date of determination, minus up to US$100,000,000 of cash and Cash Equivalents of the Issuer and its Restricted Subsidiaries to the extent not designated as restricted cash on the consolidated balance sheet of the Issuer and its Restricted Subsidiaries in accordance with GAAP to (b) Consolidated EBITDA for such Test Period. As of the Issue Date, the Total Net Leverage Ratio will be calculated using a Canadian Dollar equivalent for Consolidated Total Indebtedness. If the Issuer changes its functional currency to U.S. dollars, the Total Net Leverage Ratio will be calculated using a U.S. dollar equivalent for Consolidated Total Indebtedness.

“Transaction Expenses” means any fees or expenses incurred or paid by the Issuer or any of its Subsidiaries in connection with the Transactions, the Initial Notes, the Senior Credit Facilities and the related loan documents and the transactions contemplated thereby.

“Transactions” means, collectively, (a) the issuance of the Initial Notes, (b) the execution and delivery of the loan documents relating to the Senior Credit Facilities and the making of the initial borrowings thereunder, (c) the repayment of a portion of the term loans under the Senior Credit Facilities, (d) the consummation of any other transactions in connection with the foregoing and (e) the payment of all fees and expenses to be paid on or prior to the Issue Date and owing in connection with the foregoing.

“Treasury Rate” means, as of any the date of any redemption notice, the weekly average for each Business Day of the most recent week that has ended at least two Business Days prior to the Redemption Date of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (or, if such Federal Reserve Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the date of the notice of redemption to the First Call Date; provided, however, that if the period from the date of the notice of redemption to the First Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means The Bank of New York Mellon, a New York banking corporation, until a successor replaces it and, thereafter, means the successor.

“UCC” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer (other than any Co-Issuer) that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer, as provided below);

(2) 10680451 Canada, Inc., Telesat U.S. Services Holdings Corporation and Telesat U.S. Services, LLC; provided that any such Subsidiary shall cease to be an Unrestricted Subsidiary if the Board of Directors designates such Subsidiary as a Restricted Subsidiary as set forth below; and

(3) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any of its Subsidiaries (other than any Subsidiary of the Subsidiary to be so designated), provided that

(a) any Subsidiary to be so designated must be an entity of which shares of the capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Issuer,

(b) such designation complies with Section 1010, and

(c) each of:

(1) the Subsidiary to be so designated, and

(2) its Subsidiaries.

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (1) immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing and (2) the Issuer could incur at least US$1.00 of additional Indebtedness pursuant to the Total Net Leverage Ratio test described in the first paragraph of Section 1011.

Any such designation by the Board of Directors of the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Unrestricted Subsidiary Support Transactions” means transactions, agreements and arrangements entered into and performed by (i) the Issuer and any of its Restricted Subsidiaries and (ii) any Unrestricted Subsidiary pursuant to which the Issuer and any of its Restricted Subsidiaries provide a common salesforce (including cross-selling) and/or selling, general and administrative services, including employment and related services, to such Unrestricted Subsidiary, in each case, at a cost of not less than 105% of the cost incurred by the Issuer or the relevant Restricted Subsidiary related to such service.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Vice President,” when used with respect to the Issuer, the Co-Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person; provided, however, that, with respect to the Issuer, the term “Voting Stock” shall not include preferred shares of the Issuer that have a nominal dividend and return of capital and vote only for the election of directors, for so long as such shares are held and voted by directors nominated by a committee consisting of members of the Board of Directors of the Issuer or by PSP or by Loral.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary that is a direct or indirect Wholly-Owned Subsidiary of the Issuer.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or would be owned upon exchange of all outstanding securities of such Person in accordance with their terms.

Section 103. Compliance Certificates and Opinions. Upon any application or request by the Co-Issuers to the Trustee or any Notes Collateral Agent to take or refrain from taking any action under this Indenture, the Co-Issuers shall furnish to the Trustee or such applicable Notes Collateral Agent an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance which constitutes a condition precedent) relating to the proposed action have been complied with and, other than in connection with the issuance, authentication and delivery of the Initial Notes on the Issue Date and the addition of a new Guarantor or parent guarantor, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008) shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

The Trustee and each Notes Collateral Agent shall have no responsibility or liability with respect to any matters that would have been covered by the Opinion of Counsel that are not permitted by this Section.

Section 104. Form of Documents Delivered to Trustee and Notes Collateral Agents. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer or Co-Issuer, as the case may be, may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer or Co-Issuer, as the case may be, stating that the information with respect to such factual matters is in the possession of the Issuer or Co-Issuer, as the case may be.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 105. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 105.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d) If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Such record date shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date. Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Co-Issuers or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

Section 106. Notices, Etc., to Trustee, Company, Any Guarantor and Agent. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) The Trustee or the Notes Collateral Agent by any Holder or by the Co-Issuers or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (via facsimile, email in PDF format, mailed, first-class postage prepaid, or delivered by recognized overnight courier) to or with the Trustee at The Bank of New York Mellon, 240 Greenwich Street, Floor 7 East, New York, New York, 10286, Attention: Corporate Trust Division — Corporate Finance Unit;

(2) TMF Brasil Administração e Gestão de Ativos Ltda as an On-Shore Notes Collateral Agent by any Holder or by the Co-Issuers or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (via facsimile, email in PDF format, mailed, first-class postage prepaid, or delivered by recognized overnight courier) to or with such On-Shore Notes Collateral Agent at Al Caiapós, No. 243, Conjunto A, Sala 1, Tamboré, Zip Code 06460110, City of Barueri, São Paulo, Attention: Danilo Oliveira/Joanna Viali;

(3) TMF Trustee Limited as an On-Shore Notes Collateral Agent by any Holder or by the Co-Issuers or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (via facsimile, email in PDF format, mailed, first-class postage prepaid, or delivered by recognized overnight courier) to or with such On-Shore Notes Collateral Agent at 20 Farringdon Street, London, 8th floor, EC4A 4AB, UK, Attention: Attention: Corporate Trust; or

(4) either of the Co-Issuers or any Guarantor by the Trustee, by any Notes Collateral Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing (via facsimile, email in PDF format, mailed, first-class postage prepaid, or delivered by recognized overnight courier) to the Issuer addressed to it at the address of its principal office specified in the first paragraph, Attention: General Counsel, or at any other address previously furnished in writing to the Trustee by the Issuer or such Guarantor.

A copy of all notices to any Agent shall be sent to the Trustee at the address shown above. Any Person may change its address by giving notice of such change as set forth herein.

Section 107. Notice to Holders; Waiver. Where this Indenture provides for notice of any event to Holders by the Co-Issuers or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and delivered electronically or mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices given by publication (including posting of information as contemplated by Section 1009 of this Indenture) will be deemed given on the first date on which publication is made; notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing; notices sent by overnight delivery service will be deemed given when delivered; and notices given electronically will be deemed given when sent. Notices otherwise given in accordance with the procedures of DTC will be deemed given on the date sent to DTC. Any notices required to be given to the Holders of Notes that are in global form will be given to DTC in accordance with its customary procedures therefor.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 108. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience of reference only, are not intended to be considered a part hereof and shall not affect the construction hereof.

Section 109. Successors and Assigns. All agreements of each of the Co-Issuers in this Indenture and the Notes will bind their respective successors. All agreements of the Trustee and any Notes Collateral Agent in this Indenture will bind their respective successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 1208 hereof.

Section 110. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Note Registrar and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112. Governing Law. This Indenture, the Notes and any Guarantee will be governed by and construed in accordance with the laws of the State of New York.

Section 113. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Change of Control Payment Date, or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Change of Control Payment Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for purposes of such payment for the period from and after such Interest Payment Date, Redemption Date, Change of Control Payment Date, Stated Maturity or Maturity, as the case may be.

Section 114. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Issuer, the Co-Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Co-Issuers or the Guarantors under the Notes, the Guarantees, this Indenture or the Security Documents or for any claim based on, in respect of, or by reason of such obligations or their creation to the extent permitted by applicable law. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 115. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 116. Regulatory Matters. The Issuer agrees to take any action which any Holder or the Trustee may reasonably request in order to obtain from the FCC, the U.S. Department of Justice, ISED Canada, the CRTC or any other relevant Governmental Authority such approval as may be necessary to enable the Holders and the Trustee to exercise the full rights and benefits granted to them pursuant to this Indenture.

Notwithstanding anything herein, in the Offering Memorandum or in the Notes to the contrary, prior to the occurrence of an Event of Default and the consent of the FCC, the U.S. Department of Justice, ISED Canada, the CRTC and of any other applicable Governmental Authority to the assignment or transfer of control of FCC Licenses, ISED Canada Authorizations, CRTC licenses or approvals or other governmental permits, licenses, or other authorizations, including those of any other Governmental Authority, this Indenture, and the transactions contemplated hereby and thereby may not be effectuated if and to the extent they would constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of any FCC Licenses, ISED Canada Authorizations, CRTC licenses or approvals or other governmental permits, licenses or other authorizations, including those of any other Governmental Authority, by the Holders or the Trustee or control, affirmative or negative, direct or indirect, by Holders or the Trustee over the management or any other aspect of the operation of any FCC Licenses, ISED Canada Authorizations, CRTC licenses or approvals or other governmental permits, licenses, or other authorizations, including those of any other Governmental Authority.

Section 117. Agent for Service; Submission to Jurisdictions; Waiver of Immunities; Waiver of Jury Trial. By the execution and delivery of this Indenture, each of the Issuer, Co-Issuer and each Guarantor (i) acknowledges that it has irrevocably designated and appointed Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware, 19808 as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Notes, the Guarantees or this Indenture that may be instituted in any federal or New York state court located in The Borough of Manhattan, The City of New York, or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), (ii) irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon Corporation Service Company and written notice of said service to the Issuer (mailed or delivered to the Issuer in accordance with Section 106, attention: General Counsel, at its principal office at 160 Elgin Street, Suite 2100, Ottawa, Ontario, Canada K2P 2P7), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Issuer, Co-Issuer and each Guarantors each further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of Corporation Service Company in full force and effect so long as this Indenture shall be in full force and effect.

To the extent that any of the Issuer, Co-Issuer or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Note or Guarantees, as applicable, to the extent permitted by law.

Each of the Issuer, Co-Issuer and each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by law, any obligation that it may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court or any appellate court with respect thereto. Each of the Issuer, Co-Issuer and each Guarantor irrevocably waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action, suit or proceeding in any such court.

EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

Section 118. Conversion of Currency.

(a) Each of the Issuer, Co-Issuer and each Guarantor covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Notes, Guarantees and this Indenture:

(i) If for the purposes of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due or contingently due in any other currency under the Notes of any series and this Indenture (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which a final judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(ii) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment referred to in (i) above is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer, Co-Issuer and Guarantors, as applicable, shall pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(b) In the event of the winding-up of any of the Issuer, Co-Issuer or Guarantors at any time while any amount or damages owing under the Notes, Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Co-Issuers and the Guarantors shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in the Base Currency due or contingently due under the Notes, Guarantees and this Indenture (other than under this subsection (b)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b) the final date for the filing of proofs of claim in the winding-up of any of the Issuer, Co-Issuer or Guarantors shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer, Co-Issuer or Guarantors, as applicable may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c) The obligations contained in subsections (a)(ii) and (b) of this Section 118 shall constitute separate and independent obligations of the each of the Issuer, Co-Issuer and each Guarantor from its other obligations under the Notes, Guarantees and this Indenture, shall give rise to separate and independent causes of action against the Issuer, Co-Issuer or Guarantors, as applicable, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer, Co-Issuer or Guarantors, as applicable, for a liquidated sum in respect of amounts due hereunder (other than under subsection (b) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer, Co-Issuer or Guarantors, as applicable or its liquidator. In the case of subsection (b) above, the amount of such deficiency shall not be deemed to be increased or reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

The term “rate(s) of exchange” shall mean the rate of exchange quoted by a Canadian chartered bank as may be designated in writing by the Issuer to the Trustee from time to time, at its central foreign exchange desk in its main office in Toronto at 12:00 noon (Toronto time) on the relevant date for purchases of the Base Currency with the Judgment Currency and includes any premiums and costs of exchange payable.

Section 119. Limited Condition Transactions. When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock or preferred stock and the use of proceeds thereof, the incurrence of Liens, repayments and Restricted Payments), in each case, at the option of the Issuer (the Issuer’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) either (a) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice, declaration of a Restricted Payment or similar event), or (b) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer is published on a regulatory information service in respect of a target of a Limited Condition Transaction and, in each case, if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock or preferred stock and the use of proceeds thereof, the incurrence of Liens, repayments and Restricted Payments) and any related pro forma adjustments, the Issuer or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued or incurred at the LCT Test Date or at any time thereafter); provided, that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Issuer may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such ratios, tests or baskets and (b) except as contemplated in the foregoing clause (a), compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Stock or preferred stock and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Asset Sales).

For the avoidance of doubt, if the Issuer has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Total Assets of the Issuer or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.

The Trustee shall not be responsible, or have any liability, for the calculation of any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction or any LCT Election.

Section 120. Certain Calculations. Notwithstanding anything to the contrary in this Indenture and for the avoidance of doubt, financial ratios and tests (including measurements of Total Assets or Consolidated EBITDA), including the Senior Secured Net Leverage Ratio and the Total Net Leverage Ratio shall be calculated in the manner prescribed under this Section 120. For purposes of calculating any financial ratio or test (including Total Assets or Consolidated EBITDA), Specified Transactions (with any incurrence or refinancing of any Indebtedness in connection therewith to be subject to the second succeeding paragraph of this Section 120) that have been made (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period (or, in the case of Total Assets or “unrestricted” cash and Cash Equivalents, on the last day of the applicable Test Period). If, since the beginning of any applicable Test Period, any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Issuer or any Restricted Subsidiary since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 120 then such financial ratio or test (including Total Assets and Consolidated EBITDA) shall be calculated to give pro forma effect thereto in accordance with the provisions set forth in this Section 120.

Whenever pro forma effect or a determination of pro forma compliance is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by the Issuer and may include, for the avoidance of doubt, the amount of “run rate” cost savings, operating expense reductions and cost synergies and other synergies projected by the Issuer in good faith to result from or relating to any Specified Transaction that is being given pro forma effect or for which a determination of pro forma compliance is being made that have been realized or are expected to be realized and for which the actions necessary to realize such cost savings, operating expense reductions, cost synergies or other synergies have been taken, have been committed to be taken, with respect to which substantial steps have been taken or which are expected to be taken (in the good faith determination of the Issuer) (calculated on a pro forma basis as though such cost savings, operating expense reductions, cost synergies and other synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions, cost synergies and other synergies were realized during the entirety of such period and “run rate” means the full recurring benefit for a period that is associated with any action taken, any action committed to be taken, any action with respect to which substantial steps have been taken or any action that is expected to be taken net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in which the effects thereof are expected to be realized) relating to such Specified Transaction, and any such adjustments included in the initial pro forma calculations shall continue to apply to subsequent calculations of such financial ratios or tests, including during any subsequent test periods in which the effects thereof are expected to be realizable; provided that (i) such amounts are reasonably identifiable in the good faith judgment of the Issuer, (ii) such actions are taken, such actions are committed to be taken, substantial steps with respect to such action have been taken or such actions are expected to be taken no later than six fiscal quarters after the date of consummation of such Specified Transaction and (iii) no amounts shall be added to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period; provided, further, that the aggregate amount of all such pro forma adjustments pursuant to this paragraph, the third paragraph below in this Section 120 or clause (l) of the definition of “Consolidated EBITDA” in any Test Period shall not exceed 20% of Consolidated EBITDA for such Test Period (in each case, calculated before giving effect to any such adjustment).

In the event that the Issuer or any Restricted Subsidiary incurs (including by assumption or guarantee) or refinances (including by redemption, repurchase, repayment, retirement or extinguishment) any Indebtedness, in each case included in the calculations of any financial ratio or test, (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or refinancing of Indebtedness (including pro forma effect to the application of the net proceeds therefrom), in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period; provided that, with respect to any incurrence of Indebtedness permitted by the provisions of the Indenture in reliance on the pro forma calculation of the Senior Secured Net Leverage Ratio and/or the Total Net Leverage Ratio, as applicable, shall not give pro forma effect to any Indebtedness being incurred (or expected to be incurred) substantially simultaneously or contemporaneously with the incurrence of any such Indebtedness in reliance on any “basket” set forth in the indenture (including any “baskets” measured as a percentage of Total Assets or Consolidated EBITDA).

Whenever pro forma effect is to be given to a pro forma event, the pro forma calculations shall be made in good faith by the Issuer. Interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Issuer or applicable Restricted Subsidiary may designate. For purposes of making the computations referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period or, if lower, the maximum commitments under such revolving credit facility.

Any such pro forma calculation may include, without limitation, adjustments calculated in accordance with Regulation S-X under the Securities Act; provided that the aggregate amount of all such pro forma adjustments pursuant to this sentence, third paragraph above in this Section 120 or clause (l) of the definition of “Consolidated EBITDA” in any Test Period shall not exceed 20% of Consolidated EBITDA for such Test Period (in each case, calculated before giving effect to any such adjustment).

The Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of a revolving commitment under any Credit Facility as incurred and outstanding Indebtedness for borrowed money at the time of such election and for so long as such revolving commitments remain outstanding, regardless of whether fully drawn at the time of such election. As a result of any such election, any subsequent incurrence of Indebtedness under such revolving commitment shall not be deemed an incurrence of additional Indebtedness or an additional Lien at such subsequent time. As of the Issue Date, the Senior Secured Net Leverage Ratio and the First Lien Net Leverage Ratio will be calculated using a Canadian Dollar equivalent for Consolidated Total Secured Debt and Consolidated Total First Lien Debt. If the Issuer changes its functional currency to U.S. dollars, the Senior Secured Net Leverage Ratio will be calculated using a U.S. dollar equivalent for Consolidated Total Secured Debt and Consolidated Total First Lien Debt.

For the avoidance of doubt, the Trustee shall not be responsible or liable for any calculation under this Indenture, including, without limitation, the calculation of any financial ratio or test.

Article Two

NOTE FORMS

Section 201. Form and Dating. Provisions relating to the Initial Notes are set forth in the Rule 144A/Regulation S/IAI Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Co-Issuers are subject, if any, or usage (provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Issuer). Each Note shall be dated the date of its authentication. The terms of the Note set forth in the Appendix are part of the terms of this Indenture.

Section 202. Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Co-Issuers by at least one Officer of each Co-Issuer. The signature of any Officer on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Co-Issuers shall bind the Co-Issuers, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Co-Issuers may deliver Notes executed by the Co-Issuers to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes.

On the Issue Date, the Co-Issuers shall deliver the Initial Notes in the aggregate principal amount of US$400,000,000 executed by the Co-Issuers to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, directing the Trustee to authenticate the Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Notes. At any time and from time to time after the Issue Date, the Co-Issuers may deliver Additional Notes executed by the Co-Issuers to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Additional Notes, directing the Trustee to authenticate the Additional Notes, and certifying that the issuance of such Additional Notes is in compliance with Article Ten hereof, and the Trustee in accordance with such Company Order shall authenticate and deliver such Additional Notes. In each case, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel of the Co-Issuers in connection with such authentication of Notes; provided that no Opinion of Counsel under Section 103 shall be required in connection with the authentication of the Initial Notes. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

In case any of the Co-Issuers or any Guarantor, pursuant to Article Eight of this Indenture, shall be consolidated, amalgamated, merged with or into or wound up into any other Person or shall sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to any Person, and the successor Person resulting from such consolidation or amalgamation, or surviving such merger, or into which such Co-Issuer or such Guarantor shall have been merged or wound up into, or the Person which shall have received a sale, assignment, transfer, lease, conveyance or other disposition as aforesaid, shall have executed a supplemental indenture hereto with the Trustee pursuant to Article Eight of this Indenture, any of the Notes authenticated or delivered prior to such consolidation, amalgamation, merger, sell, assignment, transfer, lease, conveyance or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 202 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

Article Three

THE NOTES

Section 301. Title and Terms. The aggregate principal amount of Notes which may be authenticated and issued under this Indenture is not limited; provided, however, that any Additional Notes issued under this Indenture are issued in accordance with Sections 202 and 1011 hereof, as part of the same series as the Initial Notes.

The Notes shall be known and designated as the “4.875% Senior Secured Notes due 2027” of the Co-Issuers. The Stated Maturity of the Notes shall be June 1, 2027, and the Notes shall bear interest at the rate of 4.875% per annum from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually in arrears on June 1 and December 1 in each year, commencing on June 1, 2020, and at said Stated Maturity, until the principal thereof is paid or duly provided for and to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on May 15 and November 15 immediately preceding such Interest Payment Date (each, a “Record Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date.

The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the Note Register of Holders; provided that all payments of principal, premium, if any, and interest with respect to Notes represented by one or more permanent Global Notes registered in the name of or held by DTC or its nominee will be made in accordance with DTC’s applicable procedures. Until otherwise designated by the Issuer, the Issuer’s office or agency in New York will be the office of the Trustee maintained for such purpose.

Holders shall have the right to require the Co-Issuers to purchase their Notes, in whole or in part, in the event of a Change of Control Triggering Event pursuant to Section 1017. The Notes shall be subject to repurchase pursuant to an Asset Sale Offer as provided in Section 1018.

The Notes shall be redeemable as provided in Article Eleven.

The due and punctual payment of principal of, premium, if any, and interest on the Notes payable by the Issuer is irrevocably unconditionally guaranteed, to the extent set forth herein, by each of the Guarantors.

Section 302. Denominations. The Notes shall be issuable only in registered form without coupons and only in denominations of US$2,000 and integral multiples of US$1,000 in excess of US$2,000.

Section 303. Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 304. Registration, Registration of Transfer and Exchange. The Co-Issuers shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Co-Issuers shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as note registrar (the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note at the office or agency of the Co-Issuers designated pursuant to Section 1002, the Co-Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Co-Issuers shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Co-Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by either of the Co-Issuers or the Note Registrar) be duly endorsed, or be accompanied by written instruments of transfer, in form satisfactory to the Co-Issuers and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Co-Issuers may require payment of a sum sufficient to cover any taxes, fees or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 202, 303, 906, 1017, 1018, or 1108 not involving any transfer.

Section 305. Mutilated, Destroyed, Lost and Stolen Notes. If (1) any mutilated Note is surrendered to the Trustee, or (2) the Co-Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Co-Issuers and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Co-Issuers or the Trustee that such Note has been acquired by a Protected Purchaser (as defined in Section 8-303 of the Uniform Commercial Code) (a “Protected Purchaser”), the Co-Issuers shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Co-Issuers in their discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 305, the Co-Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 305 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Co-Issuers and each Guarantor, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 305 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 306. Payment of Interest; Interest Rights Preserved.

(a) Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such interest at the office or agency of the Co-Issuers maintained for such purpose pursuant to Section 1002; provided, however, that, subject to Section 301 hereof, each installment of interest may at the Co-Issuers’ option be paid by (1) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 307, to the address of such Person as it appears in the Note Register or (2) transfer to an account located in the United States maintained by the payee.

(b) [Reserved].

(c) Subject to the foregoing provisions of this Section 306, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

(d) Whenever interest is computed on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year. For the purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest will not apply to any interest calculation under this Indenture or the Notes, and the rates of interest stipulated in this Indenture or the Notes are intended to be nominal rates and not effective rates or yields.

Section 307. Persons Deemed Owners. Prior to the due presentment of a Note for registration of transfer, the Co-Issuers, any Guarantor, the Trustee and any agent of either of the Co-Issuers or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 304 and 306) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Co-Issuers, the Trustee or any agent of either of the Co-Issuers or the Trustee shall be affected by notice to the contrary.

Section 308. Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Co-Issuers may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Co-Issuers have not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If any of the Co-Issuers shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 308, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless by Company Order the Co-Issuers shall direct that cancelled Notes be returned to it.

Section 309. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 310. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Note Registrar or a co-registrar with a request to register a transfer, the Note Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Notes are presented to the Note Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Note Registrar shall make the exchange as requested if the same requirements are met.

Section 311. CUSIP, ISIN and Common Code Numbers. The Co-Issuers in issuing the Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case, if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such “CUSIP” numbers, ISINs and “Common Code” numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such “CUSIP” numbers, ISINs and “Common Code” numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers, ISINs and “Common Code” numbers applicable to the Notes.

Section 312. Issuance of Additional Notes. The Co-Issuers may, subject to Section 1011 of this Indenture, issue additional Notes having identical terms and conditions to the Initial Notes issued on the Issue Date (the “Additional Notes”), except, if applicable, the initial Interest Payment Date and the initial interest accrual date. The Initial Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase; provided that a separate CUSIP or ISIN shall be issued for the Additional Notes, unless the Initial Notes and the Additional Notes are treated as fungible for U.S. federal income tax purposes or Canadian federal income tax purposes.

Article Four

SATISFACTION AND DISCHARGE

Section 401. Satisfaction and Discharge of Indenture. This Indenture shall, upon Company Request and at the Company’s expense, be discharged and cease to be of further effect as to all Notes issued hereunder (except for any provisions which survive discharge), and any Collateral then securing the Notes shall be automatically released, and the Trustee and the Notes Collateral Agents, as applicable, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture (except for any provisions which survive discharge) and release of any Collateral then securing the Notes, when:

(1) either:

(A) all Notes heretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 305 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B) all such Notes not theretofore delivered to the Trustee for cancellation:

(i) have become due and payable by reason of the making of a notice of redemption pursuant to Section 1105 or otherwise, or

(ii) will become due and payable within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Co-Issuers, and the Co-Issuers or any Guarantor, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and accrued but unpaid interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the Redemption Date. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than this Indenture) to which each of the Co-Issuers or any Guarantor is a party or by which the Issuer, the Co-Issuer or any Guarantor is bound;

(3) the Co-Issuers have paid or caused to be paid all sums payable by it under this Indenture;

(4) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at the Stated Maturity or the Redemption Date, as the case may be; and

(5) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein to the satisfaction and discharge of this Indenture have been complied with. Such Opinion of Counsel may rely on such Officer’s Certificate as to matters of fact, including clauses (1), (2), (3) and (4).

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Co-Issuers to the Trustee under Section 607, the obligations of the Issuer to any authenticating agent under Section 612 and, if money or Government Securities shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 401, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.

Section 402. Application of Trust Money. Subject to the provisions of the last paragraph of Section 1003, all money or Government Securities deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money or Government Securities has been deposited with the Trustee; but such money or Government Securities need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s, the Co-Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 401; provided that if the Co-Issuers have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Co-Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Article Five

REMEDIES

Section 501. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes issued under this Indenture;

(2) default for 30 days or more in the payment when due of interest or Additional Amounts on or with respect to the Notes issued under this Indenture;

(3) failure by the Issuer to comply with its obligations under Section 801;

(4) failure by the Issuer, the Co-Issuer or any Guarantor for 45 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding and issued under this Indenture to comply with any of its obligations, covenants or other agreements (other than a default referred to in clauses (1), (2) or (3) above) contained in this Indenture, the Notes or the Security Documents;

(5) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness by the Issuer or any Restricted Subsidiary or the payment of which is guaranteed by the Issuer or any Restricted Subsidiary, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if

(A) such default either:

(i) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or

(ii) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity;

(B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate US$110,000,000 or more at any one time outstanding; and

(C) in the case of the occurrence of a default described in (A)(ii) above, such default results in (x) the acceleration of such Indebtedness prior to the final maturity thereof or (y) the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness;

(6) failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of US$110,000,000 or its foreign currency equivalent (net of any amounts which are covered by insurance policies from creditworthy insurers), which final judgments remain undischarged, unwaived and unstayed for a period of more than 60 days after such judgment becomes final;

(7) any of the following events with respect to the Issuer or any Significant Subsidiary:

(A) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences proceedings to be adjudicated bankrupt or insolvent;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property;

(iv) takes any comparable action under any foreign laws relating to insolvency; or

(B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Significant Subsidiary in an involuntary case;

(ii) appoints a custodian of the Company or any Significant Subsidiary or for all or substantially all of its property; or

(iii) orders the winding up or liquidation of the Company or any Significant Subsidiary; and

the order or decree remains unstayed and in effect for 60 days;

(8) the Guarantee of the Issuer or any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of the Issuer or any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture; or

(9) unless such Liens have been released in accordance with the provisions of this Indenture or Security Documents, Liens securing the First Lien Notes Obligations with respect to a material portion of the Collateral cease to be valid, perfected or enforceable, or the Co-Issuers shall assert or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such Lien is invalid, unperfected or unenforceable and, in the case of any such Guarantor, the Co-Issuers fail to cause such Guarantor to rescind such assertions within 30 days after the Issuer has actual knowledge of such assertions; provided that no Event of Default shall occur under this clause (9) if the Co-Issuers and the Guarantors cooperate with the applicable Notes Collateral Agent to replace or perfect such Lien, such Lien is promptly replaced or perfected (as needed) and the rights, powers and privileges of the Holders are not materially adversely affected by such replacement or perfection.

Section 502. Acceleration of Maturity; Rescission and Annulment.

(a) If any Event of Default (other than an Event of Default specified in Section 501(7) above) occurs and is continuing, then and in every such case the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes issued under this Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the Outstanding Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders); provided that no such declaration may occur with respect to any action taken, and reported publicly or to Holders, more than two years prior to the date of such declaration. The Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders. The Trustee shall have no obligation to determine when or if any Holders have been notified of any such action or to track when such two-year period starts or concludes. Any time period to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction.

Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Co-Issuers and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that have represented to such Holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Co-Issuers with such other information as the Co-Issuers may reasonably request from time to time in order to verify the accuracy of such Noteholder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee, and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Co-Issuers determine in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provide to the Trustee an Officer’s Certificate stating that the Co-Issuers have initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Co-Issuers provide to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio (other than any indemnity such Directing Holder may have offered the Trustee), with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default specified in Section 501(7) shall not require compliance with the foregoing paragraphs of this Section 502(a). For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Co-Issuers, any Holder or any other Person in acting in good faith on a Noteholder Direction.

(b) Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 501(7) above occurs, then the principal amount of all Outstanding Notes shall ipso facto become and be immediately due and payable without any notice, declaration or other act on the part of the Trustee or any Holder.

(c) At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences, so long as such rescission and annulment would not conflict with any judgment of a court of competent jurisdiction, if:

(1) the Co-Issuers have paid or deposited with the Trustee a sum sufficient to pay:

(A) all overdue interest on all Outstanding Notes,

(B) all unpaid principal of (and premium, if any, on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Notes,

(C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Notes, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513, provided that no such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee. The Co-Issuers covenant that if:

(1) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Co-Issuers will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Co-Issuers fail to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Co-Issuers, any Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Co-Issuers, any Guarantor or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture and the Guarantees by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, including seeking recourse against any Guarantor, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, including seeking recourse against any Guarantor.

Section 504. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Co-Issuers or any other obligor including any Guarantor, upon the Notes or the property of either of the Co-Issuers or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Co-Issuers for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 505. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 506. Application of Money Collected. Any money or property collected by the Trustee pursuant to this Article and any money or other property distributable in respect of obligations of the Co-Issuers under this Indenture or the Security Documents after the occurrence of an Event of Default, including in each case upon realization of the Collateral (but subject, in each case, to the First Lien Intercreditor Agreement) shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and the Notes Collateral Agents (including any predecessor Trustee or Notes Collateral Agents) under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected and all other First Lien Notes Obligations, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively, and all other First Lien Notes Obligations; and

THIRD: The balance, if any, to the Co-Issuers or as a court of competent jurisdiction may direct in writing; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

Section 507. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder shall pursue any remedy with respect to this Indenture or the Notes (subject to the First Lien Intercreditor Agreement), unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee or the Notes Collateral Agents, as applicable, reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period,

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Guarantees to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or the Guarantees, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being further understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 508. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Note of the principal of (and premium, if any) and (subject to Section 306) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment on or after such respective dates, and such rights shall not be impaired without the consent of such Holder.

Section 509. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Guarantees and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Co-Issuers, any Guarantor, any other obligor of the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 305, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512. Control by Holders. Subject to the Trustee’s rights under Article Six hereof, the Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Notes Collateral Agents, or exercising any trust or power conferred on the Trustee or the Notes Collateral Agents, provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture,

(2) subject to all applicable laws, rules and regulations, the Trustee or the Notes Collateral Agents may take any other action deemed proper by the Trustee or the Notes Collateral Agents, as applicable, which is not inconsistent with such direction, and

(3) the Trustee or the Notes Collateral Agents need not take any action which might involve it in personal liability or which the Trustee or the Notes Collateral Agents, as applicable, determines is unduly prejudicial to the rights of any Holders not consenting.

Section 513. Waiver of Past Defaults. Subject to Sections 508 and 902, the Holders of at least a majority in aggregate principal amount of the Outstanding Notes issued under this Indenture by notice to the Trustee may on behalf of the Holders of all of such Notes waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture (except a continuing Default or Event of Default in respect of the payment of interest on, premium, if any, or the principal of any such Note held by a non-consenting Holder, or in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected) and rescind any acceleration and its consequences with respect to the Notes; provided such rescission would not conflict with any judgment of a court of competent jurisdiction and the Trustee and each of the Notes Collateral Agents has been paid any amounts owed to it in connection with such Default or Event of Default. In the event of any Event of Default specified in clause (5) of Section 501, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 514. Waiver of Stay or Extension Laws. Each of the Co-Issuers, the Guarantors and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Co-Issuers, the Guarantors and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Article Six

THE TRUSTEE

Section 601. Duties of the Trustee.

(a) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith, gross negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions specifically required by any provision hereof to be provided to it, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof or any conclusions therein.

(b) If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge (in the case of an Event of Default under clause (1) or (2) of Section 501 hereof) or (in the case of any other Event of Default) of which written notice of such Event of Default shall have been given to a Responsible Officer of the Trustee by the Issuer, any other obligor of the Notes or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1) this paragraph (c) shall not be construed to limit the effect of paragraphs (a) or (d) of this Section 601;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

Section 602. Notice of Defaults. Notwithstanding anything herein to the contrary (including Section 502(a) hereof), within 30 days after the receipt from the Issuer of notice of the occurrence of any Default or Event of Default hereunder, the Trustee shall transmit notice of such Default or Event of Default hereunder, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

Section 603. Certain Rights of Trustee. Subject to the provisions of Sections 601 and 602:

(1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Co-Issuers mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(4) the Trustee may consult with counsel, accountants or other professionals of its own selection and the advice of such counsel, accountants or other professionals or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance on the advice or opinion of such counsel;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable indemnity or security against any loss, liability or expense which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence;

(9) the rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, BNY Mellon in each of its capacities hereunder, including as Notes Collateral Agent (to the extent not already set forth in Article Fourteen), and to each agent, custodian and other Person employed to act hereunder; provided that in and during an Event of Default, only the Trustee, and not any other agent, shall be subject to the prudent person standard;

(10) the Trustee may request that the Co-Issuers deliver an Incumbency Certificate substantially in the form of Exhibit B hereto setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Incumbency Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(11) anything in this Indenture notwithstanding, in no event shall the Trustee be responsible or liable for special, indirect, incidental, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(12) the Trustee shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless a Responsible Officer of the Trustee shall have received written notice from the Issuer or Holders describing such Default or Event of Default, and stating that such notice is a notice of Default.

(13) The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Co-Issuers and Guarantors shall each provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing. If any of the Co-Issuers or Guarantors elect to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Co-Issuers and Guarantors each understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Co-Issuers and Guarantors shall each be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Co-Issuers and Guarantors and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Co-Issuers or Guarantors, respectively. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Co-Issuers and Guarantors each agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Co-Issuers or Guarantors; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 604. Trustee Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

Section 605. May Hold Notes. The Trustee, any Paying Agent, any Note Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent; provided, however, that, if it acquires any conflicting interest, it must eliminate such conflict within 90 days or resign.

Section 606. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

Section 607. Compensation and Reimbursement. The Co-Issuers and the Guarantors, jointly and severally, agree:

(1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuer and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly employed by the Trustee), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence, bad faith or willful misconduct; and

(3) to indemnify the Trustee and any predecessor Trustee and their officers, agents, directors, and employees for, and to hold them harmless against, any and all loss, liability, claim, damage or expense, including taxes (other than the taxes based on the income of the Trustee) incurred without negligence, bad faith, or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the documented and reasonable compensation, expenses and disbursements of its agents and counsel related thereto and the costs of enforcing the terms of this Indenture, including the indemnification provided herein, and defending itself against any claim, regardless of whether the claim is asserted by the Issuer, a Guarantor, a Holder or any other Person, or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Co-Issuers and Guarantors under this Section 607 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee. As security for the performance of such obligations of the Co-Issuers and Guarantors, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(7), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

“Trustee” for purposes of this Section 607 shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

The provisions of this Section 607 shall survive the satisfaction and discharge of this Indenture.

Section 608. Corporate Trustee Required; Eligibility. There shall be at all times a Trustee hereunder which shall have a combined capital and surplus of at least US$50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 608, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 608, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 609. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

(b) The Trustee may resign at any time by giving written notice thereof to the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed with 30 days’ notice at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(d) [Reserved].

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, the resigning Trustee or any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself, and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee at the sole cost and expense of the Issuer.

(f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 107. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 610. Acceptance of Appointment by Successor.

(a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject to the lien provided for in Section 607. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 611. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 612. Appointment of Authenticating Agent. At any time when any of the Notes remain Outstanding, the Trustee may appoint an authenticating agent or agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders with respect to which such authenticating agent will serve, in the manner provided for in Section 107. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Issuer. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as authenticating agent, having a combined capital and surplus of not less than US$50,000,000 and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 612, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an authenticating agent shall cease to be eligible in accordance with the provisions of this Section 612, it shall resign immediately in the manner and with the effect specified in this Section 612.

Any corporation into which an authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such authenticating agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an authenticating agent, shall continue to be an authenticating agent, provided such corporation shall be otherwise eligible under this Section 612, without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

An authenticating agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an authenticating agent by giving written notice thereof to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such authenticating agent shall cease to be eligible in accordance with the provisions of this Section 612, the Trustee may appoint a successor authenticating agent which shall be acceptable to the Issuer and shall give written notice of such appointment to all Holders, in the manner provided for in Section 107. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 612.

The Issuer agrees to pay to each authenticating agent from time to time such compensation for its services under this Section 612 as shall be agreed in writing between the Issuer and such authenticating agent.

If an appointment is made pursuant to this Section 612, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
as Authenticating Agent

By:
as Authorized Officer

Section 613. Force Majeure. The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

Section 614. Security Documents; Intercreditor Agreements. By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Notes Collateral Agents, as the case may be, to execute and deliver the First Lien Intercreditor Agreement (and any other applicable intercreditor agreements referred to herein from time to time) and any other Security Documents in which the Trustee or any Notes Collateral Agent, as applicable, is named as a party, including any Security Documents executed after the Issue Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and each of the Notes Collateral Agents are (a) expressly authorized to make the representations attributed to Holders in any such agreements and (b) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, the First Lien Intercreditor Agreements (or any other applicable intercreditor agreements referred to herein from time to time) or any other Security Documents, the Trustee and the Notes Collateral Agents each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

Article Seven

HOLDERS LISTS

Section 701. Company to Furnish Trustee Names and Addresses. The Issuer will furnish or cause to be furnished to the Trustee:

(1) semiannually, not more than 10 days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date; and

(2) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content to that in clause (1) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished.

Section 702. Holder List. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Note Registrar, the Issuers, on their own behalf and on behalf of each of the Guarantors, shall furnish or cause the Note Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 703. [Reserved].

Article Eight

MERGER, CONSOLIDATION OR SALE OF ALL OR
SUBSTANTIALLY ALL ASSETS

Section 801. Company May Consolidate, Etc., Only on Certain Terms. The Issuer may not consolidate, amalgamate or merge with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving, resulting or continuing Person, or the Person formed by, continuing or resulting from or surviving any such consolidation, amalgamation, merger or winding up (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, limited liability company or partnership organized or existing under the laws of Canada, any province or territory thereof, the United States, any state thereof or the District of Columbia (such Person, as the case may be, being herein called the “Successor Company”); provided that, if the Successor Company is a limited liability company or partnership, then such Successor Company shall have a co-issuer that is a corporation organized or existing under the laws of Canada, any province or territory thereof, the United States, any state thereof or the District of Columbia;

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under this Indenture, the Notes and the applicable Security Documents pursuant to supplemental indentures or other applicable documents or instruments in form reasonably satisfactory to the Trustee and the Notes Collateral Agent, if applicable;

(3) immediately after such transaction no Default or Event of Default exists;

(4) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable Test Period, (A) the Successor Company would be permitted to incur at least US$1.00 of additional Indebtedness pursuant to the Total Net Leverage Ratio test set forth in the first paragraph of Section 1011 or (B) the Total Net Leverage Ratio for the Successor Company and the Restricted Subsidiaries would be equal to or less than such Total Net Leverage Ratio for the Issuer and the Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (2) of the second to last paragraph of this Section 801 shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, winding up, sale, assignment, transfer, lease, conveyance or other disposition and such supplemental indentures, if any, comply with this Indenture.

For purposes of this Section 801, any Indebtedness of the Successor Company which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

The Successor Company will succeed to, and be substituted for, the Issuer under this Indenture (and all references to the Issuer will be deemed references to the Successor Company, unless the context otherwise requires) and the Notes and the Issuer will automatically be released and discharged from its obligations under this Indenture and the Notes. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

Section 802. Guarantors and Co-Issuers May Consolidate, Etc., Only on Certain Terms. Subject to Section 1208 hereof, no Guarantor nor the Co-Issuer will, and the Issuer will not permit any Guarantor or the Co-Issuer to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Guarantor or the Co-Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(A) (1) (x) such Guarantor or the Co-Issuer, as applicable, is the surviving, resulting or continuing Person or (y) the Person formed by, continuing or resulting from or surviving any such consolidation, amalgamation, merger or winding up (if other than such Guarantor or the Co-Issuer, as applicable) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, limited liability company or partnership organized or existing under the laws of Canada, any province or territory thereof (except that in the case of the Co-Issuer, such surviving Person shall be organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof) (such Guarantor or the Co-Issuer or such Person, as the case may be, being herein called the “Successor Person”) (provided that, in the case of clause (y), if the Guarantor or Co-Issuer, as applicable, that is not the Successor Person of such transaction (a “Non-Successor Person”) had, immediately prior to such transaction, been formed, organized or existing under the laws of a jurisdiction other than those referenced immediately above and/or existed in or was organized as a legal entity other than a corporation, limited liability company or partnership, then the Successor Person of such transaction may be formed, organized or existing under the laws of the same jurisdiction as such Non-Successor Person had then been and may be of the same corporate or other organizational type as such Non-Successor Person had then been);

(2) the Successor Person, if other than such Guarantor or the Co-Issuer, as applicable, expressly assumes all the obligations of such Guarantor or the Co-Issuer, as applicable, under this Indenture and, in the case of a Guarantor, such Guarantor’s Guarantee and the applicable Security Documents, pursuant to supplemental indentures or other applicable documents or instruments in form reasonably satisfactory to the Trustee and the Notes Collateral Agent, if applicable;

(3) immediately after such transaction no Default or Event of Default exists; and

(4) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, winding up, sale, assignment, transfer, lease, conveyance or other disposition and such supplemental indentures, if any, comply with this Indenture; or

(B) in the case of a Guarantor, the transaction is made in compliance with Section 1018.

Subject to Section 1208 hereof, the Successor Person will succeed to, and be substituted for, such Guarantor or the Co-Issuer, as applicable, under this Indenture and such Guarantor’s Guarantee (and references to such Guarantor or the Co-Issuer, as applicable, will be deemed references to the Successor Person, unless the context requires otherwise), as applicable, and such Guarantor will automatically be released and discharged from its obligations under this Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may merge into, amalgamate or consolidate with, wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to another Guarantor or the Issuer.

Notwithstanding anything to the contrary in this Indenture:

(a) any Restricted Subsidiary may consolidate, amalgamate with, merge into or transfer all or part of its properties and assets to the Issuer or any Guarantor;

(b) the Issuer, the Co-Issuer or any Guarantor may merge or amalgamate with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer, the Co-Issuer or such Guarantor in another jurisdiction of the United States or Canada so long as the amount of Indebtedness of the Issuer and the Restricted Subsidiaries is not increased thereby; and

(c) The Issuer and any of its direct or indirect parent companies, if any, may combine (whether by consolidation, amalgamation, merger or otherwise) if the beneficial owners of the Issuer’s Voting Stock and the resulting or continuing entity’s Voting Stock are the persons set forth in clauses (i), (ii), (iii), (x) (as it relates to clause (i), (ii) or (iii)), or (xi) of the definition of “Permitted Holders” and the aggregate principal amount of Indebtedness of the resulting or continuing entity is no greater than that of the Issuer immediately prior thereto or is permitted to be incurred under Section 1011.

Section 803. Successor Substituted. Upon any consolidation, amalgamation, merger or winding up, or any sale, assignment, transfer, lease, conveyance or disposition of all or substantially all of the assets or properties of the Issuer, Co-Issuer or any Guarantor in accordance with Sections 801 and 802 hereof, the successor Person formed by such consolidation or into which the Issuer, Co-Issuer or such Guarantor, as the case may be, is merged or would up into or the successor Person to which such sale, assignment, transfer, lease, conveyance or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer, Co-Issuer or such Guarantor, as the case may be, under this Indenture or the Guarantees, as the case may be, with the same effect as if such successor Person had been named as the Issuer, Co-Issuer or such Guarantor, as the case may be, herein or the Guarantees, as the case may be. When a successor Person assumes all obligations of its predecessor hereunder, the Notes or the Guarantees, as the case may be, such predecessor shall be released from all obligations; provided that in the event of a lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes or the Guarantees, as the case may be.

Article Nine

SUPPLEMENTAL INDENTURES

Section 901. Amendments or Supplements Without Consent of Holders. Without the consent of any Holder, the Co-Issuers, any Guarantor (with respect to a Guarantee or this Indenture to which it is a party), the Trustee and the applicable Notes Collateral Agent, at any time and from time to time, may amend or supplement this Indenture, any Guarantee, the Notes or any of the Security Documents for any of the following purposes:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to comply with Article Eight hereof;

(4) to provide the assumption of the Co-Issuers’ or any Guarantor’s obligations to Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(6) to add or modify covenants for the benefit of the Holders or to surrender any right or power conferred in this Indenture, any Guarantee, the Notes or the Security Documents upon the Issuer, the Co-Issuer or any Guarantor;

(7) to evidence and provide for the acceptance and appointment under the First Lien Intercreditor Agreement and Security Documents of any new or successor notes collateral agent thereunder pursuant to the requirements thereof;

(8) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee or a successor Paying Agent thereunder pursuant to the requirements of Sections 609 and 610 hereof;

(9) to add a Guarantor or obligor of the Notes under this Indenture or to add additional assets as Collateral or add any security for the First Lien Obligations or make, complete or confirm any grant of security interest in any property or assets as additional Collateral securing the obligations under this Indenture, the Notes, the Guarantees and the Security Documents, including when permitted or required by this Indenture or any of the Security Documents or any release, termination or discharge of Collateral when permitted or required by this Indenture or any of the Security Documents;

(10) to conform the text of this Indenture, Guarantees, the Notes or any of the Security Documents to any provision of the “Description of notes” section of the Offering Memorandum to the extent that such provision in the “Description of notes” was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees, the Notes or any of the Security Documents;

(11) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(12) to provide for the issuance of Additional Notes in accordance with the terms of this Indenture;

(13) to secure the Notes and/or the related Guarantees;

(14) to release any Guarantor from its Guarantee pursuant to this Indenture when permitted or required by this Indenture and to release and discharge any Lien securing the Notes when permitted or required by this Indenture or the Security Documents; or

(15) to release Collateral from the Lien pursuant to this Indenture and the Security Documents when permitted or required by this Indenture, or the Security Documents.

In addition, the Co-Issuers, the Trustee and the applicable Notes Collateral Agents may amend the Security Documents to provide for the addition of any creditors to such agreements to the extent a pari passu lien for the benefit of such creditor is permitted by the terms of this Indenture.

Section 902. Amendments, Supplements or Waivers with Consent of Holders. With the consent of the Holders of at least a majority in principal amount of the Outstanding Notes (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, the Notes), by Act of said Holders delivered to the Issuer and the Trustee, the Co-Issuers, any Guarantor (with respect to any Guarantee or this Indenture to which it is a party), and the Trustee may amend or supplement this Indenture, any Guarantee, the Notes or any of the Security Documents for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions or of modifying in any manner the rights of the Holders hereunder or thereunder (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) and any existing Default, Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for Notes); provided, however, without the consent of each Holder affected, an amendment, supplement or waiver may not, with respect to any Notes issued under this Indenture and held by a non-consenting Holder:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the Maturity of any such Note or alter or waive the provisions with respect to the redemption of the Notes (other than Sections 1017 and 1018);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes issued under this Indenture, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in Section 513 or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) release the Issuer or any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture, except as permitted by this Indenture;

(9) modify or change any provision of this Indenture or the related definitions to affect the ranking of the Notes or any Guarantee in a manner that adversely affects the Holders; or

(10) amend the contractual right expressly set forth in this Indenture or the Notes of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.

In addition, without the consent of Holders of at least 66 2/3% in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), no amendment, supplement or waiver may modify any Security Documents or the provisions in this Indenture dealing with Collateral or the Security Documents to the extent that such amendment, supplement or waiver would have the effect of releasing Liens on all or substantially all of the Collateral securing the Notes (except as permitted by the terms of this Indenture and the Security Documents) or change or alter the priority of the security interests in the Collateral.

The consent of the Holders is not necessary under this Indenture or the Notes to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Section 903. Execution of Amendments, Supplements or Waivers. In executing, or accepting the additional trusts created by, any amendment, supplement or waiver permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, an Officer’s Certificate and (other than in the case of an amendment or supplement for the purpose of adding a Guarantor or a obligor under this Indenture in accordance with Section 901(9)) Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture. Guarantors may, but shall not be required to, execute supplemental indentures that do not modify such Guarantor’s Guarantee. The Trustee may, but shall not be obligated to, enter into any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Trustee shall have no responsibility or liability with respect to any matters that would have been covered by the Opinions of Counsel that are not permitted by this Section.

Section 904. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms (or if silent as to effectiveness, on the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to such amendment, supplement or waiver) and thereafter binds every Holder.

The Co-Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 905. [Reserved].

Section 906. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Co-Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of a Company Order (an “Authentication Order”), authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 907. Notice of Supplemental Indentures. Promptly after the execution by the Co-Issuers, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Issuer shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 107, setting forth in general terms the substance of such supplemental indenture; provided that failure to give such notice shall not impair the validity of such supplemental indenture.

Article Ten

COVENANTS

Section 1001. Payment of Principal, Premium, if any, and Interest. The Co-Issuers covenant and agree for the benefit of the Holders that they will duly and punctually pay the principal of (and premium, if any) and interest and Additional Amount, if any, on the Notes in accordance with the terms of the Notes and this Indenture.

The Co-Issuers shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest, Additional Amounts, if any, at the same rate to the extent lawful.

Section 1002. Maintenance of Office or Agency. The Co-Issuers will maintain in The City of New York, an office or agency where Notes may be presented for registration of transfer or for exchange, where Notes may be presented for payment and where notices and demands to or upon the Co-Issuers in respect of the Notes and this Indenture may be served. The designated office of the Trustee shall be such office or agency of the Co-Issuers, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Co-Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Co-Issuers hereby appoint the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Co-Issuers of their obligation to maintain an office or agency in The City of New York for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 1003. Money for Notes Payments to Be Held in Trust. If the Co-Issuers shall at any time act as their own Paying Agent, they will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Co-Issuers shall have one or more Paying Agents for the Notes, they will, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of such action or any failure so to act.

The Co-Issuers will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any Default by the Co-Issuers (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

(3) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Co-Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Company Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 1004. Existence. Except as permitted by Article Eight, Section 1018 and Section 1208, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and that of each Co-Issuer and Guarantor and the rights (based on organization documents and statute) and franchises of each Co-Issuer and Guarantor; provided, however, that the Issuer shall not be required to preserve any such existence, right or franchise if the Issuer shall determine in its judgment that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries taken as a whole. For the avoidance of doubt, subject to compliance with Article Eight, the Co-Issuers and the Guarantors will be permitted to change their organizational form.

Section 1005. Payment of Taxes and Other Claims. The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Issuer or any Restricted Subsidiary or upon the income, profits or property of the Issuer or any Restricted Subsidiary and (2) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Issuer or any Restricted Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity (x) is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuer) are being maintained in accordance with GAAP or (y) would not reasonably be expected to cause a material adverse effect on the results of operations or financial condition of the Issuer and its Subsidiaries taken as a whole.

Section 1006. [Reserved].

Section 1007. Maintenance of Insurance.

(a) The Issuer will, and the Issuer will cause each of its Restricted Subsidiaries to, use commercially reasonable efforts to cause all insurance in favor of the applicable Notes Collateral Agent to be endorsed to such Notes Collateral Agent’s reasonable satisfaction for the benefit of such Notes Collateral Agent (including, without limitation, by naming such Notes Collateral Agent as additional insured and loss payee with respect to real property, certificate holder and loss payee with respect to personal property and additional insured with respect to general liability and umbrella coverage); provided that (i) insurance covering any assets or property not constituting Collateral and (ii) insurance with respect to export credit financings shall not be made in favor of any Notes Collateral Agent, and the Issuer and the Restricted Subsidiaries shall not be required to use commercially reasonable efforts to name any Notes Collateral Agent as additional insured, certificate holder or loss payee with respect to any such insurance.

(b) Generally. The Issuer will, and will cause each of the Restricted Subsidiaries to, at all times maintain in full force and effect, with insurance companies that the Issuer believes (in the good faith judgment of the management of the Issuer) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in the same or a similar business.

(c) Covered Satellites. The Issuer will, and the Issuer will cause each of its Restricted Subsidiaries to, obtain, maintain and keep in full force and effect at all times (i) with respect to each Satellite procured by the Issuer or any of its Restricted Subsidiaries for which the risk of loss passes to the Issuer or such Restricted Subsidiary at or before launch, and for which launch insurance or commitments with respect thereto are not in place as of the Issue Date, launch insurance with respect to each such Satellite covering the launch of such Satellite and a period of time thereafter and with such industry standard terms (including exclusions, limitations on coverage, co-insurance and deductibles) as are generally available on commercially reasonable terms, (ii) with respect to each Satellite it currently owns or for which it has risk of loss (or, if the entire Satellite is not owned, the portion it owns or for which it has risk of loss), other than any Excluded Satellite, In-Orbit Insurance and (iii) at all times subsequent to the coverage period of the launch insurance described in clause (i) above, if any, or if launch insurance is not procured, at all times subsequent to the initial completion of in-orbit testing, in each case with respect to each Satellite it then owns or for which it has risk of loss (or portion, as applicable), other than any Excluded Satellite, In-Orbit Insurance; provided, however, that at any time with respect to a Satellite that is not an Excluded Satellite, none of the Issuer or any of its Subsidiaries shall be required to maintain In-Orbit Insurance in excess of 33% of the aggregate net book value of any individual and 50% of the aggregate net book value of all in-orbit Satellites (and portions it owns or for which it has risk of loss) insured (it being understood that any Satellite (or portion, as applicable) protected by In-Orbit Contingency Protection shall be deemed to be insured for a percentage of its net book value as set forth in the definition of “In-Orbit Contingency Protection”). In the event that the expiration and non-renewal of In-Orbit Insurance for such a Satellite (or portion, as applicable) resulting from a claim of loss under such policy causes a failure to comply with the proviso in the immediately preceding sentence, the Issuer and its Restricted Subsidiaries shall be deemed to be in compliance with such proviso for the 120 days immediately following such expiration or nonrenewal; provided that the Issuer or any of its Restricted Subsidiaries, as the case may be, procures such In-Orbit Insurance or provides such In-Orbit Contingency Protection as necessary to comply with such proviso within such 120-day period. In the event of the unavailability of any In-Orbit Contingency Protection for any reason, the Issuer or any of its Restricted Subsidiaries, as the case may be, shall, subject to the first proviso above, within 120 days of such unavailability, be required to have in effect In-Orbit Insurance complying with clause (ii) or (iii) above, as applicable, with respect to all Satellites (or portions, as applicable), other than Excluded Satellites that the unavailable In-Orbit Contingency Protection was intended to protect and for so long as such In-Orbit Contingency Protection is unavailable; provided that the Issuer and its Restricted Subsidiaries shall be considered in compliance with this Section 1007 for the 120 days immediately following such unavailability.

(d) Procurement of Insurance by Trustee. Without limiting the obligations of the Issuer or any Restricted Subsidiary hereunder, in the event the Issuer or any Restricted Subsidiary shall fail to maintain in full force and effect insurance as required by this Section 1007 and an Event of Default arises therefrom, then the Trustee, acting pursuant to instructions of Holders holding not less than 25% of the aggregate principal amount of Notes, upon receipt of adequate security or indemnity from such Holders, may, but shall have no obligation to, or Holders holding not less than 25% of the aggregate principal amount of Notes may themselves, in either case upon reasonable prior notice to the Issuer of an intention to do so, procure insurance covering the interests of the Holders in such amounts and against such risks as are required hereby, and the Issuer shall reimburse the Holders or the Trustee in respect of any premiums or other fees or expenses paid by the Holders or Trustee in respect thereof.

(e) In the event that the Issuer or its Restricted Subsidiaries receive net cash proceeds in excess of US $10,000,000 from any Satellite insurance covering any Satellite owned by the Issuer or any of its Restricted Subsidiaries, or in the event that the Issuer or any of its Restricted Subsidiaries receives net cash proceeds in excess of US$10,000,000 from any insurance maintained for it by a Satellite Manufacturer or any Launch Services Provider covering any of such Satellites (the event resulting in the payment of such proceeds, an “Event of Loss”), all Event of Loss Proceeds in respect of such Event of Loss shall be applied in the manner provided for in the second paragraph under Section 1018.

(f) The Issuer will, and will cause each of the Restricted Subsidiaries to, notify the Trustee promptly whenever any separate insurance concurrent in form or contributing in the Event of Loss with that required to be maintained under this Section 1007 is taken out by the Issuer or any of the Restricted Subsidiaries; and promptly deliver to the Trustee a duplicate original copy of such policy or policies, or an insurance certificate with respect thereto.

(g) Notwithstanding anything herein, the Trustee shall have no obligation to monitor whether the Issuer or any Restricted Subsidiary is maintaining the insurance required under this Indenture and the Trustee makes no representations or warranties and will not provide any advice as to whether any insurance is adequate for purposes of the business of the Issuer and its Subsidiaries or the protection of the Holders’ interests.

(h) In connection with the covenants set forth in this Section 1007, it is understood and agreed that

(1) neither the Trustee nor any Holder nor any of their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 1007, it being understood that (A) the Issuer and its Restricted Subsidiaries shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Trustee or any Holder or any of their respective agents or employees (it being understood and agreed that the Issuer shall only be required to use commercially reasonable efforts to seek such waiver of subrogation rights against such parties, but in no event shall such efforts require the making of payments or material concessions in exchange for such consent). If, however, the insurance policies do not provide waiver of subrogation rights against such parties, then the Issuer hereby agrees, to the extent permitted by law, to waive, and to cause its Subsidiaries to waive, its right of recovery, if any, against the Trustee, the Holders and their respective agents and employees;

(2) the designation of any form, type or amount of insurance coverage under this Section 1007 shall in no event be deemed a representation, warranty or advice by the Trustee or the Holders that such insurance is adequate for the purposes of the business of the Issuer and its Subsidiaries or the protection of their properties; and

(3) all references to book value set forth herein shall be measured with respect to the entity which owns or leases the applicable Satellite, provided that if the entity leases the applicable Satellite from an Affiliate then such references shall be measured with respect to the book value of such Affiliate.

Section 1008. Statement by Officers as to Default. When any Default or Event of Default has occurred and is continuing under this Indenture, the Issuer shall deliver to the Trustee by registered or certified mail, email in PDF format or facsimile transmission a statement specifying such Default of Event or Default within twenty Business Days of becoming aware of its occurrence.

Section 1009. Reports and Other Information. Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuer shall furnish:

(a) (1) within 90 days of the end of each fiscal year, annual audited financial statements for such fiscal year and (2) within 45 days of the end of each of the first three fiscal quarters of every fiscal year, unaudited financial statements for the interim period as of, and for the period ending on, the end of such fiscal quarter, in each case, including “Business,” “Legal Proceedings,” “Defaults Upon Senior Securities,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Accounting Standards” and “Related Party Transactions” disclosures with respect to the periods presented to the extent such disclosures would be required in a Form 20-F or 40-F for such period and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants (all of the foregoing financial information to be prepared on a basis substantially consistent with (i), and subject to exceptions substantially consistent with, the corresponding financial information included in the Offering Memorandum or (ii) the then applicable SEC requirements); and

(b) promptly from time to time after the occurrence of an event required to be therein reported, such other reports (in each case, without exhibits) containing substantially the same information required to be contained in a Current Report on Form 8-K under the Exchange Act (other than Items 1.04 (Mine safety — reporting of shutdowns and patterns of violations), 3.01 (Notice of delisting or failure to satisfy a continued listing rule or standard; transfer of listing), 3.02 (Unregistered sales of equity securities), 3.03 (material modifications to rights of security holders) (other than as relates to debt securities), 5.03(a) (Amendments to Articles of Incorporation or Bylaws), 5.04 (Temporary suspension of trading under registrant’s employee benefit plans), 5.05 (Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics), 5.06 (Change in shell company status), 5.07 (Submission of matters to a vote of security holders), 5.08 (Shareholder director nominations), all items in Section 6 thereof and 8.01 (Other events)); provided, however, that no such report shall be required to be furnished if the Issuer determines in its good faith judgment that such event is not material to the Holders or the business, assets, operations, financial positions or prospects of the Issuer and its Restricted Subsidiaries; provided, however, that in no event shall such reports be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-GAAP (non-IFRS) financial measures contained therein.

For any quarterly or annual period during which (a) any of the Issuer’s Subsidiaries are Unrestricted Subsidiaries and (b) any of the revenues, assets and liabilities of the Unrestricted Subsidiaries, in the aggregate, exceed 5.0% of the total revenues, Total Assets, or total liabilities, respectively, of the Issuer on a consolidated basis, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, on the face of the financial statements, in the footnotes thereto or in “Management’s Discussion and Analysis of Financial Condition and Results of the Operations” or other comparable section, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer.

The Issuer will (1) distribute such reports and information electronically to the Trustee and (2) make available, or arrange with the Trustee for the Trustee to make available, such reports and information to any Holder, any bona fide prospective purchaser of the Notes (a “Prospective Purchaser”), any bona fide security analyst or any bona fide market maker by posting such reports and information on Intralinks or any comparable password protected online data system or on a public website; provided that the Issuer shall only be required to make readily available any password or other login information to any such Holder, Prospective Purchaser, security analyst or market maker.

Notwithstanding the foregoing, (i) none of the reports, financial statements or other materials furnished pursuant to clauses (a) and (b) of the first paragraph of this Section 1009 shall be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC and (ii) the Issuer will be deemed to have furnished such reports referred to above if it or any parent company that has provided a full and unconditional guarantee of the Notes has filed such reports with either the SEC via the EDGAR filing system or the System for Electronic Document Analysis and Retrieval (SEDAR) in Canada or any successor systems thereto and such reports are publicly available via the EDGAR filing system or SEDAR or any successor systems thereto.

So long as any Notes are outstanding, the Issuer will also: (1) as promptly as reasonably practicable after furnishing to the Trustee the annual and quarterly reports required by clause (a) of the first paragraph of this Section 1009 or such earlier time after the completion of such reporting period, hold a conference call to discuss the results of operations for the relevant reporting period; and (2) issue a press release to the appropriate nationally recognized wire services prior to the date of the conference call required to be held in accordance with clause (1) of this paragraph, announcing the time and date of such conference call and either including all information necessary to access the call or informing Holders, Prospective Purchasers, market makers and securities analysts how they can obtain such information.

In addition, to the extent not satisfied by the foregoing, the Issuer shall, for so long as any Notes are outstanding, furnish to prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Notwithstanding the requirements to furnish reports, financial statements and other materials pursuant to clauses (a) and (b) of the first paragraph of this Section 1009, in the event that the Issuer, or any parent or successor thereto, is a “reporting issuer” (or its equivalent) in any province of Canada, (i) all reports, financial statements and other materials required to be furnished to the Trustee and Holders will be deemed to have been provided to the Trustee and the Holders in satisfaction of the requirements above if the Issuer, or any parent or successor thereto has filed all documents required to be filed pursuant to National Investment 51-102 — Continuous Disclosure Obligations on the System for Electronic Document Analysis and Retrieval (“SEDAR”) or any successor system thereto; provided, that the Trustee shall not be required to monitor whether such documents are so posted and shall not be required to retrieve such documents, and (ii) if the Issuer holds a quarterly conference call for its equity holders within fifteen Business Days of filing a financial report on SEDAR or any successor system thereto, the Issuer will no longer be required to hold a separate conference call in respect of such financial report for the Holders as described in the fifth paragraph of this Section 1009.

Section 1010. Limitation on Restricted Payments. The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(a) declare or pay any dividend or make any distribution on account of the Issuer’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable on account of the Issuer’s or any Restricted Subsidiary’s Equity Interests in connection with any merger or consolidation other than:

(1) dividends or distributions by the Issuer payable in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests, or

(2) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(b) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including any dividend or distribution payable in connection with any merger, amalgamation or consolidation;

(c) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(d) make any Restricted Investment

(all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) the Issuer can incur at least US$1.00 of additional Indebtedness pursuant to the provisions of the first paragraph of Section 1011; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (5) and (17) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the Applicable Amount.

The foregoing provisions will not prohibit:

(1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if, at the date of declaration or the giving of such notice, such payment would have complied with the provisions of this Indenture (assuming, in the case of a redemption payment, the giving of the notice of such redemption payment would have been deemed to be a Restricted Payment at such time);

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”);

(3) the redemption, repurchase, defeasance, exchange or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or any Restricted Subsidiary which is incurred in compliance with Section 1011 so long as:

(A) the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Subordinated Indebtedness being so redeemed, repurchased, acquired, defeased, exchanged or retired, plus the amount of any reasonable fees, expenses and premium incurred or paid in connection with such redemption, repurchase, acquisition, defeasance, exchange or retirement and the incurrence of such new Indebtedness;

(B) such new Indebtedness is subordinated to the Notes at least to the same extent as such Subordinated Indebtedness so redeemed, repurchased, defeased, exchanged, acquired or retired; provided that this subclause (B) need not be satisfied if (i) such new Indebtedness can be incurred pursuant to the first paragraph of Section 1011 or (ii) the amount of such new Indebtedness shall not exceed the Applicable Amount (it being understood that if amounts available under the Applicable Amount are used to redeem, repurchase, defease, exchange, acquire or retire such Subordinated Indebtedness, then the Applicable Amount shall be reduced by such amounts);

(C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired;

(D) such new Indebtedness has a Weighted Average Life to Maturity at the time incurred which is not less than the shorter of (i) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired and (ii) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness being so redeemed, repurchased, defeased, acquired or retired that were due on or after the date one year following the maturity date of any Notes then outstanding were instead due on such date one year following the maturity date of such Notes; and

(E) the obligor of such Indebtedness does not include any Person (other than the Co-Issuers or any Guarantor) that is not an obligor of the Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, redemption, retirement, defeasance or other acquisition of Equity Interests of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director, officer or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year US$15,000,000 (which shall increase to US$30,000,000 subsequent to the consummation of a Qualified IPO) with unused amounts in any calendar year in an amount not to exceed US$30,000,000 (which shall increase to US$60,000,000 subsequent to the consummation of a Qualified IPO) being carried over to the succeeding calendar years; provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds from the sale of Equity Interests of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs or occurred after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (B)(3) of the definition of the term “Applicable Amount”; plus

(B) the cash proceeds of key man life insurance policies received by the Issuer (or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer) and its Restricted Subsidiaries after the Issue Date; less

(C) the amount of any Restricted Payments previously made since the Issue Date pursuant to clauses (A) and (B) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Issuer, Co-Issuer or any Guarantor from members of management of the Issuer, any of its direct or indirect parent companies or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this Section 1010 or any other provision of this Indenture;

(5) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any other Restricted Subsidiary issued in accordance with Section 1011 to the extent such dividends are included in the definition of Cumulative Interest Expense;

(6) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price or taxes payable in respect of such options or warrants;

(7) Restricted Payments that are made with Excluded Contributions;

(8) the repurchase, redemption or other acquisition of Equity Interests deemed to occur in connection with paying cash in lieu of fractional shares in connection with any dividend (including in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests), share split, reverse share split or combination thereof or any acquisition or other Investment and to honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(9) the repurchase, redemption, defeasance, exchange or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under Sections 1017 and 1018; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or otherwise acquired for value;

(10) the Issuer making and paying dividends:

(A) for any taxable period ending after the Issue Date for which the Issuer is a member of a consolidated, combined, unitary or aggregate income tax group (a “Tax Group”) of which a direct or indirect parent company of the Issuer is the common parent, the proceeds of which shall be used to pay (or to make dividends to allow any parent entity of the Issuer to pay) any income Tax liability of such Tax Group in respect of taxable income attributable to the Issuer and its Subsidiaries, but not in excess of the Tax liability that the Issuer would incur if it filed tax returns as the parent of a Tax Group for itself and its Subsidiaries (and net of any payment already made and to be made by the Issuer to a taxing authority to satisfy such Tax liability); provided that a dividend attributable to any Taxes attributable to an Unrestricted Subsidiary shall be permitted only to the extent such Unrestricted Subsidiary distributed cash to the Issuer or its Restricted Subsidiaries for such purpose,

(B) the proceeds of which shall be used to pay (or to make dividends to allow any parent entity of the Issuer to pay) its operating expenses incurred in the ordinary course (including related to maintenance of organizational existence), general administrative costs and other overhead costs and expenses (including customary salary, bonus and other benefits payable to present or former officers and employees of any parent entity and administrative, legal, accounting, professional and similar fees and expenses provided by third parties, including the Issuer’s proportionate share of such amount relating to such parent entity being a public company, if applicable), plus any indemnification claims made by employees, managers, consultants, independent contractors, directors or officers of any parent entity of the Issuer; and

(C) the proceeds of which shall be used to pay (or to make dividends to allow any parent entity of the Issuer to pay) franchise, excise and similar taxes and other fees, taxes and expenses, in each case, required to maintain its (or any of its parent entities’) corporate or other legal existence;

(11) Restricted Payments made to fund payments made in accordance with clause (7) or (12) of the second paragraph of Section 1013;

(12) the declaration and payment of dividends or distributions to, or repurchase or redemption of shares from, the equity holders of the Issuer in an amount equal to the greater of (x) 6.0% per annum of the net proceeds received by the Issuer, as applicable, from any Qualified IPO and (y) 5.0% per annum of Market Capitalization;

(13) the prepayment, repurchase, redemption or other retirement or defeasance of the Mezzanine Securities at any time, so long as no Default or Event of Default has occurred and is continuing;

(14) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (14) that are at that time outstanding, not to exceed the greater of US$500,000,000 and 11% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); plus, to the extent such amounts are not otherwise applied to clause (B)(4) of the definition of the term “Applicable Amount,” the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) on or in respect of such Investments;

(15) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(16) any Investment in respect of an Unrestricted Subsidiary Support Transaction;

(17) other Restricted Payments, so long as on a pro forma basis after giving effect to such Restricted Payment and the incurrence of any related Indebtedness, the Total Net Leverage Ratio for the Test Period immediately preceding such date shall be less than or equal to 3.25 to 1.00;

(18) payments by the Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable or expected to be payable by any future, current or former employee, director, manager, consultant or independent contractor (or any of their respective immediate family members) of the Issuer, any parent entity of the Issuer or any other Subsidiary in connection with the exercise or vesting of Equity Interests or other equity awards or any repurchases, redemptions, acquisitions, retirements or withholdings of Equity Interests in connection with any exercise of Equity Interests or other equity options or warrants or the vesting of Equity Interests or other equity awards if such Equity Interests represent all or a portion of the exercise price of, or withholding obligation with respect to, such options or, warrants or other Equity Interests or equity awards;

(19) the payment, on or after the Issue Date, of one or more dividends to the shareholders and/or option holders of the Issuer in an aggregate amount not to exceed US$10,000,000;

(20) the repayment, redemption, repurchase, defeasance, exchange or other acquisition or retirement of Dividend Obligations (excluding the payment of any interest (in the form of accretion, PIK, cash or otherwise), expenses or premium related thereto); and

(21) payment of dividends by the Issuer on director voting preferred shares in an amount not to exceed US$50,000 per year.

For purposes of determining compliance with this Section 1010, in the event that a proposed Restricted Payment or Investment (or a portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (21) above and/or one or more of the clauses contained in the definition of “Permitted Investments,” or is entitled to be made pursuant to the first paragraph of this covenant the Issuer shall be entitled to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment or Investment (or portion thereof) among such clauses (1) through (21) and such first paragraph and/or one or more of the clauses contained in the definition of “Permitted Investments,” in a manner that otherwise complies with this Section 1010.

The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the this Section 1010 or the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture and will not guarantee the Notes.

Section 1011. Limitation on Incurrence of Indebtedness. The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not permit any Restricted Subsidiary to issue any shares of preferred stock; provided, however, that the Issuer and the Co-Issuer may incur Indebtedness (including Acquired Indebtedness), any Restricted Subsidiary may incur Indebtedness and issue shares of preferred stock (including Acquired Indebtedness) if as of the date any such Indebtedness is incurred or preferred stock is issued, on a pro forma basis after giving effect to the incurrence and application of the proceeds of such Indebtedness, the Issuer’s Total Net Leverage Ratio for the Test Period immediately preceding such date shall be less than or equal to 4.50 to 1.00; provided, further, that the aggregate principal amount (or liquidation preference) of Indebtedness incurred or preferred stock issued pursuant to the foregoing together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (n) below and amounts under clauses (i) and (o) of this Section 1011 (together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (n) below) by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of US$300,000,000 and 6.5% of Total Assets at any time outstanding.

The foregoing limitations will not apply to (“Permitted Debt”):

(a) the incurrence of Indebtedness under Credit Facilities by the Issuer or any of the Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), (x) up to the greater of (1) an aggregate principal amount of US$2,650,000,000 and (2) (i) in the case of First Lien Indebtedness, an aggregate principal amount of First Lien Indebtedness outstanding at any one time that does not cause the First Lien Net Leverage Ratio to exceed 3.50 to 1.00 and (ii) in the case of any other Indebtedness, an aggregate principal amount of Indebtedness outstanding at any one time that does not cause the Senior Secured Net Leverage Ratio to exceed 4.25 to 1.00 (with all Indebtedness incurred under this clause (a) being deemed Secured Indebtedness for purposes of making the determination under this clause (a)(ii)), in each case of this clause (2), determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) and (y) without duplication, Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to clause (a)(x) plus accrued but unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing; provided that any Indebtedness incurred under this clause (a) that is secured by the Collateral shall not be secured by a Lien on any assets other than the Collateral or any other assets that secure the Notes;

(b) the incurrence by the Co-Issuers and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes);

(c) Existing Indebtedness (other than Indebtedness described in clauses (a) and (b));

(d) Indebtedness (including Finance Lease Obligations and Indebtedness related to Sale and Lease-Back Transactions) and preferred stock incurred by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease, construction or improvement (including, without limitation, the cost of design, development, construction, acquisition, transportation, installation, improvement and migration) of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness and preferred stock then outstanding and incurred pursuant to this clause (d) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness and preferred stock incurred pursuant to this clause (d), does not exceed the greater of (x) US$150,000,000 and (y) 3.25% of Total Assets at the time of incurrence;

(e) Indebtedness incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(f) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring or disposing of all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

(1) such Indebtedness is not to be reflected on the balance sheet of the Issuer or any Restricted Subsidiary prepared in accordance with GAAP (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (f)(1)) and

(2) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the Fair Market Value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and the Restricted Subsidiaries in connection with such disposition;

(g) Indebtedness (including Indebtedness related to Sale and Lease-Back Transactions) or preferred stock of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed in each case to be an incurrence of such Indebtedness;

(h) Indebtedness (including Indebtedness related to Sale and Lease-Back Transactions) or preferred stock of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that

(1) any such Indebtedness is made pursuant to an intercompany note and

(2) if a Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided, further, that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed in each case to be an incurrence of such Indebtedness;

(i) Indebtedness or preferred stock of Restricted Subsidiaries that are not Guarantors, provided, however, that the aggregate principal amount of Indebtedness or liquidation preference of preferred stock incurred under this clause (i), when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (i) and any refinancings in respect of any of the foregoing (including any Refinancing Indebtedness incurred pursuant to clause (n) below), does not exceed the greater of US$120,000,000 and 2.75% of Total Assets at the time of incurrence; provided, further, that the aggregate principal amount (or liquidation preference) of Indebtedness incurred or preferred stock issued pursuant to this clause (i) together with such amounts incurred or issued by Restricted Subsidiaries that are not Guarantors pursuant to clause (o) below, the first paragraph of this covenant and any Refinancing Indebtedness in respect of the foregoing incurred pursuant to clause (n) below) shall not exceed the greater of US$300,000,000 and 6.5% of Total Assets at any one time outstanding;

(j) (x) Swap Obligations entered into for bona fide (non-speculative) business purposes and (y) Indebtedness in respect of Cash Management Obligations;

(k) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such performance, bid, appeal or surety obligations (in each case other than for an obligation for money borrowed);

(l) (a) Indebtedness or preferred stock of the Co-Issuers or any Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference of 100% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (B)(1) and (B)(2) of the definition of Applicable Amount to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of Section 1010 or to make Permitted Investments (other than Permitted Investments specified in clauses (1), (2) and (3) of the definition thereof) and (b) Indebtedness or preferred stock of the Co-Issuers or any Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness or preferred stock then outstanding and incurred pursuant to this clause (l)(b) together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (n) below, does not at any one time outstanding exceed the greater of (x) US$200,000,000 or (y) 4.5% of Total Assets as of the time of incurrence (it being understood that any Indebtedness or preferred stock incurred pursuant to this clause (l)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (l)(b) but shall be deemed incurred for the purposes of the first paragraph of this Section 1011 from and after the first date on which the Co-Issuers or such Guarantor could have incurred such Indebtedness under the first paragraph of this Section 1011 without reliance on this clause (l)(b));

(m) Indebtedness or preferred stock incurred in connection with project financings and export credit financings (it being understood that the Issuer may determine in good faith the purpose for which Indebtedness was incurred) and any refinancing, refunding, renewal or extension of any such Indebtedness; provided that the aggregate amount of Indebtedness or preferred stock incurred pursuant to this clause (m) together with any Refinancing Indebtedness in respect thereof incurred pursuant to clause (n) below shall not exceed the greater of US$700,000,000 and 15.1% of Total Assets at any time outstanding;

(n) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness or preferred stock which serves to refund or refinance any Indebtedness or preferred stock incurred as permitted under the first paragraph of this Section 1011 and clauses (b), (c), (d), (i), (l)(b) and (m) above, this clause (n) and clause (o) below or any Indebtedness or preferred stock issued to so refund or refinance such Indebtedness or preferred stock including additional Indebtedness or preferred stock incurred to pay accrued but unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced,

(2) to the extent such Refinancing Indebtedness refinances Subordinated Indebtedness, such Refinancing Indebtedness is subordinated to the Notes or such Guarantee at least to the same extent as the Indebtedness being refinanced or refunded; provided that this subclause (2) need not be satisfied if the amount of such Refinancing Indebtedness shall not exceed the Applicable Amount (it being understood that if amounts available under the Applicable Amount are used to refinance such Subordinated Indebtedness, then the Applicable Amount shall be reduced by such amount),

(3) to the extent such Refinancing Indebtedness is Secured Indebtedness, the Liens securing such Refinancing Indebtedness have a Lien priority equal or junior to the Liens securing the Indebtedness being refunded or refinanced, and

(4) shall not include

(x) Indebtedness of a Subsidiary of the Issuer that refinances Indebtedness of the Issuer,

(y) Indebtedness of a Subsidiary of the Issuer that is not a Guarantor or a Co-Issuer that refinances Indebtedness of a Guarantor or a Co-Issuer or

(z) Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

(o) (x) Indebtedness or preferred stock of Persons that are acquired by the Issuer or any Restricted Subsidiary or consolidated, amalgamated or merged with or into or wound up into a Restricted Subsidiary in accordance with the terms of this Indenture, provided that in the case of this clause (x) immediately and after giving effect to such acquisition, amalgamation, consolidation, winding up or merger either (1) the Issuer would be permitted to incur at least US$1.00 of additional Indebtedness pursuant to the Total Net Leverage Ratio set forth in the first paragraph of this Section 1011 or (2) the Issuer’s Total Net Leverage Ratio is less than or equal to the amount thereof immediately prior to such acquisition, amalgamation or merger; or

(y) Indebtedness or preferred stock incurred in connection with or in contemplation of the acquisition of Persons that are acquired by the Issuer or any Restricted Subsidiary or consolidated, amalgamated or merged with or into or wound up into a Restricted Subsidiary in accordance with the terms of this Indenture, provided that in the case of this clause (y) immediately after giving effect to such acquisition, consolidation, amalgamation or merger either (1) the Issuer would be permitted to incur at least US$1.00 of additional Indebtedness pursuant to the Total Net Leverage Ratio set forth in the first paragraph of this Section 1011 or (2) the Issuer’s Total Net Leverage Ratio is less than or equal to the amount thereof immediately prior to such acquisition, consolidation, amalgamation or merger; provided, further, that the principal amount of any such Indebtedness and liquidation preference of any such preferred stock of any Restricted Subsidiaries that are not Guarantors permitted to remain outstanding pursuant to this clause (o) together with the aggregate principal amount of Indebtedness incurred and liquidation preference of preferred stock issued in each case by Restricted Subsidiaries that are not Guarantors pursuant to the first paragraph of this Section 1011, clause (i) above or any Refinancing Indebtedness incurred pursuant to clause (n) above in respect of amounts incurred or issued by Restricted Subsidiaries that are not Guarantors under this clause (o) or the first paragraph of this covenant shall not exceed an amount of the greater of US$300,000,000 and 6.50% of Total Assets at any one time outstanding;

(p) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(q) Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(r) (1) any guarantee by the Co-Issuers or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture,

(2) any guarantee by a Restricted Subsidiary of Indebtedness of the Co-Issuers or any Guarantor, provided that such guarantee is incurred in accordance with Section 1015;

(s) (i) Mezzanine Securities issued pursuant to clause (12)(a) of the second paragraph of Section 1013 or existing as of the Issue Date, including pay-in-kind interest payments issued thereon, in each case in accordance with the terms of the Mezzanine Securities as in effect on the Issue Date; and (ii) any refinancings of the foregoing so long as (x) the principal amount of such refinancing shall not exceed the principal amount of such Mezzanine Securities being refinanced together with any accrued interest and fees (including any amendment or consent fees thereon) and (y) such refinancing shall, as determined by the Issuer in good faith, have terms material to the interests of the Holders no materially less advantageous to the Holders than the existing terms of such Mezzanine Securities being refinanced; or

(t) the incurrence of additional Indebtedness or other obligations by the Issuer not otherwise permitted under this Section 1011; provided that such Indebtedness or other obligations (x) satisfy the definition of Dividend Obligations, (y) do not bear any interest (in the form of accretion, PIK, cash or otherwise) and (z) shall not result in a decline in the rating of the Notes by any Rating Agency by at least one notch in the gradation of the rating scale (e.g., + or – for S&P or 1, 2 and 3 for Moody’s) or of the credit outlook with respect thereto from such Rating Agency’s rating of the Notes.

For purposes of determining compliance with this Section 1011:

(1) in the event that an item of Indebtedness or preferred stock meets the criteria of more than one of the categories of permitted Indebtedness or preferred stock described in clauses (a) through (t) above or is entitled to be incurred pursuant to the first paragraph of this Section 1011, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness or preferred stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness or preferred stock in one of the above clauses; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (a) of the preceding paragraph and the Issuer shall not be permitted to reclassify all or any portion of such Indebtedness outstanding on the Issue Date;

(2) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness or preferred stock in more than one of the types of Indebtedness or preferred stock described above;

(3) the principal amount of Indebtedness or preferred stock outstanding under any clause of this Section 1011 shall be determined after giving effect to the application of proceeds of any such Indebtedness or preferred stock; and

(4) the U.S. dollar equivalent principal amount of Indebtedness or preferred stock denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness or preferred stock was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that (x) if such Indebtedness or preferred stock is incurred to refinance other Indebtedness or preferred stock denominated in the same foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount in such currency of such refinancing Indebtedness or preferred stock does not exceed the principal amount in such currency of such Indebtedness or preferred stock being refinanced, plus the aggregate amount of accrued but unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing and (y) if such Indebtedness or preferred stock is incurred to refinance other Indebtedness or preferred stock denominated in a different currency from the Indebtedness or preferred stock being refinanced, the principal amount of any such Indebtedness or preferred stock shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness or preferred stock is denominated that is in effect on the date of such refinancing.

Accrual of interest, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness or preferred stock will not be deemed to be an incurrence of Indebtedness or preferred stock for purposes of this Section 1011. If Indebtedness or preferred stock originally incurred in reliance upon a percentage of Total Assets under this covenant is being refinanced and such refinancing would cause the maximum amount of Indebtedness or preferred stock thereunder to be exceeded at such time, then such refinancing will nevertheless be permitted thereunder and such additional Indebtedness or preferred stock will be deemed to have been incurred under the applicable provision so long as the principal amount or liquidation preference of such refinancing Indebtedness or preferred stock does not exceed the principal amount or liquidation preference of Indebtedness or preferred stock being refinanced plus amounts permitted by the next sentence. Any Indebtedness or preferred stock permitted to be incurred to refinance Indebtedness or preferred stock above shall be permitted to include additional Indebtedness or preferred stock incurred to pay accrued but unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

Section 1012. Limitation on Liens. The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) of any kind (any such Lien, the “Initial Lien”) that secures any Obligations under any Indebtedness of the Issuer or a Restricted Subsidiary against or on any asset or property now owned or hereafter acquired by the Issuer or any such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except, in the case of any assets that do not constitute Collateral, any Initial Lien if the notes or the Guarantee of such Restricted Subsidiary, if any, are secured equally and ratably with or prior to such Initial Liens.

Any Lien which is granted to secure the Notes or the Guarantee of such Restricted Subsidiary under the last clause of the preceding paragraph in this Section 1012 shall be discharged at the same time as the discharge of the Initial Lien.

Section 1013. Limitations on Transactions with Affiliates. The Issuer will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) in any one or series of related transactions involving aggregate payments or consideration in excess of US$15,000,000, unless:

(a) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of the Issuer or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Issuer has determined to be fair to the Issuer or the relevant Restricted Subsidiary), and

(b) the Issuer delivers to the Trustee (x) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of US$35,000,000, a resolution adopted by the majority of the Board of Directors of the Issuer (and a majority of the Independent Directors) approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (a) above and (y) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of US$75,000,000, a written opinion of a Nationally Recognized Independent Financial Advisor stating that such Affiliate Transaction meets the requirements of clause (a).

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of the Restricted Subsidiaries; provided that in the case of non-Wholly-Owned Restricted Subsidiaries, no Affiliate of the Issuer (other than another Restricted Subsidiary) owns more than 10% of the Equity Interests in such Restricted Subsidiary;

(2) (x) Restricted Payments permitted by Section 1010 and (y) Permitted Investments;

(3) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, and ordinary course employment and severance agreements entered into with, officers, directors, employees or consultants of the Issuer, any of its direct or indirect parent companies or any Restricted Subsidiary;

(4) transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from a Nationally Recognized Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(5) other than in respect of the Consulting Services Agreement (which is addressed in clause (12) below), any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such agreement, together with all amendments thereto, taken as a whole, is not more disadvantageous as determined by the Issuer to the Holders in any material respect than the agreement in effect as of the Issue Date) or any transactions contemplated thereby;

(6) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (6) to the extent that the terms of any such agreement, together with all amendments thereto, taken as a whole, or new agreement are not more disadvantageous as determined by the Issuer to the Holders or the Issuer and its Restricted Subsidiaries in any material respect than the agreement in effect as of the Issue Date;

(7) any payments of tax distributions in accordance with Section 3.7 of the Ancillary Agreement and clause (10)(A) of the second paragraph of Section 1010 that do not exceed US$2,000,000 per calendar year;

(8) any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided that no Affiliate of the Issuer or any of its Subsidiaries other than the Issuer or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity;

(9) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;

(10) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any Restricted Subsidiary which are approved by a majority of the Board of Directors of the Issuer in good faith;

(11) any Spectrum Repurposing;

(12) (a) the annual fee of US$5,000,000 to be paid to Loral pursuant to the Consulting Services Agreement as in effect on the Issue Date, which fee may be payable in the form of cash or Mezzanine Securities, (b) reimbursements for payments to non-affiliated third parties made by any Permitted Holders on behalf of the Issuer and/or its Restricted Subsidiaries pursuant to the Consulting Services Agreement not to exceed US$2,000,000 in the aggregate in any calendar year, (c) payment for services rendered under the Consulting Services Agreement as in effect on the Issue Date not to exceed US$5,000,000 per calendar year to the extent such payments are approved by the Independent Directors in accordance with the provisions of the Consulting Services Agreement as in effect on the Issue Date and (d) the payment to any purchaser who purchases all or a majority of the Equity Interests of the Issuer in accordance with the terms of this Indenture (and such purchase is not a Change of Control Triggering Event) of reasonable management, monitoring, consulting and advisory fees, indemnities and related expenses, as reasonably determined by the Issuer and such purchaser in an aggregate amount pursuant to this clause (d) not to exceed 2% of Consolidated EBITDA in any year;

(13) any Unrestricted Subsidiary Support Transaction;

(14) pledges of Equity Interests of Unrestricted Subsidiaries;

(15) transactions permitted by, and complying with, the provisions of Article Eight;

(16) any contribution of capital to the Issuer;

(17) (a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Issuer and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business; and

(18) the incurrence by the Issuer of Dividend Obligations and payments of interest and principal related thereto.

Section 1014. Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a) (1) pay dividends or make any other distributions to the Issuer or any Restricted Subsidiary:

●	on its Capital Stock or

●	with respect to any other interest or participation in, or measured by, its profits or

(2) pay any Indebtedness owed to the Issuer or any Restricted Subsidiary;

(b) make loans or advances to the Issuer or any Restricted Subsidiary; or

(c) sell, lease or transfer any of its properties or assets to the Issuer or any Restricted Subsidiary,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and related documentation as in effect on the Issue Date;

(2) this Indenture, the Notes, the Guarantees, and the Security Documents;

(3) purchase money obligations and Finance Lease Obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired or leased;

(4) applicable law or any applicable rule, regulation or order;

(5) any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7) Secured Indebtedness otherwise permitted to be incurred pursuant to Section 1011 and Section 1012 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9) customary provisions in joint venture agreements and other similar agreements;

(10) customary provisions contained in leases and other agreements entered into in the ordinary course of business;

(11) other Indebtedness of the Issuer or any Restricted Subsidiary that is incurred subsequent to the Issue Date pursuant to Section 1011; provided that such encumbrances or restrictions (1) are no less favorable to the Issuer or such Restricted Subsidiary, taken as a whole, than those included in the Senior Credit Facilities as in effect as of the Issue Date (as determined by the Issuer in good faith) or (2) will not materially affect the Co-Issuers’ ability to make anticipated principal or interest payments on the Notes (as determined by the Issuer in good faith); and

(12) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, as determined by the Issuer in good faith, not materially more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 1015. Limitation on Guarantees of Indebtedness by Restricted Subsidiaries. The Issuer will not permit any Restricted Subsidiary, other than a Guarantor, to guarantee the payment of the Senior Credit Facilities or any Public Debt issued by the Issuer or a Restricted Subsidiary, unless:

(a) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to this Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of any Issuer or any Guarantor if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee of the Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Guarantor’s Guarantee;

(b) such supplemental indenture shall provide that such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until all amounts then due and payable by the Co-Issuers with respect to the Notes shall have been paid in full; and

(c) such Restricted Subsidiary shall have delivered to the Trustee an Officer’s Certificate stating that all conditions precedent provided for or relating to the execution of the supplemental indenture providing for a Guarantee have been complied with;

provided that this Section 1015 shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 30 day period described in clause (a) above.

Each Person that becomes a Guarantor after the Issue Date shall also become a party to the applicable Security Documents and shall execute and deliver within the time period set forth in Section 1023 of this Indenture or the Security Documents such security instruments, financing statements, mortgages, deeds of trust and other related real estate deliverables (in substantially the same form of as, and to the same extent as, those executed and delivered with respect to the Collateral on the Issue Date or on the date first delivered in the case of Collateral delivered after the Issue Date as may be necessary to give the applicable Notes Collateral Agent a perfected (or equivalent under applicable law) security interest (subject to Agreed Security Principles and Permitted Liens) in properties and assets of such Guarantor (other than Excluded Assets) as security for such Guarantor’s Guarantee and as may be necessary to have such property or assets added to the Collateral as required under the Security Documents and Section 1023 of this Indenture, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.

Each Guarantee shall be released in accordance with the provisions of Section 1208 of this Indenture.

Section 1016. [Reserved].

Section 1017. Change of Control Triggering Event. If a Change of Control Triggering Event occurs after the Issue Date, unless, prior to, or concurrently with, the time the Co-Issuers are required to make a Change of Control Offer, the Co-Issuers have previously or concurrently mailed or delivered, or otherwise sent through electronic transmission, a redemption notice with respect to all the outstanding Notes as described in Section 401 or 1105 of this Indenture, the Co-Issuers will make an offer to repurchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price (as calculated by the Issuer) in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date of repurchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date falling on or prior to the Change of Control Payment Date. Within 30 days following any Change of Control Triggering Event, the Issuer will send notice of such Change of Control Offer electronically or by first class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the Note Register or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to this Section 1017 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(2) the repurchase price and the repurchase date, which will be no earlier than 15 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), except in the case of a conditional Change of Control Offer made in advance of a Change of Control Triggering Event as described below;

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that, unless the Co-Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes repurchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of the Notes completed or otherwise in accordance with the procedures of DTC, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to repurchase such Notes, provided that the Paying Agent receives, not later than the close of business on the second Business Day prior to the Change of Control Payment Date, a facsimile or other electronic transmission or letter setting forth the name of the Holder or otherwise in accordance with the procedures of DTC, the principal amount of Notes tendered for repurchase, and a statement that such Holder is withdrawing such Holder’s tendered Notes and such Holder’s election to have such Notes repurchased;

(7) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the unrepurchased portion of the Notes surrendered, which unrepurchased portion must be equal to US$2,000 or a US$1,000 integral multiple in excess thereof;

(8) if such notice is sent prior to the occurrence of a Change of Control Triggering Event, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event and any other conditions and describing each such condition, and, if applicable, stating that, in the Co-Issuers’ discretion, the Change of Control Payment Date may be delayed until such time (including more than 60 days after the notice is mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or that such purchase may not occur and such notice may be rescinded in the event that the Co-Issuers shall determine that the Change of Control Triggering Event will not occur by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(9) such other instructions, as determined by the Co-Issuers, consistent with this Section 1017, that a Holder must follow.

If the Notes are in global form and the Co-Issuers make an offer to repurchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the repurchase of the Notes through the facilities of DTC, subject to its rules and regulations.

The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is sent in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

The Co-Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Co-Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.

On the Change of Control Payment Date, the Co-Issuers will, to the extent permitted by law,

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate stating that such Notes or portions thereof have been tendered to and repurchased by the Co-Issuers.

The Paying Agent will promptly send to each Holder of Notes that were properly tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and deliver to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any, provided that each such new Note will be in a principal amount of US$2,000 or a US$1,000 integral multiple in excess thereof.

The Co-Issuers will not be required to make a Change of Control Offer if a third party makes such Change of Control Offer contemporaneously with or upon a Change of Control Triggering Event in the manner, at the times and otherwise in compliance with the requirements of this Indenture and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon and settlement delayed until such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making such a Change of Control Offer.

Notwithstanding any other provision hereof, in connection with any tender offer, Change of Control Offer or Asset Sale Offer, if Holders of not less than 90% in aggregate principal amount of the then-Outstanding Notes validly tender and do not validly withdraw such Notes in such offer and the Co-Issuers, or any third-party making such offer in lieu of the Co-Issuers, purchases all of the Notes validly tendered and not validly withdrawn by such Holders, the Co-Issuers or such third-party will have the right upon not less than 15 days nor more than 60 days’ prior notice, given not more than 60 days following such purchase date, to redeem all Notes that remain Outstanding following such purchase at a price equal to the price offered to each other Holder in such offer (which may be less than par) plus, to the extent not included in the offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date.

Section 1018. Asset Sales. The Issuer will not, and will not permit any Restricted Subsidiary to, cause, make or suffer to exist an Asset Sale, unless:

(a) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (measured at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(b) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(1) any liabilities (as shown on the Issuer’s, or such Restricted Subsidiary’s, most recent balance sheet or in the footnotes thereto or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Issuer’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined by the Issuer) of the Issuer or any Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Notes, that are assumed by the transferee of any such assets (or are directly associated with such assets and are otherwise extinguished in connection with the transactions relating to such Asset Sale) and for which the Issuer and all Restricted Subsidiaries have been unconditionally released by all creditors or their representatives in writing,

(2) any notes or other obligations or securities or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale, and

(3) any Designated Noncash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed an amount equal to the greater of US$120,000,000 or 2.75% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

Within 395 days after the Issuer’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale (or Event of Loss Proceeds) (such 395 day period, the “Reinvestment Period”), the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale (together with any Event of Loss Proceeds required to be applied as provided in Section 1007(d)):

(1) to repay:

(a) Obligations under the Notes (at a price equal to or greater than the aggregate principal amount of Notes purchased) or any other First Priority Obligations (and, in the case of revolving obligations, to correspondingly permanently reduce commitments with respect thereto); provided, however, that (x) to the extent that the terms of such First Priority Obligations (other than Additional Notes) require Net Proceeds (or Event of Loss Proceeds, as applicable) to repay Obligations outstanding under such First Priority Obligations prior to the repayment of other First Priority Obligations, the Issuer or such Restricted Subsidiary shall be entitled to repay such Obligations prior to repaying Obligations under the Notes and (y) except as provided in the foregoing subclause (x), to the extent the Issuer or such Restricted Subsidiary so reduces any other First Priority Obligations, the Issuer will either (1) reduce Obligations under the Notes on a pro rata basis by, at its option, (A) redeeming notes as provided in Section 1101 of this Indenture, or (B) purchasing Notes through open market purchases at a price equal to or greater than the aggregate principal amount of Notes purchased, or (2) make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes on a ratable basis with such other First Priority Obligations for no less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon;

(b) solely to the extent such Net Proceeds (or Event of Loss Proceeds, as applicable) are not derived from an Asset Sale or other disposition, including an Event of Loss, of Collateral, to reduce any other Pari Passu Indebtedness (other than First Priority Obligations) (and, in the case of revolving obligations to correspondingly permanently reduce commitments with respect thereto); provided that if the Issuer or any Restricted Subsidiary shall so repay any Pari Passu Indebtedness other than the Notes, the Issuer will either (1) reduce Obligations under the Notes on a pro rata basis by, at its option, (A) redeeming Notes as described in Section 1101 of this Indenture or (B) purchasing Notes through open market purchases at a price equal to or greater than the aggregate principal amount of Notes purchased, or (2) make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes on a ratable basis with such other Pari Passu Indebtedness for no less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon; or

(c) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary;

(2) to make an investment in (a) any one or more businesses, provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; provided, further, that to the extent that the Net Proceeds (or Event of Loss Proceeds, as applicable) are derived from an Asset Sale or other disposition, including an Event of Loss, of Collateral, any such acquired assets shall be added to the Collateral securing the Notes to the extent required by this Indenture and the Security Documents,

(3) to make an investment in (a) any one or more businesses engaged in a Similar Business, provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties used or useful in a Similar Business or (c) other assets used or useful in a Similar Business that, in each of (a), (b) and (c), replace the businesses, properties and assets that are the subject of such Asset Sale or Event of Loss; provided, further, that to the extent that the Net Proceeds (or Event of Loss Proceeds, as applicable) are derived from an Asset Sale or other disposition, including an Event of Loss, of Collateral, any such acquired assets shall be added to the Collateral securing the Notes to the extent required by the Indenture and the Security Documents; or

(4) any combination of the foregoing.

provided that, in the case of clauses (2) and (3) above, a binding commitment entered into prior to the end of the Reinvestment Period shall be treated as a permitted application of the Net Proceeds (or Event of Loss Proceeds, as applicable) from the date of such commitment so long as the Issuer or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds (or Event of Loss Proceeds, as applicable) will be applied to satisfy such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later canceled or terminated for any reason before such Net Proceeds (or Event of Loss Proceeds, as applicable) are so applied, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Replacement Commitment”) within nine months of such cancellation or termination; provided, further, that if any Replacement Commitment is later cancelled or terminated for any reason before such Net Proceeds (or Event of Loss Proceeds, as applicable) are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from the Asset Sale (or Event of Loss Proceeds) that are not invested or applied as provided and within the Reinvestment Period will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds US$25,000,000, the Co-Issuers shall make an offer to all Holders, and, if required by the terms of any First Priority Obligations containing comparable repurchase rights, to the holders of such First Priority Obligations (an “Asset Sale Offer”), to purchase the maximum principal amount of Notes and such First Priority Obligations that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture and, if applicable, the other documents governing the applicable First Priority Obligations. The Co-Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within fifteen Business Days after the date that Excess Proceeds exceed US$25,000,000 by transmitting electronically or mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. The Co-Issuers may satisfy the foregoing obligation with respect to such Net Proceeds from an Asset Sale by making an Asset Sale Offer prior to the expiration of the Reinvestment Period (the “Advance Offer”) with respect to all or a part of the available Net Proceeds (the “Advance Portion”) in advance of being required to do so by this Indenture.

To the extent that the aggregate amount of Notes and such First Priority Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), the Issuer may use any remaining Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion) in any manner not prohibited by this Indenture. If the aggregate principal amount of Notes or the First Priority Obligations surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes (subject to applicable DTC procedures as to global notes) and the Issuer or the representative of such First Priority Obligations shall select such First Priority Obligations to be purchased or repaid on a pro rata basis based on the accreted value or principal amount of the Notes or such First Priority Obligations tendered in accordance with Section 1110. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero (regardless of whether there are any remaining Excess Proceeds upon such completion), and in the case of an Advance Offer, the amount of Net Proceeds the Co-Issuers are offering to apply in such Advance Offer shall be excluded in subsequent calculations of Excess Proceeds. Additionally, upon consummation or expiration of any Advance Offer, any remaining Net Proceeds shall not be deemed Excess Proceeds and the Issuer may use such Net Proceeds in any manner not otherwise prohibited by this Indenture.

Pending the final application of any Net Proceeds (or Event of Loss Proceeds) pursuant to this Section 1018, the Issuer or the applicable Restricted Subsidiary may apply such Net Proceeds (or Event of Loss Proceeds) temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise use such Net Proceeds (or Event of Loss Proceeds) in any manner not prohibited by this Indenture. The Co-Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Co-Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described in this Indenture by virtue thereof.

Notwithstanding any other provision of this Section 1018, (i) to the extent that any of or all the Net Proceeds of any Asset Sale by a Restricted Subsidiary that is not a Guarantor giving rise to the obligation to make an Asset Sale Offer (a “Non-Guarantor Asset Sale”) or the Net Proceeds of any Event of Loss of a Restricted Subsidiary that is not a Guarantor (a “Non-Guarantor Event of Loss”), are prohibited, delayed or restricted by applicable local law, rule or regulation from being repatriated to the United States or from being distributed to a Guarantor, an amount equal to the portion of such Net Proceeds so affected will not be required to be applied to make an Asset Sale Offer at the times provided in this Section 1018 so long, but only so long, as the applicable local law, rule or regulation will not permit repatriation to the United States or distribution to a Guarantor (the Issuer hereby agreeing to cause the applicable Restricted Subsidiary that is not a Guarantor to promptly take all commercially reasonable actions required by the applicable local law, rule or regulation to permit such repatriation or distribution), and once such repatriation or distribution of any of such affected Net Proceeds is permitted under the applicable local law, rule or regulation, such repatriation or distribution will be immediately effected and an amount equal to such repatriated or distributed Net Cash Proceeds will be promptly applied (net of additional taxes payable or reserved against as a result thereof) to make an Asset Sale Offer and (ii) to the extent that the Issuer has determined in good faith that repatriation of any of or all the Net Proceeds of any Non-Guarantor Asset Sale, any Non-Guarantor Event of Loss would have a material adverse tax cost consequence with respect to such Net Proceeds (but only for so long as such material adverse tax cost consequence exists), the Net Proceeds so affected will not be required to be applied to make an Asset Sale Offer at the times provided in this Section 1018; provided that, in the case of this clause (ii), on or before the date on which an amount equal to any Net Proceeds from any Non-Guarantor Asset Sale or Non-Guarantor Event of Loss so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant the provisions of this Section 1018 above, (x) the Issuer applies an amount equal to such Net Proceeds to such reinvestments or prepayments as if such Net Proceeds had been received by the Issuer rather than such Restricted Subsidiary that is not a Guarantor, less the amount of additional taxes that would have been payable or reserved against if such Net Proceeds had been repatriated (or, if less, the Net Proceeds that would be calculated if received by such Restricted Subsidiary that is not a Guarantor ) or (y) such Net Proceeds are applied to the repayment of Indebtedness of a Restricted Subsidiary that is not a Guarantor.

If less than all of the Notes or such First Priority Obligations are to be redeemed at any time, selection of such Notes for redemption, will be made by the Trustee on a pro rata basis to the extent practicable; provided that if the Notes are represented by global notes, interests on the Notes shall be selected for redemption or purchase by DTC in accordance with its standard procedures; provided, further, that no Notes of US$2,000 or less shall be purchased or redeemed in part.

Notices of purchase or redemption shall be delivered electronically or mailed by first class mail, postage prepaid, at least 15 but not more than 60 days before the purchase or redemption date to each Holder of Notes to be purchased or redeemed at such Holder’s registered address or otherwise in accordance with the procedures of DTC, with a copy to the Trustee, except that redemption notices may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

A new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption or purchase become due on the date fixed for redemption or purchase, unless such redemption or purchase is conditioned on the happening of a future event. On and after the purchase or redemption date, unless the Co-Issuers default in payment of the purchase or Redemption Price, interest shall cease to accrue on Notes or portions thereof purchased or called for redemption, unless such redemption remains conditioned upon the happening of a future event.

Section 1019. Suspension of Covenants. During any period of time that: (1) the Notes have Investment Grade Ratings from at least two of the Rating Agencies and (2) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”), the Issuer and the Restricted Subsidiaries will not be subject to the following provisions of this Indenture:

(A) Section 1007;

(B) Section 1010;

(C) Section 1011;

(D) Section 1013;

(E) Section 1014;

(F) Section 1015;

(G) Section 1018; and

(H) clause (4) of the first paragraph of Section 801

(collectively, the “Suspended Covenants”). Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds (and Event of Loss Proceeds) shall be set at zero. In addition, the Guarantees of the Guarantors will also be suspended as of such date (the “Suspension Date”). The Issuer shall provide prompt written notice to the Trustee of the occurrence of the Suspension Date. In the absence of such notice, the Trustee shall assume that a Suspension Date has not occurred. In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or more of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating and as a result less than two Rating Agencies have assigned an Investment Grade Rating to the Notes, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events and the Guarantees will be reinstated. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period). Solely for the purpose of determining compliance with Section 1012 during the Suspension Period, it shall be assumed that the provisions of Section 1011 are applicable during such period as if the applicable Covenant Suspension Event had not occurred.

On the Reversion Date, all Indebtedness incurred during the Suspension Period (or deemed incurred or issued in connection with a Limited Condition Transaction entered into during the Suspension Period) will be classified to have been incurred pursuant to the first paragraph of Section 1011. To the extent such Indebtedness would not be so permitted to be incurred or issued pursuant to the first paragraph of Section 1011, such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (c) of the second paragraph of Section 1011. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 1010 will be made as though Section 1010 had been in effect since the Issue Date, but not during the Suspension Period (including with respect to a Limited Condition Transaction entered into during the Suspension Period). Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under the first paragraph of Section 1010. Any Affiliate Transaction entered into after such reinstatement pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to clause (6) of the second paragraph of Section 1013. Any encumbrance or restriction on the ability of any Restricted Subsidiary that is not the Issuer or a Guarantor to take any action described in clauses (a) through (c) of the first paragraph of Section 1014 that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to clause (1) of Section 1014. All Investments made during the Suspension Period (or deemed made in connection with a Limited Condition Transaction entered into during the Suspension Period) will be classified to have been made under clause (5) of the definition of “Permitted Investments.” Notwithstanding anything contained in the definition of “Unrestricted Subsidiary,” during a Suspension Period the Issuer may not designate any Subsidiary as an Unrestricted Subsidiary.

Section 1020. [Reserved].

Section 1021. Limitation on Activities of the Co-Issuer. The Co-Issuer may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (1) the issuance of its Equity Interests to the Issuer or any Wholly-Owned Restricted Subsidiary of the Issuer, (2) the incurrence of Indebtedness as a co-obligor or guarantor, as the case may be, of the Notes, the Senior Credit Facilities and any other Indebtedness that is permitted to be incurred by the Issuer under Section 1011; provided that the net proceeds of such Indebtedness are not retained by the Co-Issuer, and (3) activities incidental thereto. Neither the Issuer nor any Restricted Subsidiary shall engage in any transactions with the Co-Issuer in violation of the immediately preceding sentence.

Section 1022. Additional Amounts. All payments made by a Co-Issuer or a Guarantor under or with respect to the Notes or the Guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority in any jurisdiction in which a Co-Issuer or Guarantor is incorporated or organized or is (or is deemed to be) resident or doing business for tax purposes or any jurisdiction from or through which payment is made (each a “Relevant Taxing Jurisdiction”), unless any such withholding or deduction is required by law. If any withholding or deduction for or on account of any Taxes imposed by a Relevant Taxing Jurisdiction is required from any payment made under or with respect to the Notes or the Guarantees, (a) the applicable withholding agent will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with and in the time required under applicable law, and (b) the applicable Co-Issuer or Guarantor will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder or beneficial owner of the Notes after such withholding or deduction (including any withholding or deduction attributable to Additional Amounts) will equal the amount the Holder or beneficial owner would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to any estate, inheritance, gift, sales, capital gains, or personal property Tax or any similar Tax, or any Tax that would not have been imposed, payable or due:

(1) but for the existence of any present or former connection between the Holder (or the beneficial owner of, such Notes) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, the Relevant Taxing Jurisdiction) other than the mere acquisition, ownership, holding or disposition of the Notes or enforcement of rights thereunder or the receipt of payments in respect thereof;

(2) but for the failure by the Holder or beneficial owner to satisfy any certification, identification or other reporting requirements whether imposed by statute, treaty, regulation or administrative practice; provided, however, that the Issuer and/or Co-Issuer has delivered a request to the Holder or beneficial owner to comply with such requirements at least 30 days prior to the date by which such compliance is required and such Holder or beneficial owner can legally comply with such requirements;

(3) if the presentation of Notes (where presentation is required) for payment had occurred within 30 days after the date such payment was due and payable or was duly provided for, whichever is later, but only to the extent such Additional Amounts would not have been required had the note been presented on the last day of the applicable 30 day period;

(4) but for the fact that the Holder does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) with the Issuer, the Co-Issuer or a Guarantor;

(5) but for the requirements of Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as of the Issue Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any regulations or official interpretations thereof, or any intergovernmental agreements implementing the foregoing; or

(6) but for any combination of the items listed above.

Each of the Co-Issuers and the Guarantors will indemnify and hold harmless each Holder and beneficial owner from and against (x) any Taxes (other than Taxes excluded by clauses (1) through (6) above) levied or imposed on a Holder or beneficial owner as a result of payments made under or with respect to the Notes or any Guarantee (including any such Tax imposed under Part XIII of the Income Tax Act (Canada) and arising on an assignment (other than an assignment that is not effected in accordance with the provisions of this Indenture) of a note to a person resident of or deemed resident of Canada (other than a person with whom the Holder does not deal at arm’s length for purposes of the Income Tax Act (Canada)) that is withheld from or levied or imposed on a Holder or beneficial owner), and (y) any Taxes (other than Taxes excluded by clauses (1) through (6) above) so levied or imposed with respect to any indemnification payments under the foregoing clause (x) or this clause (y) such that the net amount received by such Holder or beneficial owner after such indemnification payments will not be less than the net amount the Holder or beneficial owner would have received if the Taxes described in clauses (x) and (y) above had not been imposed.

In any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under or with respect to any of the Notes or Guarantees, shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Upon request, the Issuer will provide the Trustee with documentation evidencing the payment of the Taxes giving rise to the Additional Amounts.

The Co-Issuers will pay any present or future stamp, registration, court or documentary taxes, or any other excise, property or similar taxes, charges or levies (including any interest and penalties related thereto) that arise in any Relevant Taxing Jurisdiction from the execution, issuance, delivery, or registration, or in any jurisdiction from the enforcement of, the Notes or Guarantees or any other document or instrument referred to therein, or the receipt of any payments with respect to the Notes or Guarantees (“Documentary Taxes”).

The obligation to pay Additional Amounts and Documentary Taxes under the terms and conditions described above will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any successor to any Co-Issuer or Guarantor and to any jurisdiction in which any such successor is incorporated or organized or is (or is deemed to be) resident or doing business for tax purposes, or from or through which such successor makes any payment under or with respect to the Notes or the Guarantees.

At least 30 days prior to each date on which any payment under, or with respect to, the Notes is due and payable or such later date as agreed by the Trustee (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it will be promptly thereafter), if the Co-Issuers will be obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the Trustee an Officer’s Certificate stating that such Additional Amounts will be payable and the amounts so payable and setting forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to the Holders of such Notes on the payment date.

Section 1023. After-Acquired Property.

(a) From and after the Issue Date, upon the acquisition by any of the Co-Issuers or the Guarantors of any After-Acquired Property or upon any new Subsidiary becoming a Guarantor, the Issuer, the Co-Issuer or such Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements, certificates and opinions of counsel as shall be necessary to give the applicable Notes Collateral Agent a perfected (or equivalent under applicable law) security interest, subject only to the Agreed Security Principles and Permitted Liens, in such After-Acquired Property or in the Collateral of such Guarantor and to have such After-Acquired Property or such Collateral (but subject to the Agreed Security Principles and the Applicable Collateral Limitations) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property or Collateral to the same extent and with the same force and effect; provided, however, that if granting such security interest in such After-Acquired Property or Collateral requires the consent of a third party, the Issuer will use commercially reasonable efforts to obtain such consent with respect to the security interest for the benefit of the applicable Notes Collateral Agent on behalf of the Trustee and the Holders of the Notes; provided further, however, that if such third party does not consent to the granting of such security interest after the use of such commercially reasonable efforts, the Issuer, the Co-Issuer or such Guarantor, as the case may be, will not be required to provide such security interest; provided, further, that a lien over such property shall be consistent with the liens granted over similar property in the applicable jurisdiction (or in the case of any jurisdiction where no liens were previously granted, to the extent customary and reasonably achievable under applicable local law) (or, in the case of a new Guarantor, such of its property consistent with the liens granted over similar property in the applicable jurisdiction (or in the case of any jurisdiction where no liens were previously granted, to the extent customary and reasonably achievable under applicable local law)) in favor of the applicable Notes Collateral Agent and the owner of such property or such Guarantor will promptly deliver certificates and opinions in respect thereof consistent with the certificates and opinions delivered to the Notes Collateral Agents in connection with the liens granted over similar property, all as and to the extent required by this Indenture or the Security Documents.

(b) Notwithstanding anything to the contrary set forth in this Section 1023 or otherwise in this Indenture or the Security Documents, (i) any Person organized under the laws of Canada or the United States (or any political subdivision thereof) shall not be required to take any actions outside of the United States and Canada to perfect the security interest in any assets of any such Person (including registered intellectual property) located outside of the United States and Canada, (ii) each Guarantor (other than any Guarantor organized under the laws of Canada or the United States (or any political subdivision thereof)) shall not be required to take any actions outside of its jurisdiction of organization to perfect the security interest in any assets of such Person (including registered intellectual property) located outside of such Person’s jurisdiction of organization, and (iii) other than the pledge by the Co-Issuers and the Guarantors of their equity interest in their Subsidiaries organized in Isle of Man and Brazil (to the extent required), if a Subsidiary organized outside of the United States and Canada is excluded from being a Guarantor because it is not a Material Subsidiary (“Excluded Foreign Subsidiary”), the Co-Issuers and the Guarantors shall not be required to grant or perfect their pledge of such equity interest in the Excluded Foreign Subsidiary under any law other than the laws of the United States or Canada. Each Notes Collateral Agent agrees that its lien (which such Notes Collateral Agent shall be permitted to release at any time at the written direction of the Trustee or the requisite Holders of the Notes) on the Satellite (as defined in the APT Satellite Agreement) is subject to the rights of APT under the APT Satellite Agreement (as defined therein) and does not encompass the Excluded APT Elements.

(c) The amount recoverable in respect of the Collateral provided by the Guarantors being subsidiaries of the Issuer will be limited by the Agreed Security Principles.

(d) In addition, the Co-Issuers and the Guarantors shall not be required to perfect by control security interest in Deposit Accounts, Securities Accounts, commodity accounts or similar accounts and to perfect a security interest in any asset if such asset does not constitute “Collateral” (or equivalent term) under the Senior Credit Facilities security documents or where the Co-Issuers and the Guarantors are not required to take such actions under the Senior Credit Facilities security documents.

(e) The limitations set forth in clauses (b) through (d) above are referred to as the “Applicable Collateral Limitations.”

Section 1024. Additional Material Real Property. To the extent acquired after the Issue Date, (i) in the case of owned real property having a Fair Market Value (as determined in good faith by the Issuer) at the time of acquisition in excess of $10,000,000 (each such property a “Material Owned Real Property”), grant, and cause each of the Guarantors to grant, within 60 days after the closing of such acquisition to the applicable Notes Collateral Agent (or such longer period as may be reasonably necessary in the good faith determination of the Issuer), Mortgages in and charges on such Material Real Property of any Guarantor as are not covered by existing mortgages and (ii) in the case of each ground leased real property on which earth station equipment worth more than $10,000,000 (as determined in good faith by the Issuer) are located (each such property a “Material Leased Real Property”), use commercially reasonable efforts (it being understood that in no event shall such efforts require the making of payments or material concessions in exchange for such consent) to obtain from the applicable landlord consent to grant a leasehold Mortgage in such lease, and if such consent is obtained, to grant, and cause the Loan Party to grant, within 60 days after such consent is received (or such longer period as may be reasonably necessary in the good faith determination of the Issuer), to the Collateral Agent, leasehold Mortgages in and charges on such leased real property of any Loan Party as are not covered by existing mortgages, in each case pursuant to customary documentation and constituting valid and enforceable perfected Liens superior to and prior to the rights of all third persons subject to no other Liens except as are permitted by Section 1012 or arising by operation of law, at the time of perfection thereof, record or file, and cause each such Subsidiary to record or file, the mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Notes Collateral Agent required to be granted pursuant to the mortgage and pay, and cause each such Subsidiary to pay, in full, all taxes, fees and other charges payable in connection therewith, in each case subject to the definition of Excluded Collateral.

Section 1025. Post-Closing Collateral Covenant.

(a) Not later than one hundred twenty (120) days after the Issue Date, the Issuer, the Co-Issuer and each Guarantor shall satisfy the requirements of Section 1024 with respect to each Material Real Property owned or leased on the Issue Date.

(b) Not later than one hundred twenty (120) days after the Issue Date, the Issuer, the Co-Issuer and each Guarantor, as applicable, will deliver evidence to the applicable Notes Collateral Agent that the Issuer, the Co-Issuer and the Guarantors maintain insurance with respect to the Collateral, together with endorsements to the insurance policies as required by Section 1007(a).

(c) Not later than one hundred twenty (120) days after the Issue Date (as such date may be automatically extended to the extent the Senior Credit Facilities Collateral Agent consents to the extension of any corresponding period under the Senior Credit Facilities), the applicable Notes Collateral Agent shall have received duly executed copies of the Brazilian Security Documents, and the Company shall have caused the Guarantors to have taken all actions required to perfect the liens created under the Brazilian Security Documents in accordance with the provisions of the applicable Brazilian Security Documents.

(d) Not later than thirty (30) days after the Issue Date (as such date may be automatically extended to the extent the Senior Credit Facilities Collateral Agent consents to the extension of any corresponding period under the Senior Credit Facilities), the Senior Credit Facilities Collateral Agent shall have received stock certificates and blank, undated stock powers with respect to the equity interests of The SpaceConnection, Inc. held by Telesat Satellite Holding Corporation and Telesat International Limited held by Telesat (IOM) Holdings Limited.

Notwithstanding anything to the contrary herein, other than with respect to Section 1025(a), no Opinion of Counsel (other than as provided by Brazilian counsel) or Officer’s Certificate shall be required to be delivered in connection with entry into the Security Documents and related documentation contemplated by this Section 1025.

Article Eleven

REDEMPTION OF NOTES

Section 1101. Right of Redemption. At any time prior to December 1, 2022, the Co-Issuers may on one or more occasions redeem the Notes, in whole or in part, upon not less than 15 nor more than 60 days’ prior notice delivered electronically to each Holder or mailed by first-class mail, postage prepaid, to each Holder of the Notes to the address of such Holder appearing in the Note Register, in each case with a copy to the Trustee, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date of redemption (the “Redemption Date”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the Redemption Date.

On and after December 1, 2022 (the “First Call Date”), the Co-Issuers may on one or more occasions redeem the Notes, in whole or in part, upon not less than 15 nor more than 60 days’ prior notice delivered electronically to each Holder or mailed by first class mail, postage prepaid, to each Holder of the Notes to the address of such Holder appearing in the Note Register, in each case with a copy to the Trustee, at the Redemption Prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Amounts, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date, if redeemed during the twelve-month period beginning on December 1 of each of the years indicated below:

Year	Percentage
2022	102.438%
2023	101.219%
2024 and thereafter	100.000%

In addition, prior to December 1, 2022, the Co-Issuers may on one or more occasions, at their option, redeem up to 40% of the aggregate principal amount of Notes (including Additional Notes) issued under this Indenture at a redemption price equal to 104.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Amounts, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the Redemption Date, with the net cash proceeds of one or more Equity Offerings of the Issuer or any direct or indirect parent of the Issuer to the extent such net cash proceeds are contributed to the Issuer; provided that at least 50% of the aggregate principal amount of Notes originally issued under this Indenture remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

Section 1102. Applicability of Article. Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.

Section 1103. Election To Redeem; Notice to Trustee. In case of any redemption at the election of the Company, the Company shall, at least five Business Days before notice of redemption is required to be sent to Holders pursuant to Section 1105 hereof (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.

Section 1104. Selection by Trustee of Notes to Be Redeemed. If less than all of the Notes or such Pari Passu Indebtedness is to be redeemed at any time, selection of such Notes for redemption, will be made by the Trustee on a pro rata basis to the extent practicable; provided that if the Notes are represented by Global Notes, interests in the Notes shall be selected for redemption or purchase by DTC in accordance with its standard procedures; provided, further, that no Notes of US$2,000 or less shall be purchased or redeemed in part.

Notices of purchase or redemption shall be delivered electronically or mailed by first class mail, postage prepaid, at least 15 but not more than 60 days before the purchase or redemption date to each Holder of Notes to be purchased or redeemed at such Holder’s registered address or otherwise in accordance with the procedures of DTC, with a copy to the Trustee, except that redemption notices may be delivered or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

A new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption or purchase become due on the date fixed for redemption or purchase, unless such redemption or purchase is conditioned on the happening of a future event. On and after the purchase or Redemption Date, unless the Co-Issuers default in payment of the purchase or Redemption Price, interest shall cease to accrue on Notes or portions thereof purchased or called for redemption, unless such redemption remains conditioned upon the happening of a future event.

Section 1105. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 107 not less than 15 nor more than 60 days prior to the Redemption Date, to each Holder to be redeemed.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price, or if not then ascertainable, the manner of calculation thereof,

(3) in the case of certificated Notes, if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

(4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that on the Redemption Date, the Redemption Price (and accrued but unpaid interest, if any, to, but not including, the Redemption Date payable as provided in Section 1107) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after the Redemption Date,

(6) any condition precedent to the redemption,

(7) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued but unpaid interest, if any,

(8) the name and address of the Paying Agent,

(9) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

(10) the “CUSIP” number, ISIN or “Common Code” number and that no representation is made as to the accuracy or correctness of the “CUSIP” number, ISIN or “Common Code” number, if any, listed in such notice or printed on the Notes, and

(11) the paragraph of the Notes pursuant to which the Notes are to be redeemed.

Notice of redemption of Notes to be redeemed at the election of the Co-Issuers shall be given by the Co-Issuers or, at the Co-Issuers’ request, by the Trustee in the name and at the expense of the Co-Issuers.

Notice of any redemption of the Notes (including upon an Equity Offering or in connection with another transaction (or series of related transactions) or an event that constitutes a Change of Control Triggering Event) may, at the Co-Issuers’ discretion, be given prior to the completion or the occurrence thereof and any such redemption or notice may, at the Co-Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related Equity Offering or other transaction or event, as the case may be. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Co-Issuers’ discretion, the Redemption Date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed, or such notice may be rescinded at any time in the Co-Issuers’ discretion if in the good faith judgment of the Co-Issuers any or all of such conditions will not be satisfied. In addition, the Co-Issuers may provide in such notice that payment of the redemption price and performance of the Co-Issuers’ obligations with respect to such redemption may be performed by another Person.

If any such condition precedent has not been satisfied, the Company shall provide written notice to the Trustee thereof. Upon receipt, the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given.

Section 1106. Deposit of Redemption Price. On or prior to any Redemption Date, the Co-Issuers shall deposit with the Trustee or with a Paying Agent (or, if the Co-Issuers is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued but unpaid interest, if any, on, all the Notes which are to be redeemed on such Redemption Date.

Section 1107. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable, unless such redemption is conditioned on the happening of a future event, at the Redemption Price therein specified (together with accrued but unpaid interest, if any, to the Redemption Date), and from and after such Redemption Date (unless the Co-Issuers shall default in the payment of the Redemption Price and accrued but unpaid interest, if any) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Co-Issuers at the Redemption Price, together with accrued but unpaid interest, if any, to, but not including, the Redemption Date and such Notes shall be canceled by the Trustee; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Date according to their terms and the provisions of Section 306.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

Section 1108. Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article Eleven) shall be surrendered at the office or agency of the Co-Issuers maintained for such purpose pursuant to Section 1002 (with, if the Co-Issuers or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Co-Issuers and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Co-Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

Section 1109. Redemption for Changes in Withholding Taxes. In addition, the Co-Issuers may, at their option, redeem all (but not less than all) of the Notes then outstanding, in each case at 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, if any Co-Issuer or a Guarantor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts (or make indemnity payments) as a result of any change in law of a Relevant Taxing Jurisdiction (including any regulations promulgated thereunder) or in the official interpretation or administration of law or relevant position or policy of any applicable taxing authority of a Relevant Taxing Jurisdiction, if such change is announced and becomes effective on or after the Issue Date (or, if the Relevant Taxing Jurisdiction did not become a Relevant Taxing Jurisdiction until after the Issue Date, after such later date); provided that the obligation to pay such Additional Amounts or indemnification payments cannot be avoided by the use of reasonable measures available to it (including, for the avoidance of doubt, the appointment of a new Paying Agent or payment through another Co-Issuer or Guarantor). Notice of any such redemption must be given not less than 15 nor more than 60 days prior to the date fixed for redemption pursuant to this paragraph; provided that no such notice will be given earlier than 90 days prior to the earliest date on which such Co-Issuer or Guarantor would be obliged to pay such Additional Amounts.

Prior to giving any notice of redemption of the Notes pursuant to this Section 1109, the Issuer will deliver to the Trustee:

(1) an Officer’s Certificate stating that the Co-Issuers are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Co-Issuers so to redeem have occurred; and

(2) a written opinion of recognized independent tax counsel in the Relevant Taxing Jurisdiction acceptable to the Trustee, that the Issuer, Co-Issuer or any Guarantor, as the case may be, has or will become obliged to pay Additional Amounts as a result of such change as described above. Such certificate and opinion will be made available for inspection by the Holders.

Section 1110. Offers to Repurchase by Application of Proceeds.

(a) In the event that, pursuant to Section 1018 hereof, the Co-Issuers shall be required to commence an Asset Sale Offer, they shall follow the procedures specified below.

(b) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Co-Issuers shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and, if required, Pari Passu Indebtedness (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Notes and Pari Passu Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and additional interest, if any, up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

(d) Upon the commencement of an Asset Sale Offer, the Co-Issuers shall electronically deliver or send, by first-class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and holders of Pari Passu Indebtedness. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(1) that the Asset Sale Offer is being made pursuant to this Section 1110 and Section 1018 hereof and the length of time the Asset Sale Offer shall remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment shall continue to accrue interest;

(4) that, unless the Co-Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of US$2,000 only;

(6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Repurchase” attached to the Note completed, or transfer such Note by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders shall be entitled to withdraw their election if the Co-Issuers, the Depositary or the Paying Agent, as the case may be, receive, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by the holders thereof exceeds the Offer Amount, the Trustee shall select the Notes and the Co-Issuers, or, if so elected by the Co-Issuers, the agent for such Pari Passu Indebtedness, shall select such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of US$2,000, or integral multiples of US$1,000 in excess thereof, shall be purchased); and

(9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.

(e) On or before the Purchase Date, the Co-Issuers shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.

(f) The Co-Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Co-Issuers for purchase, and the Co-Issuers shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided that each such new Note shall be in a principal amount of US$2,000 or an integral multiple of US$1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Co-Issuers to the Holder thereof. The Co-Issuers shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

Other than as specifically provided in this Section 1110 or Section 1018 hereof, any purchase pursuant to this Section 1110 shall be made pursuant to the applicable provisions of this Article Eleven.

Section 1111. Mandatory Redemption; Open Market Purchases. The Co-Issuers shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Co-Issuers may at any time and from time to time acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise.

Article Twelve

GUARANTEES

Section 1201. Guarantees. The Guarantors hereby jointly and severally irrevocably and unconditionally guarantee, on a senior secured basis, the Notes and obligations of the Co-Issuers hereunder and thereunder, and guarantee to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee and Notes Collateral Agents for themselves and on behalf of such Holder, that: (1) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, interest on any overdue interest, to the extent lawful, expenses, indemnification and all other obligations of the Co-Issuers to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (1) and (2) above, to the limitation set forth in Section 1204 hereof.

Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note, this Indenture and such Guarantee. Each Guarantor acknowledges that the Guarantee is a guarantee of payment, performance and compliance when due and not of collection. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the Issuer or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the Maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee on the other hand, (1) subject to this Article Twelve, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any acceleration of such obligation as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

To the extent concerning Brazilian Guarantors, each Guarantor hereby expressly waives the legal benefits provided for in articles 333 (sole paragraph), 366, 827, 828, 831, 834, 835, 837, 838 and 839 of Law 10,406/2002 (the “Brazilian Civil Code”) and articles 130 and 794 of Law 13,105/2015 (the “Brazilian Code of Civil Procedure”), until all amounts due and payable by the Co-Issuers with respect to the Notes shall have been paid in full.

Section 1202. Severability. In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby to the extent permitted by applicable law.

Section 1203. Restricted Subsidiaries. The Issuer shall cause any Restricted Subsidiary required to guarantee payment of the Notes pursuant to the terms and provisions of Section 1015 to execute and deliver to the Trustee a supplement to this Indenture substantially in the form of Exhibit A hereto (or otherwise as agreed by the Issuer and the Trustee) in accordance with the provisions of Article Nine of this Indenture pursuant to which such Restricted Subsidiary shall guarantee all of the obligations on the Notes, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Issuer under any Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including any fees, expenses and indemnities), on a senior secured basis. Upon the execution of any such amendment or supplement, the obligations of the Guarantors and any such Restricted Subsidiary under their respective Guarantees shall become joint and several and each reference to the “Guarantor” in this Indenture shall, subject to Section 1207, be deemed to refer to all Guarantors, including such Restricted Subsidiary. Such Guarantee shall be released in accordance with Section 803 and Section 1208.

Section 1204. Limitation of Guarantors’ Liability. Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, provincial or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to an amount not to exceed the maximum amount, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Section 1204, that can be guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, the Fraudulent Conveyances Act or any similar applicable federal, provincial or state law or the provisions of its local law relating to fraudulent transfer or conveyance. Each Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all of the Guarantors at the time of such payment determined in accordance with GAAP.

Section 1205. Contribution. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under a Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuer’s obligations with respect to the Notes or any other Guarantor’s obligations with respect to the Guarantee of such Guarantor. “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of (1) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date and (2) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

Section 1206. Subrogation. Each Guarantor shall be subrogated to all rights of Holders against the Co-Issuers in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 1201; provided, however, that, each Guarantor waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until all amounts then due and payable by the Co-Issuers with respect to the Notes shall have been paid in full.

Section 1207. Reinstatement. Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 1201 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Issuer upon the bankruptcy or insolvency of the Issuer or any Guarantor.

Section 1208. Release of a Guarantor. Any Guarantee by a Restricted Subsidiary of the Notes shall be automatically and unconditionally released and discharged upon:

(1) (A) any sale, exchange, transfer or other disposition (by merger, amalgamation or otherwise) of the Issuer’s and/or Restricted Subsidiary’s Capital Stock in such Guarantor following which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor (other than any sale, exchange or transfer to the Issuer, any Guarantor and/or any Restricted Subsidiary), which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture;

(B) the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or the other guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(C) (i) if the Issuer properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary upon effectiveness of such designation or (ii) when any Restricted Subsidiary that is a Guarantor first ceases to be a Restricted Subsidiary;

(D) exercise of the option of Legal Defeasance of the Notes under Section 1302 hereof, or the option of Covenant Defeasance of the Notes under Section 1303 hereof, or if the Co-Issuers’ obligations under this Indenture are discharged in accordance with Section 401; or

(E) the merger, amalgamation or consolidation of any Guarantor with and into the Issuer or another Guarantor that is the surviving, continuing or resulting Person in such merger, amalgamation or consolidation, or upon the liquidation of a Guarantor following the transfer of all of its assets to the Issuer or another Guarantor; and

(2) the Issuer’s and such Guarantor’s delivery to the Trustee of an Officer’s Certificate and Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the release and discharge of the Guarantee have been complied with.

Section 1209. Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and from its guarantee and waivers pursuant to its Guarantees under this Article Twelve.

Section 1210. Matters of Brazilian Law. As it relates to any Person party to this Indenture that is incorporated or formed under Brazilian law, the transactions contemplated hereby have been proposed by the Trustee for the purposes of paragraph 2 of Article 9 of the Brazilian Decree-Law No. 4,657 dated September 4, 1942 and for no other purpose or reason whatsoever.

Article Thirteen

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 1301. Issuer’s Option To Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option, at any time, with respect to the Notes, elect to have either Section 1302 or Section 1303 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Thirteen.

Section 1302. Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 1301 of the option applicable to this Section 1302, each of the Co-Issuers and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all Outstanding Notes and the Guarantees, and the Collateral will be released from the Lien securing the Notes outstanding under this Indenture, on the date the conditions set forth in Section 1304 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that each of the Co-Issuers and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1305 and the other Sections of this Indenture referred to in (1) and (2) below, and the Guarantees and to have satisfied all its other obligations under such Notes, the Guarantees, this Indenture and the Security Documents insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, solely out of the trust described in Section 1304 (including, but not limited to the Issuer’s obligation to pay an Applicable Premium Deficit, if applicable), (2) the Issuer’s and/or the Co-Issuer’s obligations with respect to such Notes under Sections 303, 304, 305, 1002 and 1003, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder (including Section 607), and the obligations of each of the Co-Issuers and the Guarantors in connection therewith and (4) this Article Thirteen. Subject to compliance with this Article Thirteen, the Issuer may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to the Notes.

Section 1303. Covenant Defeasance. Upon the Issuer’s exercise under Section 1301 of the option applicable to this Section 1303, each of the Co-Issuers and the Guarantors shall be released from their respective obligations under any covenant contained in Sections 801, 802, 1005, 1007 and 1009 through and including 1018 with respect to the Outstanding Notes, and the Collateral will be released from the Lien securing the Notes outstanding under this Indenture, on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Issuer or any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 501(3), 501(4), 501(5), 501(6), 501(8) and 501(9) and, with respect to only the Issuer or any Significant Subsidiary and not the Issuer, Section 501(7), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 1304. Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 1302 or Section 1303 to the Outstanding Notes:

(1) the Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of the Holders of such Notes; (A) cash in U.S. dollars, or (B) non-callable Government Securities, or (C) a combination thereof (without consideration of any reinvestment of interest), in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants (solely with respect to a deposit of assets other than cash in U.S. dollars), to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or, interest due on the Notes; provided that the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such Government Securities to said payments with respect to the Notes. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the Redemption Date (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the Redemption Date. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee (upon which the Trustee may conclusively rely) simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions,

(A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(B) since the issuance of the Notes, there has been a change in the applicable U.S. Federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the holders of the Outstanding Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) (x) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions, the holders of the Outstanding Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and (y) in the case of Covenant Defeasance or Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in Canada confirming that the holders will not recognize income, gain or loss for Canadian federal tax purposes as a result of such Covenant Defeasance or Legal Defeasance and will be subject to Canadian federal tax on the same amounts and in the same manner and at the same times as would have been the case if such Covenant Defeasance or Legal Defeasance had not occurred;

(4) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than this Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any of its other creditors defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 1305. Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 1003, all cash and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the “Qualifying Trustee”) pursuant to Section 1304 in respect of the Outstanding Notes shall be held in trust and applied by the Qualifying Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Qualifying Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money or Government Securities need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Qualifying Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article Thirteen to the contrary notwithstanding, the Qualifying Trustee shall deliver or pay to the Issuer from time to time upon Company Request any money or Government Securities held by it as provided in Section 1304 which are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article Thirteen.

Section 1306. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with Section 1305 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and each Guarantor’s obligations under this Indenture and the Outstanding Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 1305; provided, however, that if the Issuer makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Article Fourteen

COLLATERAL

Section 1401. Security Documents

(a) The due and punctual payment of the principal of, premium and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes and performance of all other First Lien Notes Obligations of the Issuer, the Co-Issuer and the Guarantors to the Secured Parties under this Indenture, the Notes, the Guarantees and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the First Lien Notes Obligations, subject to the terms of the First Lien Intercreditor Agreement. The Trustee, the Company and the Co-Issuer hereby acknowledge and agree that the Notes Collateral Agents hold the Collateral in trust for the benefit of the Secured Parties and pursuant to the terms of this Indenture and the Security Documents. Each Holder, by accepting a Note, and each beneficial owner of an interest in a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the First Lien Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the First Lien Intercreditor Agreement, and authorizes and directs each Notes Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. Subject to the Applicable Collateral Limitations, the Company shall deliver to each Notes Collateral Agent copies of all documents required to be filed pursuant to the Security Documents to which such Notes Collateral Agent is a party, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 1401, to provide to the Notes Collateral Agents the security interest in the Collateral contemplated hereby and/or by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. Subject to the Applicable Collateral Limitations, the Company shall, and shall cause the Subsidiaries of the Company to, take any and all actions and make all filings (including, without limitation, the filing of UCC or PPSA financing statements, continuation statements and amendments thereto (or analogous procedures under the applicable laws in the relevant jurisdiction)) required to cause the Security Documents to create and maintain, as security for the First Lien Notes Obligations of the Co-Issuers and the Guarantors to the Secured Parties, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Security Documents), in favor of the Notes Collateral Agents for the benefit of the Secured Parties subject to no Liens other than Permitted Liens.

(b) Notwithstanding any provision hereof to the contrary, the provisions of this Article Fourteen are qualified in their entirety by the Applicable Collateral Limitations and neither the Company, the Co-Issuer nor any Guarantor shall be required pursuant to this Indenture or any Security Document to take any action limited by the Applicable Collateral Limitations.

Section 1402. Release of Collateral.

(a) The Liens securing the Notes will be automatically released, all without delivery of any instrument or performance of any act by any party, at any time and from time to time as provided by this Section 1402. Upon such release, subject to the terms of the Security Documents, all rights in the released Collateral securing First Lien Notes Obligations shall revert to the Co-Issuers and the Guarantors, as applicable. The Collateral shall be automatically released from the Lien and security interest created by the Security Documents and the Trustee (subject to its receipt of an Officer’s Certificate and Opinion of Counsel as provided below) shall execute documents evidencing such release, and instruct the applicable Notes Collateral Agent in writing to execute, as applicable, the same at the Company’s sole cost and expense, under one or more of the following circumstances:

(i) in whole upon:

(A) payment in full of the principal of, together with accrued and unpaid interest and premium, if any, on, the Notes issued under this Indenture and all other First Lien Notes Obligations (for the avoidance of doubt, other than contingent Obligations in respect of which no claims have been made) that are due and payable at or prior to the time such principal, together with accrued and unpaid interest and premium, if any, are paid;

(B) satisfaction and discharge of this Indenture with respect to the Notes as set forth under Section 401; or

(C) a Legal Defeasance or Covenant Defeasance of this Indenture with respect to the Notes as set forth under Sections 1302 or 1303, as applicable;

(i) in whole or in part, with the consent of Holders of the Notes in accordance with Article Nine of this Indenture, including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes;

(ii) in part, as to any asset:

(A) constituting Collateral that is sold, transferred or otherwise disposed of by any of the Co-Issuers or the Guarantors to any Person that is not the Issuer, the Co-Issuer or a Guarantor in a transaction permitted by this Indenture (to the extent of the interest sold, transferred or disposed of), or

(B) constituting Shared Collateral, in accordance with the First Lien Intercreditor Agreement,

(C) that is held by a Guarantor that ceases to be a Guarantor,

(D) that becomes an Excluded Asset, including so long as the Senior Credit Facilities are outstanding, any asset that is not pledged to secure obligations arising in respect of the Senior Credit Facilities (whether pursuant to the terms of the Senior Credit Facilities (and any related documents) or as a result of any determination made thereunder, or by amendment, waiver or otherwise), or

(E) that is otherwise released in accordance with, and as expressly provided for by the terms of, this Indenture and the Security Documents;

provided that, in the case of clause (iii)(B), the proceeds of such Shared Collateral shall be applied in accordance with the First Lien Intercreditor Agreement.

(b) With respect to any release of Collateral, upon receipt of an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture and the Security Documents, as applicable, to such release have been met and that it is permitted for the Trustee and/or a Notes Collateral Agent to execute and deliver the documents requested by the Company in connection with such release, and any necessary or proper instruments of termination, satisfaction, discharge or release prepared by the Company, the Trustee shall, or shall cause the applicable Notes Collateral Agent to, execute, deliver or acknowledge (at the Company’ expense) such instruments or releases (whether electronically or in writing) to evidence, and shall do or cause to be done all other acts reasonably necessary to effect or evidence, as applicable, in each case as soon as reasonably practicable, the release and discharge of any Collateral permitted to be released pursuant to this Indenture or the Security Documents. Neither the Trustee nor any Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document to the contrary, but without limiting any automatic release provided hereunder or under any Security Document, the Trustee and each Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction, discharge or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel.

Section 1403. Suits to Protect the Collateral. Subject to the provisions of Article Six hereof and the Security Documents, the Trustee, at the direction of a majority of the Holders, on behalf of the Holders, following the occurrence of an Event of Default that is continuing, may or may instruct the applicable Notes Collateral Agent in writing to take all actions it reasonably determines are necessary in order to:

(i) enforce any of the terms of the Security Documents; and

(ii) collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Security Documents, the Trustee and each Notes Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 1403 shall be considered to impose any such duty or obligation to act on the part of the Trustee or any Notes Collateral Agent.

Section 1404. Authorization of Receipt of Funds by the Trustee Under the Security Documents. Subject to the provisions of the First Lien Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 1405. Purchaser Protected. In no event shall any purchaser or other transferee in good faith of any property or asset purported to be released hereunder be bound to ascertain the authority of a Notes Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property, asset or rights permitted by this Article Fourteen to be sold be under any obligation to ascertain or inquire into the authority of the Company, the Co-Issuer or the applicable Guarantor to make any such sale or other transfer.

Section 1406. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Fourteen upon the Company, the Co-Issuer or a Guarantor with respect to the release, sale or other disposition of such property or asset may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company, the Co-Issuer or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article Fourteen; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 1407. [Reserved].

Section 1408. Notes Collateral Agents

(a) The Issuer and each of the Holders by acceptance of the Notes, and each beneficial owner of an interest in a Note, hereby designate and appoint each Notes Collateral Agent as its agent under this Indenture, the Security Documents and each of the Holders by acceptance of the Notes hereby irrevocably authorizes each Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agents by the terms of this Indenture and the Security Documents, and consents and agrees to the terms of each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms or the terms of this Indenture. Each Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 1408. The provisions of this Section 1408 are solely for the benefit of the Notes Collateral Agents and none of the Holders nor any of the Grantors shall have any rights as a third party beneficiary of any of the provisions contained herein. Each Holder agrees that any action taken by any Notes Collateral Agent in accordance with the provision of this Indenture and/or the applicable Security Documents, and the exercise by any Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents, the duties of the Notes Collateral Agents shall be ministerial and administrative in nature, and no Notes Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein and in the other Notes Documents to which the applicable Notes Collateral Agent is a party, nor shall any Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents or otherwise exist against any Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each Notes Collateral Agent may perform any of its duties under this Indenture or the Security Documents by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. No Notes Collateral Agent shall be responsible for the negligence or willful misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith.

(c) No Notes Collateral Agent nor any of their respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own bad faith, gross negligence or willful misconduct) or under or in connection with any Security Document or the transactions contemplated thereby (except for its own bad faith, gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company, the Co-Issuer or any other Grantor or Affiliate of any Grantor, or any Officer or Related Person thereof, contained in this Indenture, or any other Notes Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the applicable Notes Collateral Agent under or in connection with, this Indenture or the Security Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or the Security Documents, or for any failure of any Grantor or any other party to this Indenture or the Security Documents to perform its obligations hereunder or thereunder. No Notes Collateral Agent nor any of their respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or the Security Documents or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.

(d) Each Notes Collateral Agent shall be entitled (in the absence of bad faith) to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any other Grantor), independent accountants and/or other experts and advisors selected by such Notes Collateral Agent. No Notes Collateral Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. Unless otherwise expressly required hereunder or pursuant to any Security Document, each Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture or the Security Documents, and shall incur no liability by reason of such failure or refusal to take action, unless it shall first receive such written advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability, fees and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Notes Collateral Agent shall in all cases be fully protected from claims by any Holders in acting, or in refraining from acting, under this Indenture or the Security Documents in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e) No Notes Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of such Notes Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” Such Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article Five or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 1408).

(f) Each Notes Collateral Agent may resign at any time by notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If any Notes Collateral Agent resigns under this Indenture, the Company shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of such Notes Collateral Agent (as stated in the notice of resignation), such Notes Collateral Agent or 25% of Holders in aggregate principal amount of Notes may appoint, after consulting with the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor collateral agent. If no successor collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) such Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor at the sole expense of the Issuer. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agents” shall mean such successor collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as a Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation hereunder, such Notes Collateral Agent shall be fully and immediately discharged of all responsibilities under this Indenture and the Security Documents to which it is party, provided that the provisions of this Section 1408 (and Section 607) shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was a Notes Collateral Agent under this Indenture.

(g) The Trustee and each Notes Collateral Agent shall be authorized to appoint co-Notes Collateral Agents or sub-agents or other additional Notes Collateral Agents as necessary in its sole discretion or in accordance with applicable law and any such appointment shall be reflected in documentation (which the Issuer, the Trustee and each Notes Collateral Agent are hereby authorized to enter into). Except as otherwise explicitly provided herein or in the Security Documents, no Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Each Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither any Notes Collateral Agent nor any of their respective officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(h) Each Notes Collateral Agent is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the First Lien Intercreditor Agreement, (iii) make the representations of the Holders set forth in the Security Documents, (iv) bind the Holders on the terms as set forth in the Security Documents and (v) perform and observe its obligations under the Security Documents. Any execution of a Security Document by any Notes Collateral Agent shall be at the direction and expense of the Issuer, upon delivery to the applicable Notes Collateral Agent of an Officer’s Certificate and an Opinion of Counsel stating that the execution is authorized or permitted pursuant to the Indenture and applicable Security Documents.

(i) If applicable, each Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Notes Collateral Agents thereof and promptly shall deliver such Collateral to the applicable Notes Collateral Agent.

(j) No Notes Collateral Agent shall have any obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Issuer or any Grantor or is cared for, protected, or insured or has been encumbered, or that such Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or such Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agents pursuant to this Indenture or any Security Document other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, no Notes Collateral Agent shall have any other duty or liability whatsoever to the Trustee or any Holder or any other Notes Collateral Agent as to any of the foregoing.

(k) If the Company, the Co-Issuer or any Guarantor (i) incurs any obligations in respect of First Priority Obligations at any time when no First Lien Intercreditor Agreement is in effect or at any time when Indebtedness constituting First Priority Obligations entitled to the benefit of an existing First Lien Intercreditor Agreement is concurrently retired, or incurs any other obligations permitted hereunder and required to be subject to an intercreditor agreement, and (ii) delivers to the Notes Collateral Agents an Officer’s Certificate so stating and requesting the Notes Collateral Agents to enter into an intercreditor agreement (on substantially the same terms as the First Lien Intercreditor Agreement) in favor of a designated agent or representative for the holders of the First Priority Obligations so incurred, or on reasonable and customary terms with respect to any other such intercreditor agreement, the Notes Collateral Agents and the Trustee (as applicable) shall (and are hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including fees (including legal fees) and expenses of the Notes Collateral Agents), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(l) No provision of this Indenture or any Security Document shall require any Notes Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers unless it shall have first received reasonable indemnity against potential costs and liabilities incurred by such Notes Collateral Agent relating thereto, if it shall have reasonable grounds for believing that repayment of such funds or reasonable indemnity against such risk of liability is not reasonably assured to it. Each Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the First Lien Intercreditor Agreement and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own bad faith, gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as such Notes Collateral Agent may agree in writing with the Company (and money held in trust by such Notes Collateral Agent need (a) shall be held uninvested without liability for interest, unless otherwise agreed in writing, (b) shall be held in a non-interest bearing trust account and (c) not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to each Notes Collateral Agent shall not be construed to impose duties to act.

(m) No Notes Collateral Agent shall be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(n) No Notes Collateral Agent assumes any responsibility for any failure or delay in performance or any breach by the Company, the Co-Issuer or any other Grantor under this Indenture and the Security Documents. No Notes Collateral Agent shall be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in any Notes Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by any Notes Collateral Agent under or in connection with, this Indenture or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of the First Lien Intercreditor Agreement and any Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture and the Security Documents. No Notes Collateral Agent shall have any obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Senior Credit Facilities or the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture or any Security Documents. No Notes Collateral Agent shall be required to initiate or conduct any litigation or collection or other proceeding under this Indenture and the Security Documents unless expressly set forth hereunder or thereunder. Without limiting its obligations as expressly set forth herein, each Notes Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of the Notes Documents.

(o) The parties hereto and the Holders hereby agree and acknowledge that the Notes Collateral Agents shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture and the Security Documents, a Notes Collateral Agent may, but shall in no event be required to, hold or obtain indicia of ownership primarily to protect the security interest of such Notes Collateral Agent in the Collateral and that any such actions taken by such Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. However, if the Notes Collateral Agent is required to acquire title to an asset pursuant to this Indenture which in the Notes Collateral Agent’s reasonable discretion may cause the Notes Collateral Agent to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Collateral Agent to incur liability under CERCLA or any equivalent federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, to either resign as the Notes Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver.

(p) Subject to the provisions of the applicable Security Documents, each Holder, by acceptance of the Notes, agrees that each Notes Collateral Agent shall execute and deliver the First Lien Intercreditor Agreement and the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto (including any releases permitted hereunder), and act in accordance with the terms thereof. For the avoidance of doubt, the Notes Collateral Agents shall not be required to exercise discretion under this Indenture or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable, except as otherwise expressly provided for herein or in any Security Document. For purposes of clarity, phrases such as “satisfactory to the Notes Collateral Agent”, “approved by the Notes Collateral Agent”, “acceptable to the Notes Collateral Agent”, “in the Notes Collateral Agent’s discretion”, “selected by the Notes Collateral Agent”, “requested by the Notes Collateral Agent” and phrases of similar import authorize and permit the applicable Notes Collateral Agent to approve, disapprove, determine, act or decline to act in its discretion.

(q) After the occurrence of an Event of Default (at the direction of a majority of Holders), the Trustee may direct the Notes Collateral Agents in connection with any action required or permitted by this Indenture or the Security Documents.

(r) Each Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents and to the extent not prohibited under the First Lien Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the other Notes Collateral Agents, the Trustee and the Holders in accordance with the provisions of Section 506 hereof and the other provisions of this Indenture.

(s) Subject to the terms of the Security Documents, in each case that a Notes Collateral Agent may or is required hereunder or under any other Notes Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other Notes Document, the Notes Collateral Agents may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. Each Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. Subject to the terms of the Security Documents, if a Notes Collateral Agent shall request direction from the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, such Notes Collateral Agent shall be entitled to refrain from such Action unless and until such Notes Collateral Agent shall have received direction from the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes, and such Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.

(t) Notwithstanding anything to the contrary in this Indenture or any other Notes Document, in no event shall any Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the preparation, recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the other Notes Documents (including without limitation the filing or continuation of any UCC or PPSA financing or continuation statements or similar documents or instruments (or analogous procedures under the applicable laws in the relevant jurisdiction), nor shall any Notes Collateral Agent or the Trustee be responsible for, and neither the Notes Collateral Agents nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(u) The Company shall pay compensation to, reimburse expenses of and indemnify each Notes Collateral Agent in accordance with Section 607. Accordingly, the reference to the “Trustee” in Section 607 and Section 609 shall be deemed to include the reference to the Notes Collateral Agents.

(v) The Brazilian Collateral Agent may undertake foreign exchange closings in order to remit funds abroad. The Trustee or the Company, as applicable, shall deliver to the Brazilian Collateral Agent, within the term set forth by such Brazilian Collateral Agent, the documentation required for each foreign exchange closing, as requested by the Brazilian Collateral Agent, in accordance with the provisions hereof. In order to perform the transfer of any amounts paid under the terms and conditions of this Indenture and/or of the Security Documents, as applicable, the Brazilian Collateral Agent shall undertake a foreign exchange transaction to convert the amounts in Reais into US Dollars, in the amount specified by the Trustee (provided that possible deductions of any commissions or taxes levied on the foreign exchange transactions under discussion and/or any other withholding or charge levied on the related payments may apply), and upon possible deductions mentioned above, the Brazilian Collateral Agent shall transfer the values in US dollars pursuant to instructions provided by the Trustee. The Brazilian Collateral Agent (i) shall solely be obligated to undertake any foreign exchange transaction as from the second business day subsequent to the business day on which the Brazilian Collateral Agent receives the instruction from the Trustee to perform such foreign exchange transaction; (ii) shall transfer funds, as requested by the Trustee, no later than (a) the second business day subsequent to the business day in which US dollars are available for transfer; and (b) the second business day in which such transfer is allowed, under the terms of the respective Registry of Financial Transactions of the Brazilian Central Bank (“ROF”), if applicable; and (iii) shall not assume the obligation to undertake any foreign exchange transaction or transfer funds, unless the Brazilian Collateral Agent has received (a) all documents and information it deems necessary for the remittance of funds; and (b) the payment of the respective commissions, fees and expenses.

(w) Anything in this Indenture or any Security Document notwithstanding, in no event shall any Notes Collateral Agent be responsible or liable for special, indirect, incidental, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

TELESAT CANADA
TELESAT SATELLITE GP, LLC

By:	Telesat Canada, as sole member

TELESAT SATELLITE LP

By:	Telesat Satellite GP, LLC, as general partner

By:	Telesat Canada, as sole member

By:	/s/ Christopher S. DiFrancesco
	Name:	Christopher S. DiFrancesco
	Title:	Vice President, General Counsel, and Secretary

[Signature Page to Indenture]

SKYNET SATELLITE CORPORATION
TELESAT INTERNATIONAL, L.L.C.

By:	Skynet Satellite Corporation, as sole member

TELESAT BRAZIL HOLDINGS LLC

By:	Skynet Satellite Corporation, as sole member

TELESAT NETWORK SERVICES, INC.
TELESAT LLC
TELESAT NETWORK SERVICES HOLDINGS L.L.C.

By:	Telesat Network Services, Inc., as sole member

TELESAT SATELLITE HOLDINGS CORPORATION
INFOSAT ABLE HOLDINGS, INC.
INFOSAT COMMUNICATIONS GP INC.
INFOSAT COMMUNICATIONS LP
TELESAT 2016 ULC

By:	Infosat Communications GP Inc., as general partner

By:	/s/ Christopher S. DiFrancesco
	Name:	Christopher S. DiFrancesco
	Title:	Secretary

[Signature Page to Indenture]

TELESAT SPECTRUM GENERAL PARTNERSHIP

By:	Telesat Canada, as general partner

By:	/s/ Christopher S. DiFrancesco
	Name:	Christopher S. DiFrancesco
	Title:	Vice President, General Counsel, and Secretary

By: Telesat 2016 ULC, as general partner

By:	/s/ Christopher S. DiFrancesco
	Name:	Christopher S. DiFrancesco
	Title:	Secretary

[Signature Page to Indenture]

TELESAT INTERNATIONAL LIMITED

By:	/s/ Clarissa R. Offwood
	Name:	Clarissa R. Offwood
	Title:	Director

[Signature Page to Indenture]

TELESAT (IOM) LIMITED

By:	/s/ Ross Byrne
	Name:	Ross Byrne
	Title:	Director

TELESAT (IOM) HOLDINGS LIMITED

By:	/s/ Ross Byrne
	Name:	Ross Byrne
	Title:	Director

[Signature Page to Indenture]

TELESAT SPACE PARTICIPAÇÕES LTDA.
TELESAT BRASIL CAPACIDADE DE
SATÉLITES LTDA.
TELESAT BRASIL LTDA.
TELESAT SERVIÇOS DE
TELECOMUNICAÇÃO LTDA.
(Signing as Guarantors)

By:	/s/ Mauro Wajnberg
	Name:	Mauro Wajnberg
	Title:	Officer

[Signature Page to Indenture]

THE SPACECONNECTION, INC.

By:	/s/ Michel Cayouette
	Name:	Michel Cayouette
	Title:	Director

[Signature Page to Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Laurence O’Brien
	Name:	Laurence O’Brien
	Title:	Vice President

THE BANK OF NEW YORK MELLON, as Notes Collateral Agent

By:	/s/ Laurence O’Brien
	Name:	Laurence O’Brien
	Title:	Vice President

TMF Brasil Administração e Gestão de Ativos Ltda., as an On-Shore Notes Collateral Agent

By:	/s/ Karla Fernandes
	Name:	Karla Fernandes
	Title:	Managing Director

TMF TRUSTEE LIMITED, as an On-Shore Notes Collateral Agent

By:	/s/ Helena Giles
	Name:	Helena Giles
	Title:	Director

[Signature Page to Indenture]

Rule 144A / Regulation S / IAI Appendix

PROVISIONS RELATING TO NOTES

1. Definitions.

1.1 Definitions.

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such a Temporary Regulation S Global Note, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Note” means a certificated Note bearing, if required, the appropriate restricted notes legend set forth in Section 2.3(e).

“Distribution Compliance Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“IAI” means an institutional “accredited investor,” as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.

“Initial Purchasers” means (1) with respect to the Initial Notes issued on the Issue Date, J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Notes” means (1) US$400,000,000 aggregate principal amount of 4.875% Senior Secured Notes due 2027 issued on the Issue Date and (2) any Additional Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Notes Custodian” means the custodian with respect to a Global Notes (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“Purchase Agreement” means (1) with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated November 22, 2019, among the Co-Issuers, the Guarantors party thereto and J.P. Morgan Securities LLC, as Representative (the “Representative”) on behalf of the Initial Purchasers party thereto, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Co-Issuers, the Guarantors and the Persons purchasing such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

1.2 Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1(b)
“Global Notes”	2.1(a)
“IAI Global Note”	2.1(a)
“Permanent Regulation S Global Note”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Note”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Note”	2.1(a)
“Temporary Regulation S Global Note”	2.1(a)

2. The Notes.

2.1 (a) Form and Dating. The Notes will be offered and sold by the Co-Issuers pursuant to a Purchase Agreement. The Notes will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) outside the United States in reliance on Regulation S under the Securities Act (“Regulation S”). Notes may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”); Notes initially resold to IAIs shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “IAI Global Note”); and Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global notes in fully registered form (collectively, the “Temporary Regulation S Global Note”), in each case without interest coupons and with the global notes legend and the applicable restricted notes legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Co-Issuers and authenticated by the Trustee as provided in this Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Note will not be exchangeable for interests in a permanent global note (the “Permanent Regulation S Global Note,” and together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) or any other Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note, an IAI Global Note or the Permanent Regulation S Global Note only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for an IAI Global Note, certification that the interest in the Temporary Regulation S Global Note is being transferred to an institutional “accredited investor” under the Securities Act that is an institutional accredited investor acquiring the Notes for its own account or for the account of an institutional accredited investor.

Beneficial interests in Temporary Regulation S Global Notes and IAI Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Note or the IAI Global Note, as applicable, first delivers to the Trustee a written certificate (substantially in the form provided in the Indenture) to the effect that the beneficial interest in the Temporary Regulation S Global Note or the IAI Global Note, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in Temporary Regulation S Global Notes and Rule 144A Global Notes may be exchanged for an interest in IAI Global Notes if (1) such exchange occurs in connection with a transfer of the Notes in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Note or Rule 144A Global Note, as applicable, first delivers to the trustee a written certificate (substantially in the form of Exhibit 2) to the effect that (A) the Regulation S Global Note or Rule 144A Global Note, as applicable, is being transferred (a) to an “accredited investor” within the meaning of 501(a)(1),(2),(3) and (7) of Regulation D under the Securities Act that is an institutional investor acquiring the Notes for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Notes of US$250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Note or an IAI Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The Rule 144A Global Note, the IAI Global Note and the Regulation S Global Note are collectively referred to herein as the “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.

Upon issuance, the Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary, in each case for credit to an account of a direct or indirect participant in the Depositary as described below.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Definitive Notes. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of US$400,000,000 4.875% Senior Secured Notes due 2027 and (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Issuer pursuant to Section 202 of the Indenture. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 312 of the Indenture, shall certify that such issuance is in compliance with Section 1011 of the Indenture.

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Note Registrar with a request:

(x) to register the transfer of such Definitive Notes; or

(y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Note Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Note Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Notes are required to bear a restricted notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Notes are being delivered to the Note Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Notes are being transferred to the Issuer, a certification to that effect; or

(C) if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note, an IAI Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and

(ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(C)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes, IAI Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officer’s Certificate of the Issuer, a new Rule 144A Global Note, IAI Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Note Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note. The Note Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Note Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 of this Appendix, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(d) Restrictions on Transfer of Temporary Regulation S Global Notes. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Issuer, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note) or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(e) Legend.

(i) Except as permitted by the following paragraph (ii), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof), in the case of Notes offered otherwise than in reliance on Regulation S shall bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE CO-ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO TELESAT CANADA OR ITS SUBSIDIARIES, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF AT LEAST US$250,000, (IV) OUTSIDE THE UNITED STATES TO NON-U.S. PERSONS IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (V) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

Each certificate evidencing a Note offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY UNITED STATES PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Note Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Note Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(f) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g) No Obligation of the Trustee.

(i) None of the Trustee, Paying Agent or Note Registrar shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary ) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. None of the Trustee, the Paying Agent or the Note Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any Agent Member or between or among the Depositary, any such Agent Member and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee as Notes Custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note and the Depositary fails to appoint a successor depositary or if at any time such Depositary ceases to be a “clearing agency” registered under the Exchange Act, and in either case, a successor depositary is not appointed by the Issuer or (ii) an Event of Default has occurred and is continuing.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee located at the Corporate Trust Office (as defined in the Indenture), to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of US$2,000 principal amount and integral multiples of US$1,000 thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted notes legend and definitive notes legend set forth in Exhibit 1 hereto.

(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to the Indenture, including pursuant to Section 507 of the Indenture, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.

EXHIBIT 1
to Rule 144A / Regulation S / IAI Appendix

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Notes Legend for Notes offered otherwise
than in Reliance on Regulation S]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE CO-ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO TELESAT CANADA OR ITS SUBSIDIARIES, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF AT LEAST US$250,000, (IV) OUTSIDE THE UNITED STATES TO NON-U.S. PERSONS IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (V) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[Restricted Notes Legend for Notes Offered in Reliance on Regulation S]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY UNITED STATES PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Temporary Regulation S Global Note Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN US$250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE OR AN IAI GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No. [ ]	US$[ ]

4.875% Senior Secured Notes due 2027

Telesat Canada, a Canadian corporation (the “Issuer” or “Company”), and Telesat LLC, a Delaware limited liability company (the “Co-Issuer,” and together with the Issuer, the “Co-Issuers”), promise to pay to [    ], or registered assigns, the principal sum of [    ] US Dollars (US$[    ]) on June 1, 2027 (the “Maturity Date”).

Interest Payment Dates: June 1 and December 1 (each, an “Interest Payment Date”) commencing June 1, 2020.

Record Dates: May 15 and November 15 (each, a “Record Date”).

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

TELESAT CANADA

By:
Name:
Title:

TELESAT LLC

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON
as Trustee, certifies that this is one of the
Notes referred to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

4.875% Senior Secured Note due 2027

1.	Principal and Interest.

The Co-Issuers will pay the principal of this Note on June 1, 2027.

The Co-Issuers promise to pay interest and Additional Amounts, if any, on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 4.875% per annum.

Interest and Additional Amounts, if any, will be payable semi-annually (to the Holders of record of the Notes (or any Predecessor Notes) at the close of business on the Record Date immediately preceding the applicable Interest Payment Date) on each Interest Payment Date, commencing June 1, 2020.

Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 6, 2019.1 Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Co-Issuers shall pay interest and Additional Amounts, if any, on overdue principal, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

2.	Method of Payment.

The Issuer will pay interest (except defaulted interest) on the principal amount of the Notes on each Interest Payment Date to the Persons who are Holders (as reflected in the Note Register at the close of business on the Record Date immediately preceding the applicable Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Record Date; provided that, with respect to the payment of principal, the Issuer will make payment to the Holder that surrenders this Note to any Paying Agent on or after the Maturity Date.

The Issuer will pay principal (premium, if any) and interest in U.S. dollars. The Issuer will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Issuer will make all payments of principal, interest and premium and additional interest, if any, with respect to Definitive Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Definitive Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

[1]	With respect to Additional Notes, this form of Note shall be adjusted to either accrue interest from the date of issuance of such Additional Note (“settle flat”) or for interest thereunder to be deemed to have accrued since last interest payment date.

3.	Paying Agent and Note Registrar.

Initially, The Bank of New York Mellon, a New York banking corporation (the “Trustee”) will act as Paying Agent and Note Registrar. The Issuer may change any Paying Agent or Note Registrar upon written notice thereto. The Co-Issuers, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Note Registrar or co-registrar.

4.	Indenture.

The Co-Issuers issued the Notes under an Indenture dated as of December 6, 2019 (the “Indenture”), among the Co-Issuers, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to this Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are senior secured obligations of the Co-Issuers. The Indenture does not limit the aggregate principal amount of the Notes.

5.	Redemption.

Optional Redemption. At any time prior to December 1, 2022 the Co-Issuers may on one or more occasions redeem the Notes, in whole or in part, upon not less than 15 nor more than 60 days’ prior notice delivered electronically to each Holder or mailed by first-class mail, postage prepaid, to each Holder of the Notes to the address of such Holder appearing in the Note Register, in each case with a copy to the Trustee, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Redemption Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the Redemption Date.

On and after December 1, 2022, the Co-Issuers may on one or more occasions redeem the Notes, in whole or in part, upon not less than 15 nor more than 60 days’ prior notice delivered electronically to each Holder or mailed by first class mail, postage prepaid, to each Holder of the Notes to the address of such Holder appearing in the Note Register, in each case with a copy to the Trustee, at the Redemption Prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Amounts, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date, if redeemed during the twelve-month period beginning on December 1 of each of the years indicated below:

Year	Percentage
2022	102.438%
2023	101.219%
2024 and thereafter	100.000%

In addition, prior to December 1, 2022, the Co-Issuers may on one or more occasions, at their option, redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 104.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Amounts, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the Redemption Date, with the net cash proceeds of one or more Equity Offerings of the Issuer or any direct or indirect parent of the Issuer to the extent such net cash proceeds are contributed to the Issuer; provided that at least 50% of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

6.	Repurchase upon a Change of Control Triggering Event and Asset Sales.

Upon the occurrence of (a) a Change of Control Triggering Event, the Holders of the Notes will have the right to require that the Co-Issuers repurchase such Holder’s outstanding Notes, in whole or in part, at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date of repurchase and (b) Asset Sales or receipt by the Co-Issuers of any Event of Loss Proceeds, the Co-Issuers may be obligated to make offers to repurchase Notes and Pari Passu Indebtedness with a portion of the Net Proceeds of such Asset Sales or such Event of Loss Proceeds at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. Notwithstanding any other provision of the Indenture in connection with any tender offer, Change of Control Offer or Asset Sale Offer, if Holders of not less than 90% in aggregate principal amount of the then-outstanding Notes validly tender and do not validly withdraw such Notes in such offer and the Co-Issuers, or any third-party making such offer in lieu of the Co-Issuers, purchases all of the Notes validly tendered and not validly withdrawn by such Holders, the Co-Issuers or such third-party will have the right upon not less than 15 days nor more than 60 days’ prior notice, given not more than 60 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such offer (which may be less than par) plus, to the extent not included in the offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date.

7.	Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of US$2,000 principal amount and whole multiples of US$1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture in connection with such transfer. The Note Registrar need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

8.	Persons Deemed Owners.

A registered Holder may be treated as the owner of a Note for all purposes.

9.	Unclaimed Money.

If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.	Discharge and Defeasance Prior to Redemption or Maturity.

If the Issuer irrevocably deposits, or causes to be deposited, with the Trustee cash in U.S. dollars, or non-callable Government Securities or a combination thereof (without consideration of any reinvestment of interest), sufficient to pay the then outstanding principal of (premium, if any) and accrued but unpaid interest on the Notes (a) to Redemption Date or Maturity Date, the Issuer will be discharged from its obligations under the Indenture and the Notes, except in certain circumstances for certain covenants thereof, and (b) to the Stated Maturity, the Issuer will be discharged from certain covenants set forth in the Indenture.

11.	Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, omission, mistake, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

12.	Restrictive Covenants.

The Indenture contains certain covenants, including covenants with respect to the following matters: (i) Restricted Payments; (ii) Incurrence of Indebtedness; (iii) Liens; (iv) transactions with Affiliates; (v) dividend and other payment restrictions affecting Restricted Subsidiaries; (vi) guarantees of Indebtedness by Restricted Subsidiaries; (vii) merger and certain transfers of assets; (viii) purchase of Notes upon a Change of Control Triggering Event; and (ix) disposition of proceeds of Asset Sales.

13.	Successor Persons.

Subject to Section 803 of the Indenture, when a successor Person or other entity assumes all the obligations of its predecessor under the Notes or the Guarantees and the Indenture, the predecessor Person will be released from those obligations.

14.	Remedies for Events of Default.

Subject to Section 502 of the Indenture, if an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Trustee if given by Holders); provided that no such declaration may occur with respect to any action taken, and reported publicly or to Holders, more than two years prior to the date of such declaration. If a bankruptcy or insolvency default with respect to the Issuer or any of its Significant Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless such Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Notes Collateral Agents or of exercising any trust or power conferred on the Trustee or the Notes Collateral Agents. The Trustee or the Notes Collateral Agents, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee or the Notes Collateral Agents determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee or the Notes Collateral Agents, as applicable, in personal liability.

15.	Guarantees, Collateral.

The Co-Issuers’ obligations under the Notes are fully, irrevocably and unconditionally guaranteed on an unsubordinated basis and secured by Liens on certain Collateral, in each case to the extent set forth in the Indenture and the Security Documents, by each of the Guarantors.

16.	Trustee Dealings with Co-Issuers.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Co-Issuers and their Affiliates as if it were not the Trustee.

17.	Authentication.

This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

18.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

19.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.	Governing Law.

THIS SECURITY WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Telesat Canada, 160 Elgin Street, Suite 2100, Ottawa, Ontario, Canada K2P 2P7, Attention: General Counsel.

Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Indenture.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                   agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

FORM OF TRANSFER CERTIFICATE

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer; or

(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(3)	☐	inside the United States to a person reasonably believed to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐	in an offshore transaction in compliance with Rule 903 or Rule 904 of Regulation S under the Securities Act of 1933; or

(5)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements relating to the transfer of this Note (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of notes of at least US$250,000; or

(6)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933 or any other available exemption from the registration requirement of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (6) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ____________________

Notice: To be executed by an executive officer

FORM OF EXCHANGE CERTIFICATE

Telesat Canada

160 Elgin Street, Suite 2100
Ottawa, Ontario, Canada K2P 2P7

The Bank of New York Mellon
240 Greenwich Street, Floor 7 East,
New York, New York, 10286
Attention: Corporate Trust Division — Corporate Finance Unit

Re: 4.875% Senior Secured Notes due 2027

Reference is hereby made to the Indenture, dated as of December 6, 2019 (the “Indenture”), among Telesat Canada, a Canadian corporation, Telesat LLC, a Delaware limited liability company, the guarantor parties thereto, the Bank of New York Mellon, a New York banking corporation, as trustee and the Notes Collateral Agents party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that in connection with the Exchange of the Owner’s [CHECK ONE] [ ] Regulation S Global Note [ ] IAI Global Note for a beneficial interest in the Rule 144A Global Note, with an equal principal amount, the Note[s] or interest in such Note[s] specified herein [is][are] being transferred to a Person (A) who the transferor reasonably believes to be a QIB, (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (C) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated ______________________.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT REPURCHASE

If you want to elect to have this Note repurchased by the Issuer pursuant to Section 1017 or 1018 of the Indenture, check the box: ☐

☐¨ If you want to elect to have only part of this Note repurchased by the Issuer pursuant to Section 1017 or 1018 of the Indenture, state the amount in principal amount: US$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 2
to Rule 144A / Regulation S / IAI Appendix

Form of
Transferee Letter of Representation

Telesat Canada
160 Elgin Street, Suite 2100
Ottawa, Ontario, Canada K2P 2P7

In care of
[    ]
[    ]
[    ]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of US$400,000,000 principal amount of the 4.875% Senior Secured Notes due 2027 (the “Notes”) of Telesat Canada, a Canadian corporation (the “Issuer”), and Telesat LLC, a Delaware limited liability company (the “Co-Issuer” and together with the Issuer, the “Co-Issuers”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name: _____________________________________

Address: ___________________________________

Taxpayer ID Number: __________________________

The undersigned represents and warrants to you that:

We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least US$250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Issuer, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Notes of US$250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Co-Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Co-Issuers and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Co-Issuers and the Trustee.

TRANSFEREE:

By:

EXHIBIT A

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [    ], 20[  ], among [    ] (the “Guaranteeing Subsidiary”), a subsidiary of [Telesat Canada (the “Issuer”)] (or its permitted successor), [Telesat LLC] (or its permitted successor), [a Delaware limited liability company] (the “Co-Issuer” and together with the Issuer, the “Co-Issuers”), the Co-Issuers, THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Notes Collateral Agent”) and TMF Brasil Administração e Gestão de Ativos Ltda and TMF Trustee Limited (each, an “On-Shore Notes Collateral Agent”) and those persons who become a notes collateral agent pursuant to the terms of the First Lien Intercreditor Agreement (collectively, the “Notes Collateral Agents”).

W I T N E S E T H

WHEREAS, the Co-Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 6, 2019 providing for the issuance of 4.875% Senior Secured Notes due 2027 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Co-Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”);

WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, the Co-Issuers hereby direct the Trustee to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article Twelve thereof.

3. WAIVER OF BENEFIT OR ADVANTAGE. The Guaranteeing Subsidiary hereby waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights or reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until all amount then due and payable by the Co-Issuers with respect to the Notes shall have been paid in full.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Co-Issuers or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Co-Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _____________, 20____

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

TELESAT CANADA

By:
Name:
Title:

TELESAT LLC

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[The applicable Notes Collateral Agent], as a Notes Collateral Agent

By:
Authorized Signatory

EXHIBIT B

FORM OF INCUMBENCY CERTIFICATE

The undersigned,                  , being the                    of                     (the “Issuer”) does hereby certify that the individuals listed below are qualified and acting officers of the Issuer as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, The Bank of New York Mellon, as Trustee under the Indenture dated as of December 6, 2019, by and between the Issuer and The Bank of New York Mellon.

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the ___ day of__________, 20__.

Name:
Title:

B-1

EXHIBIT C

Agreed Security Principles: Regulatory Provisions for Security Documents

Appropriate modifications approved by the Notes Collateral Agent may be made to these provisions to conform to requirements under applicable law.

Section 1.1 Certain Regulatory Requirements. Any provision contained herein to the contrary notwithstanding (but without limiting the generality of the provisions of Section 1.2 of this Exhibit C), no action shall be taken hereunder by any Notes Collateral Agent or any Holder with respect to any item of Collateral unless and until all applicable requirements (if any) of ISED under the Radiocommunication Act (Canada), as amended, the Canadian Radio-television and Telecommunications Commission (“CRTC”) under the Telecommunications Act (Canada), as amended, the FCC under the Communications Act of 1934, as amended, and the Competition Bureau (the “Competition Bureau”) under the Competition Act (Canada), as amended, and the respective rules and regulations under and of each of these laws, have been satisfied with respect to such action and there have been obtained such consents, approvals and authorizations (if any) as may be required to be obtained from ISED, the CRTC, if applicable, the Competition Bureau, if applicable, the FCC and any other governmental authority, in each case under the terms of any license or operating right held by the Grantors (or any entity under the control of the Grantors).

Without limiting the generality of the foregoing, the Notes Collateral Agent (on behalf of itself and the Holders) hereby agrees that (a) to the extent required by applicable law, voting and consensual rights in the ownership interest of any Grantors (the “Pledged Interest”) will remain with the holders of such voting and consensual rights upon and following the occurrence of an Event of Default unless and until any required prior approvals of ISED, the CRTC, the Competition Bureau, if applicable, or the FCC to the transfer of such voting and consensual rights to the Notes Collateral Agent shall have been obtained; (b) upon the occurrence of any Event of Default and foreclosure on the Pledged Interests pursuant to the Indenture there will be either a private or public sale of the Pledged Interests; and (c) prior to the exercise of voting or consensual rights by the purchaser at any such sale, in each case to the extent required by applicable law, the prior consent of ISED pursuant to the Radiocommunication Act (Canada) will be obtained, the prior consent of the CRTC under the Telecommunications Act will be obtained, and/or the prior consent of the FCC pursuant to 47 U.S.C. § 310(d) will be obtained, the prior consent of the Competition Bureau under the Competition Act (Canada) will be obtained, if applicable, as well as such licenses, approvals, authorizations and consents as may be required by the U.S. Department of State pursuant to the International Traffic in Arms Regulations; the U.S. Department of Commerce pursuant to the Export Administration Regulations; the U.S. Department of Defense pursuant to the National Industrial Security Program issued pursuant to Executive Order 12829; the Committee on Foreign Investment in the United States pursuant to the Exon-Florio amendment to the Defense Production Act and implementing regulation; the U.S. Department of Treasury pursuant to the Foreign Asset Control Regulations; and the U.S. Department of Justice, the Federal Bureau of Investigation and the U.S. Department of Homeland Security regarding potential national security, law enforcement and public safety issues.

C-1

It is the intention of the parties to the Indenture that the exercise of any remedies by the Notes Collateral Agent with respect to the Collateral shall in all relevant respects be subject to and governed by said statutes, rules and regulations, to the extent applicable, and that nothing in the Indenture shall be construed to diminish the control exercised by the Grantor over the assets and Pledged Interests subject to said statutes, rules and regulations except in accordance with or as may not be prohibited by the provisions of such statutory requirements, rules and regulations. Each Grantor agrees that upon the request from time to time by the Notes Collateral Agent it will actively pursue obtaining any governmental, regulatory or third party consents, approvals or authorizations referred to in this Section 1.1, including, upon any request of the Notes Collateral Agent following an Event of Default, the preparation, signing and filing with (or causing to be prepared, signed and filed with) (i) ISED, and the CRTC or the Competition Bureau, if applicable, of any application or application for consent to the assignment of the ISED Authorizations or transfer of control required to be signed by the Issuer or any of its Subsidiaries necessary or appropriate under ISED’s rules and regulations, or the CRTC’s or the Competition Bureau’s rules and regulations if applicable, for approval of any sale or transfer of any of the Pledged Interests or the assets of the Issuer or any of its Subsidiaries or any transfer of control in respect of any ISED Authorization, (ii) the FCC of any application or application for consent to the assignment of the FCC Licenses or transfer of control required to be signed by the Issuer or any of its Subsidiaries necessary or appropriate under the FCC’s rules and regulations for approval of any sale or transfer of any of the Pledged Interests or the assets of the Issuer or any of its Subsidiaries or any transfer of control in respect of any FCC License, and (iii) the U.S. Department of State pursuant to the International Traffic in Arms Regulations; the U.S. Department of Commerce pursuant to the Export Administration Regulations; the U.S. Department of Defense pursuant to the National Industrial Security Program issued pursuant to Executive Order 12829; the Committee on Foreign Investment in the United States pursuant to the Exon-Florio amendment to the Defense Production Act and implementing regulation; the U.S. Department of Treasury pursuant to the Foreign Asset Control Regulations; and the U.S. Department of Justice, the Federal Bureau of Investigation and the U.S. Department of Homeland Security regarding potential national security, law enforcement and public safety issue, as applicable, of any application for consent to transfer the Pledged Interests or the assets of the Issuer or any of its Subsidiaries necessary or appropriate under such regulations.

Section 1.2 Certain Regulatory Matters. The creation of any Lien, and the exercise of any remedy, with respect to any ISED Authorization and any FCC License shall be consistent with the rules and regulations administered by ISED, the CRTC, the Competition Bureau and the FCC, respectively.

Section 1.3 Certain Definitions. Capitalized terms in this Exhibit C have the meanings given to them in the Indenture, except as set forth below. As used herein, the following terms have the meanings set forth below:

“FCC” means the Federal Communications Commission or any governmental authority in the United States substituted therefor.

“Grantor” means the entity granting liens, mortgages, pledges or security interests under the applicable Security Document.

“ISED” means the Department of Innovation, Science and Economic Development Canada or any successor department of the Government of Canada substituted therefor.

“ISED Authorizations” shall mean all authorizations, orders, licenses and exemptions issued by ISED to the Issuer or any of its Subsidiaries, pursuant to authority under the Radiocommunication Act or the Telecommunications Act, as amended, under which the Issuer or any of its Subsidiaries is authorized to launch and operate any of its Satellites or to operate any of its transmit only, receive only or transmit and receive earth stations or any ancillary terrestrial communications facilities.

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